Filed Pursuant to Rule 424(b)(3)
Registration No. 333-226101

Prospectus Supplement No. 3

(To Prospectus dated August 16, 2018)

Select Interior Concepts, Inc.

24,145,996 Shares

Class A Common Stock

This Prospectus Supplement No. 3 (this “Prospectus Supplement”) supplements and amends our prospectus dated August 16, 2018, as supplemented and amended by the Prospectus Supplement No. 1 dated August 17, 2018, and the Prospectus Supplement No. 2 dated September 6, 2018 (as supplemented and amended, the “Final Prospectus”), relating to the resale of up to an aggregate of 24,145,996 shares of our Class A common stock, par value $0.01 per share (which we refer to as our “Class A Common Stock”), by the selling stockholders identified in the Final Prospectus (which term as used in the Final Prospectus includes pledgees, donees, transferees or other successors-in-interest).

We will not receive any of the proceeds from the sale of these shares of our Class A Common Stock by the selling stockholders.

This Prospectus Supplement is being filed to update, supplement or amend the information contained in the Final Prospectus with the information contained and incorporated by reference in our Current Report on Form 8-K (the “Current Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 7, 2018. Accordingly, we have attached the Current Report to this Prospectus Supplement.

This Prospectus Supplement should be read in conjunction with the Final Prospectus, and this Prospectus Supplement is qualified by reference to the Final Prospectus, except to the extent that the information contained in this Prospectus Supplement supersedes the information contained in the Final Prospectus. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Final Prospectus, including the additional supplements or amendments thereto.

Our Class A Common Stock is listed for trading on the NASDAQ Capital Market under the symbol “SIC.”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under applicable federal securities laws and are eligible for reduced public company reporting requirements. See “Summary—Emerging Growth Company Status” in the Final Prospectus for more information.

Investing in our Class A Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Common Stock in the section entitled “Risk Factors” beginning on page 16 of the Final Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the Final Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is September 7, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

SELECT INTERIOR CONCEPTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38632	47-4640296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4900 East Hunter Avenue Anaheim, California	92807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 701-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Summit Acquisition

On August 31, 2018, L.A.R.K. Industries, Inc. (“LARK”), a subsidiary of Select Interior Concepts, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Summit Purchase Agreement”) with Summit Stoneworks, LLC (“Summit”) and certain equityholders of Summit party thereto. Pursuant to the Summit Purchase Agreement, LARK acquired substantially all of the assets of Summit (the “Summit Acquisition”) for a purchase price of approximately $16 million in cash (subject to post-closing purchase price true-up adjustments), and up to an aggregate amount of $3.5 million in earn-out consideration (subject to the terms and conditions of the earn-out provisions in the Summit Purchase Agreement).

The foregoing summary of the Summit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Summit Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Fourth Amendment to Financing Agreement with Cerberus Business Finance, LLC

On August 31, 2018, Architectural Granite & Marble, LLC and Pental Granite and Marble, LLC (together, the “Borrowers”), each a subsidiary of the Company, entered into that certain Fourth Amendment to Financing Agreement (the “Fourth Amendment”) with the financial institutions party thereto, as lenders, and Cerberus Business Finance, LLC (“Cerberus”), as agent for the lenders. The Fourth Amendment further amends the Financing Agreement, dated as of February 28, 2017, by and among the Borrowers, the financial institutions party thereto, as lenders, and Cerberus, as agent for the lenders, as amended by (i) the First Amendment to Financing Agreement, dated as of November 22, 2017, (ii) the Second Amendment to Financing Agreement, dated as of December 29, 2017, and (iii) the Third Amendment to Financing Agreement, dated as of June 28, 2018, each by and among the Borrowers, the lenders party thereto, and Cerberus, as agent for the lenders (as amended, the “Financing Agreement”).

The Fourth Amendment, among other things, (i) increases the total Term Loan Commitment (as such term is defined in the Fourth Amendment) to approximately $101.4 million, (ii) provides the Borrowers with additional restricted payments capacity to fund potential earn-out payments that may be made pursuant to the Summit Purchase Agreement (subject to the satisfaction of certain financial conditions), (iii) revises the “Permitted Investments” provisions to expressly include the Summit Acquisition, and (iv) expands the “Use of Proceeds” provisions to expressly allow for the payment of the purchase price in connection with the Summit Acquisition, as well as the fees and expenses related to the Summit Acquisition and the Fourth Amendment.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Fourth Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 31, 2018, pursuant to the Summit Purchase Agreement, LARK acquired substantially all of the assets of Summit, a company specializing in design center selections and the installation of countertops, flooring and other products for residential and commercial applications in central Texas, for a purchase price of approximately $16 million in cash (subject to post-closing purchase price true-up adjustments), and up to an aggregate amount of $3.5 million in earn-out consideration (subject to the terms and conditions of the earn-out provisions in the Summit Purchase Agreement). As part of the Summit Acquisition, LARK acquired certain tangible and intangible assets of Summit, including certain inventory, equipment and intellectual property, and all of the issued and outstanding equity of Designer Floors of Texas, Inc., a subsidiary of Summit, and also assumed certain contracts of Summit.

The foregoing summary of the Summit Acquisition does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Summit Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Asset Purchase Agreement, dated as of August 31, 2018, by and among L.A.R.K. Industries, Inc., Summit Stoneworks, LLC and certain equityholders of Summit Stoneworks, LLC party thereto.

10.2	Fourth Amendment to Financing Agreement, dated as of August 31, 2018, by and among Architectural Granite & Marble, LLC and Pental Granite and Marble, LLC, as borrowers, the financial institutions party thereto, as lenders, and Cerberus Business Finance, LLC, as agent for the lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2018	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ Tyrone Johnson
Name: Tyrone Johnson
Title: Chief Executive Officer

Exhibit 10.1

ASSET PURCHASE AGREEMENT

4.26.	No Reliance	28
4.27.	Disclosure	28

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDERS	28

5.1.	Authorization; Capitalization	28
5.2.	Non-Contravention	29
5.3.	Litigation	29
5.4.	No Brokers	29
5.5.	Taxes	29

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF BUYER	29

6.1.	Organization and Authority of Buyer; Enforceability	29
6.2.	Non-Contravention	30
6.3.	Legal Proceedings	30

ARTICLE VII	COVENANTS	30

7.1.	Further Action; Reasonable Best Efforts	30
7.2.	Closing Inventory Count	30
7.3.	Access and Cooperation	30
7.4.	Public Announcements	30
7.5.	Tax Matters	31
7.6.	Bulk Sales Laws	32
7.7.	Non-Assignable Contracts	32
7.8.	Misdirected Payments	32
7.9.	Employees	33
7.10.	Payment of all Taxes Resulting from Sale of Purchased Assets by Seller and the Equityholders	33
7.11.	Payment of Other Excluded Liabilities	33
7.12.	Restrictions on Dissolution and Distributions	33
7.13.	Release	33

ARTICLE VIII	INDEMNIFICATION	33

8.1.	Indemnification	33
8.2.	Recourse; Other Limitations	34
8.3.	Period for Claims; Other Limitations	35
8.4.	Claims	35
8.5.	Resolution of Objections to Claims	36
8.6.	Third-Party Claims	38
8.7.	No Waiver by Knowledge	39
8.8.	Tax Treatment of Indemnity Payments	39

ARTICLE IX	GENERAL PROVISIONS	39

9.1.	Survival of Representations and Warranties and Covenants	39
9.2.	Notices	39
9.3.	Counterparts	39
9.4.	Entire Agreement; Non-assignability; Parties in Interest; Amendment	40

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9.5.	Assignment	40
9.6.	Severability	40
9.7.	Remedies Cumulative	40
9.8.	Governing Law	40
9.9.	WAIVER OF JURY TRIAL	41
9.10.	Fees and Expenses	41
9.11.	Confidentiality	41

Schedules

Schedule A	Additional Defined Terms

Schedule B	Accounting Principles

Schedule C	Funds Flow Memo

Schedule D	EBITDA Guidelines

Schedule E	Purchase Price Allocation Principles

Schedule F	Notice Addresses

Schedule 2.1(a)	Certain Purchased Assets

Schedule 2.1(b)(1)	Excluded Inventory

Schedule 2.1(b)(2)	Other Excluded Assets

Schedule 3.2(a)(xi)	Required Consents

Schedule 4.5(a)	Permits

Disclosure Schedules

Section 4.1	Organization

Section 4.3	Capitalization

Section 4.4	Non-Contravention

Section 4.5	Permits; Compliance

Section 4.6	Financial Statements

Section 4.8	Inventories

Section 4.9	Absence of Changes

Section 4.10	Litigation

Section 4.11	Employee Matters

Section 4.12	Real Property; Title to Purchased Assets

Section 4.13	Intellectual Property

Section 4.16	Material Contracts

Section 4.17	Customers; Suppliers

Section 4.19	Brokers

Section 4.20	Warranties and Guaranties

Section 4.23	Related Party Transactions

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ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of the Closing Effective Time by and among Buyer, Seller and the Equityholders. Capitalized terms used herein (including in this introductory paragraph) and not otherwise defined herein have the respective meanings given to such terms in Section 1.1 or Schedule A, as applicable.

BACKGROUND

A. Seller is engaged in the Business.

B. The Equityholders, collectively, are the record and beneficial holders of all equity securities of Seller, being 100% of the issued and outstanding limited liability company membership interests of Seller (the “Membership Interests”).

C. Seller owns all of the assets and properties used in connection with, necessary for, or held for use used in the business and operations of the Business, in each case other than the leased property and assets that form a part of the Purchased Assets, for which Seller has valid leasehold or sub-leasehold interests.

D. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all right, title and interest in and to the Purchased Assets, and the Parties wish to consummate the other transactions contemplated by this Agreement and the Ancillary Transaction Documents, in each case subject to the terms and conditions set forth herein or therein, as applicable (collectively, the “Transactions”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1. Definitions. For purposes of this Agreement, the following terms have the respective meanings indicated in this Section 1.1.

“Accounting Principles” means GAAP, except to the extent that the Company’s historical method of accounting, using the accounting principles, methods and practices utilized in preparing the Financial Statements throughout the period indicated, applied on a consistent basis, and as applied in accordance with the revenue and expense recognition principles set forth on Schedule B is not in accordance with GAAP.

“Action” means any claim, action, suit, charge, complaint, grievance, arbitration, notice, inquiry, dispute, strike, meditation, audit, investigation, litigation or other proceeding (whether civil, criminal or administrative) commenced, brought, conducted or heard by or before any Governmental Entity or arbitrator.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person.

“Assumed Contracts” means all Contracts to which Seller is a party (other than any Seller Plans or insurance policies held or maintained by Seller).

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“Assumed Liabilities” means, subject to Section 2.2: (a) all executory obligations required to be performed following the Closing under the Assumed Contracts, but only to the extent such executory obligations are first required to be performed on or after the Closing and arise out of the written terms of the Assumed Contracts; (b) any and all Taxes imposed with respect to the Business or the ownership or use of the Purchased Assets for any Post-Closing Tax Period; and (c) all current liabilities to the extent included in the calculation of Final Net Working Capital Amount.

“beneficial owner”, with respect to any Membership Interests or other equity securities of Seller, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

“Business Day” means a day on which banks are open for business in the State of New York, but does not include a Saturday, Sunday or a statutory holiday in the State of New York.

“Code” means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

“Commercial Lease” means that certain Commercial Lease, dated as of the Closing Date, by and between Buyer and MBSB Commercial Holdings LLC.

“Contract” means any contract, agreement, statement of work, understanding, arrangement or commitment, written or oral, to which Seller is a party or by which Seller or any of its properties, rights or assets (including the Purchased Assets) are bound.

“control” (and, with correlative meaning, “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Environmental Laws” means all material federal, state and local Laws relating to protection of the environment, including surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or ambient air, pollution control and Hazardous Substances.

“Environmental Permits” means all Permits issued pursuant to Environmental Laws.

“Environmental Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping or disposing into the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder.

“Estimated Net Purchase Price” means an amount equal to the sum of: (a) the Enterprise Value; plus (b) the Estimated Net Working Capital Adjustment Amount.

“Estimated Net Working Capital Adjustment Amount” means an amount equal to: (a) the Estimated Net Working Capital Amount; minus (b) the Target Net Working Capital Amount.

“Estimated Net Working Capital Amount” means Seller’s good faith estimate, as of immediately prior to the Closing Effective Time, of the Net Working Capital Amount.

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“Estimated Net Working Capital Statement” means a written statement prepared by Seller, executed by an executive officer of Seller, and dated as of the Closing Date, in the form provided by Buyer to Seller prior to the Closing Date, and reasonably acceptable to Buyer: (a) stating Seller’s good faith estimate, as of immediately prior to the Closing Effective Time, of the Estimated Net Working Capital Amount; and (b) illustrating the calculation of the Estimated Net Working Capital Amount, including: (i) the amount of each line item component of the consolidated total current assets of Seller included in the Estimated Net Working Capital Amount (corresponding to the line items set forth in the Estimated Seller Balance Sheet to the maximum extent practicable); (ii) the amount of each line item component of the consolidated total current liabilities of Seller included in the Estimated Net Working Capital Amount (corresponding to the line items set forth in the Estimated Seller Balance Sheet to the maximum extent practicable); and (iii) the Estimated Net Working Capital Adjustment Amount.

“Estimated Seller Balance Sheet” means the unaudited consolidated balance sheet for Seller as of immediately prior to the Closing Effective Time, prepared in good faith in accordance with Accounting Principles and presenting fairly, in all respects, the financial condition of Seller at the respective date and delivered concurrently with the delivery of the Estimated Net Working Capital Statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Liabilities” means any Liabilities of Seller or any Liabilities relating to the Business that are not Assumed Liabilities, including any Liability: (a) owed to any Equityholder or any Affiliate of Seller or any Equityholder; (b) for Taxes, including relating to unpaid Taxes of Seller or any Equityholder or former Equityholder of Seller with respect to any period or any Taxes arising out of or relating to events that have occurred, or services performed, or products sold, or the operation of the Business or Seller prior to the Closing (other than accrued sales taxes (related to accounts receivable) that are included in the Net Working Capital Amount); (c) for any Indebtedness; (d) pertaining to any Excluded Asset; (e) relating to or arising out of claims made in pending or future Actions, claims made based on violations or non-compliance with any Law, breach of contract, employment practices (which shall include, for the avoidance of doubt, any Liability related to claims for unpaid commissions claimed by any Person), environmental or health and safety matters or any other actual or alleged failure by Seller to perform any obligation, in each case, relating to or arising out of events that have occurred, or services performed, or products sold, or the operation of the Business by Seller prior to the Closing; (f) under any Seller Plans maintained or sponsored by Seller or any employment agreements held by Seller; (g) relating to any non-compliance by Seller with any applicable bulk sales Law; (h) which may be asserted against or imposed upon Buyer or any of its Affiliates as a successor or transferee of Seller or any of its Affiliates or an acquirer of the Business or the Purchased Assets or otherwise as a matter of Law; and (i) that constitutes a Transaction Expense.

“Excluded Taxes” means any Liability for: (a) Taxes of Seller (or any Equityholder or Affiliate of Seller) or relating to the Business or the Purchased Assets for any Pre-Closing Tax Period (other than accrued sales taxes (related to accounts receivable) that are included in the Net Working Capital Amount); (b) Taxes that arise out of the consummation of the Transactions and that are the responsibility of or allocated to Seller pursuant to this Agreement; or (c) other Taxes of Seller (or any Equityholder or Affiliate of Seller) of any kind or description (including any Liability for Taxes of Seller (or any Equityholder or Affiliate of Seller) that becomes a Liability of Buyer under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law).

“Final Net Purchase Price” means an amount equal to the Estimated Net Purchase Price (as finally adjusted and determined in accordance with Section 2.5).

“Final Net Working Capital Adjustment Amount” means an amount equal to: (a) the Final Net Working Capital Amount; minus (b) the Target Net Working Capital Amount.

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“Final Net Working Capital Amount” means Buyer’s calculation, as of immediately prior to the Closing Effective Time, of the Net Working Capital Amount, which such calculation shall be included in the Final Net Working Capital Statement.

“Final Net Working Capital Statement” means a written statement prepared by Buyer and dated no later than 90 days following the Closing Date: (a) stating Buyer’s good faith calculation, as of immediately prior to the Closing Effective Time, of the Final Net Working Capital Amount; and (b) illustrating the calculation of the Final Net Working Capital Amount, including: (i) the amount of each line item component of the consolidated total current assets of Seller included in the Final Net Working Capital Amount (corresponding to the line items set forth in the Final Seller Balance Sheet to the maximum extent practicable); (ii) the amount of each line item component of the consolidated total current liabilities of Seller included in the Final Net Working Capital Amount (corresponding to the line items set forth in the Final Seller Balance Sheet to the maximum extent practicable); and (iii) the Final Net Working Capital Adjustment Amount; provided, however, that such statement shall be deemed final only in accordance with the terms of Section 2.5(a).

“Final Seller Balance Sheet” means the unaudited balance sheet for Seller as of immediately prior to the Closing Effective Time, prepared in good faith in accordance with Accounting Principles and presenting fairly, in all respects, the financial condition of Seller at the respective date and delivered concurrently with the delivery of the Final Net Working Capital Statement.

“Fundamental Representations” means any of the representations and warranties in Section 4.1 (Organization), Section 4.2 (Authorization), Section 4.3 (Capitalization), Section 4.15 (Taxes), Section 4.19 (Brokers), Section 5.1 (Authorization; Capitalization) and Section 5.4 (No Brokers).

“Funds Flow Memo” means the funds flow memo attached hereto as Schedule C.

“GAAP” means generally accepted accounting principles for financial reporting in the United States in effect as of the applicable date.

“General Enforceability Exclusions” means applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally, general equitable principles and the availability of equitable remedies.

“Governmental Entity” means: (a) any federal, state, local, municipal, foreign or other government; (b) any governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, entity or self-regulatory organization and any court or other tribunal); (c) any governmental or similar body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal; or (d) any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any federal, state, local, municipal or foreign government or other political subdivision or otherwise, or any officer or official thereof with requisite authority.

“Hazardous Substance” means any waste, pollutant, contaminant, hazardous substance, toxic or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process-intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by Seller is governed by or subject to applicable Laws.

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“Indebtedness” means, at a particular time, without duplication:

(a) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money;

(b) any indebtedness evidenced by any note, bond, debenture or other debt security;

(c) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business and reflected on the Estimated Seller Balance Sheet), which shall include, for the avoidance of doubt, any earnout amount paid or payable following the Closing pursuant to that certain Purchase Agreement, by and among Seller, Michael R. Dixon and Donna L. Dixon, dated as of September 30, 2015;

(d) any drawn amounts under letter of credit arrangements;

(e) any cash overdrafts drawn as of the Closing;

(f) any off-balance sheet Liabilities;

(g) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit);

(h) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse);

(i) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss;

(j) any accrued but unpaid incentive compensation, bonus, profit-sharing obligation or deferred compensation payable under any Seller Plans;

(k) any indebtedness secured by a Lien on a Person’s assets;

(l) any Liabilities of Seller (other than Assumed Liabilities) relating to any period ending at or prior to the Closing to the extent not included in current liabilities in determining the Final Net Working Capital Amount; and

(m) any prepayment premiums or penalties triggered (or partially triggered) by the repayment or payoff of all or any amount outstanding under the items described in the preceding clauses (a) through (l) of this definition.

“Intellectual Property Rights” means any and all: (a) U.S. and foreign patents, patent applications, continuations, continuations in part, and divisionals, reissues, extensions and reexaminations thereof, and inventions (whether or not patentable); (b) trade names, trade dress, logos, packaging design, slogans, work products, Internet domain names, registered and unregistered trademarks and service marks and applications for registration; (c) copyrights in both published and unpublished works, including all compilations, databases, computer programs (source code and object code versions), and work product, programs, manuals and other documentation and all copyright registrations and applications, and all derivatives, translations, adaptations and combinations of the above; (d) know-how, trade secrets,

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confidential or proprietary information, work product, research in progress, algorithms, data, designs, processes, formulae, methodologies, drawings, schematics, blueprints, flow charts, models, prototypes, techniques, research in progress, proprietary information, data, materials and technology owned by Seller; and (e) goodwill, franchises, licenses, permits, consents, approvals and claims of infringement against third parties in any of the foregoing rights.

“IRS” means the Internal Revenue Service.

“knowledge” means, with respect to Seller, the actual knowledge of each of the Knowledge Group Members, in each case after due inquiry of each such person’s direct reports.

“Landlord” means Pence Investments, Ltd.

“Law” means any federal, state, foreign, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any orders, writs, injunctions, awards, judgments and decrees.

“Liabilities” means any and all debts, liabilities and obligations of any nature, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any Law, action or order of any Governmental Entity and those arising under any Contract.

“Lien” means any mortgage, pledge, security interest, voting trust, proxy, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against Seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any entity, any change, event, circumstance or effect (each, an “Effect”) that, individually or taken together with all other Effects, and regardless of whether or not such Effect constitutes a breach of the representations or warranties made by such entity in this Agreement is materially adverse in relation to the financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole; provided, however, that the following Effects shall not be taken into account except to the extent they disproportionately impact such entity as compared to other participants in the industry in which such entity operates: (a) any Effect resulting from (i) changes in the general worldwide, U.S. financial, securities and currency markets, changes in prevailing interest rates or exchange rates or changes in general worldwide, U.S. economic, regulatory or political conditions, (ii) acts of war or terrorism or other events or changes that generally affect the participants in the industry in which such entity operates or (iii) changes in applicable Laws or accounting standards; (b) Effects attributable to the consummation of the Transactions or the announcement of the execution of this Agreement, including any actions taken by or losses of employees or customers; (c) strikes, slowdowns or work stoppages; (d) the failure by Seller to meet any internal estimates, expectations, forecasts, projections or budgets for any period; and (e) any Effect that results from any actions required to be taken or not taken pursuant to the express terms of this Agreement.

“Organizational Documents” means: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership; (d) the operating or limited liability company agreement and the certificate of formation or articles of organization of a limited liability company; (e) any charter, joint venture agreement or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (f) any amendment or equivalent of any the foregoing.

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“Pence Lease” means that certain Lease Agreement between Summit Premier Group, L.P. and Landlord dated on or about September 1, 2013 pursuant to which Summit Premier Group, L.P. leases the real property and improvements located at 266 Commercial Drive, Buda, Texas 78610.

“Permitted Liens” means: (a) Liens for current Taxes and assessments and other governmental charges not yet past due; (b) inchoate mechanics’ and materialmen’s Liens for construction in progress; (c) workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of Seller consistent with past practice; (d) such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby; and (e) nonexclusive licenses contained in contracts entered into in the ordinary course of business by Seller.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Pre-Closing Tax Period” means any Tax period beginning after the Closing Date and, with respect to any Tax period that begins prior to the Closing Date and ends after the Closing Date, the portion of such Taxable period ending as of the Closing Effective Time or the Closing Date, as applicable.

“Property Taxes” means all real property Taxes, personal property Taxes, and similar ad valorem obligations levied with respect to the Purchased Assets for any Taxable period.

“Purchased Assets” means, subject to Section 2.1, all of the assets, properties, privileges, claims and rights, real, personal and mixed, tangible and intangible, of every kind or description, wherever located, owned by, leased to or licensed by or to Seller or as to which Seller has any right, title, benefit or interest (whether or not carried on the books of Seller) that are used primarily to conduct, that are held for use primarily to conduct, or that relate primarily to, the Business.

Without limiting the generality of the foregoing, the Purchased Assets include each of the following:

(a) all inventory, office and other supplies, spare, replacement and component parts, and other inventory property (including any work in process) located at, stored on behalf of or in transit to Seller;

(b) all deposits, advances, pre-paid expenses, accrued rebates and credits;

(c) all fixed assets, equipment, furnishings, computer hardware, vehicles, fixtures and other tangible personal property;

(d) all rights of Seller under the Assumed Contracts;

(e) all rights of Seller under the leases and subleases in respect of the Leased Real Property and in and to the Leased Real Property, including the fixtures and improvements thereon;

(f) all Seller Intellectual Property;

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(g) all accounts receivable, notes receivable and other receivables and any security therefor;

(h) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by Seller, whether arising by way of counterclaim or otherwise;

(i) all rights in and under all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights in favor of Seller;

(j) all Permits to the extent that they are transferrable, including those set forth on Schedule 4.5(a) (unless otherwise indicated thereon);

(k) all information, files, correspondence, records, data, plans, reports, Contracts and recorded knowledge, including customer, supplier, price and mailing lists, and all accounting or other books and records of Seller in whatever media retained or stored, including computer programs and disks;

(l) claims for refund or credit of Taxes and other governmental charges of whatever nature, in each case, to which Buyer is legally entitled or that relate to the Business or ownership of the Purchased Assets for a Post-Closing Tax Period;

(m) 100% of the issued and outstanding equity of Designer Floors of Texas, Inc., a Texas corporation;

(n) any and all goodwill associated with the Business; and

(o) all other tangible and intangible assets, properties and rights of any kind or description, wherever located, that are (i) carried on the books of Seller or (ii) owned by Seller.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Intellectual Property” means any and all Seller Owned Intellectual Property and any and all Third Party Intellectual Property that is licensed to Seller.

“Seller Owned Intellectual Property” means any and all Intellectual Property Rights that are owned or purportedly owned by Seller or that were developed for Seller by full or part time employees or independent contractors of Seller (including customizations of Third Party Intellectual Property).

“Seller Plan” means any plan, program, agreement, policy or arrangement, whether or not reduced to writing, and whether covering a single individual or a group of individuals, that is: (a) a welfare plan within the meaning of Section 3(1) of ERISA; (b) a pension benefit plan within the meaning of Section 3(2) of ERISA; (c) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or similar equity-based plan; or (d) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe-benefit plan, program or arrangement.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other legal entity of which such Person owns, directly or indirectly, 50% or more of the capital stock, membership interests or other equity interests that are generally entitled to vote for the election of the board of directors, board of managers or other governing body of such corporation, partnership, joint venture, limited liability company or other legal entity or to vote as a general partner thereof.

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“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means: (a) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), escheat or unclaimed property, environmental or windfall profit tax, custom duty or other tax, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign) (each, a “Tax Authority”); and (b) any Liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Return” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes, and any amendment thereof.

“Third Party Intellectual Property” means any and all Intellectual Property Rights owned by a third party as of the Closing Date.

“Transaction Expenses” means, to the extent not paid in full prior to the Closing, all third party fees and expenses incurred or otherwise payable by Seller or any Equityholder in connection with this Agreement and the Transactions, whether or not billed or accrued, including: (a) 50% of any Transfer Taxes; (b) the full amount of any bonus, retention, severance, termination, change in control or similar-type payments or benefits triggered (or partially triggered) by the Transactions, including the employer portion of any payroll or employment Taxes payable in connection therewith; (c) any employer-side employment, payroll or similar Taxes payable by Seller or any Equityholder in connection with any pre-Closing compensation payment obligations; and (d) the full amount of any fees and expenses of legal counsel and accountants, financial advisors, investment bankers and brokers of Seller and the Equityholders in connection with this Agreement and the Transactions, and any such fees and expenses incurred or otherwise payable by Seller, the Equityholders, or any manager, director, officer, employee, agent, or Affiliate of Seller or any of the foregoing.

1.2. Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, unless otherwise indicated, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Unless the context of this Agreement otherwise requires: (a) words of any gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement; and (d) the phrases “made available,” “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete copy of such document or information was posted by Seller to the Virtual Data Room not less than 72 hours prior to 12:01 a.m. Pacific time on the date of this Agreement and remained continuously viewable by Buyer and its representatives from the time such document or information was posted through the Closing. Any references in this Agreement to “dollars” or “$” shall be to U.S. dollars.

1.3. Rules of Construction. The Parties have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, hereby waive, with respect to this Agreement, each Schedule and each Exhibit attached hereto, the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against any one or more parties drafting such agreement or document.

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ARTICLE II

PURCHASE AND SALE

2.1. Purchased Assets; Excluded Assets.

(a) Purchased Assets. Subject to the terms and conditions set forth herein, as of the Closing Effective Time, Seller shall sell, assign, transfer, convey and deliver to Buyer or its designee, and Buyer shall purchase and acquire from Seller, in each case free and clear of any encumbrance, all of Seller’s right, title and interest in, to and under all of the Purchased Assets, which shall include the assets set forth on Schedule 2.1(a). Notwithstanding anything to the contrary in this Agreement, the Purchased Assets do not include the Excluded Assets.

(b) Excluded Assets. Notwithstanding the foregoing, the Purchased Assets shall not include the following specifically identified assets (such assets, collectively, the “Excluded Assets”): (i) any cash, cash equivalents or marketable securities or any rights to any bank accounts of Seller; (ii) income Tax returns and related reports; (iii) Seller’s corporate seal, check-books and cancelled checks; (iv) insurance policies held by Seller; (v) any rights, claims and causes of action relating to any Excluded Asset or Excluded Liability; (vi) equity interests of Seller or any of its affiliates (including but not limited to World of Stone, LLC); (vii) all of the assets of World of Stone, LLC; (viii) any written communications regarding the negotiation of the transactions contemplated by this Agreement; (ix) any Seller Plans sponsored or maintained by Seller and any employment agreements held by Seller; (x) any rights under this Agreement and all other agreements contemplated hereunder; (xi) the inventory, if any, listed on Schedule 2.1(b)(1) and any contracts exclusively related thereto, if any; and (xii) any other assets specifically listed on Schedule 2.1(b)(2).

2.2. Assumed Liabilities; Excluded Liabilities.

(a) Assumed Liabilities. Subject to the terms and conditions set forth herein, and subject to the completeness and accuracy of the representations and warranties set forth in Article IV and Article V, as of the Closing Effective Time, Buyer shall assume liability for the Assumed Liabilities only, and not for any other Liability whatsoever. The Parties expressly acknowledge and agree that Buyer is not hereby assuming or guaranteeing, shall not be deemed to have assumed or guaranteed, and shall not be liable or otherwise have any responsibility for, any Liability of Seller, the Equityholders or any of their respective affiliates, in each case other than the Assumed Liabilities.

(b) Excluded Liabilities. The Parties expressly acknowledge and agree that Buyer is not hereby assuming or guaranteeing, shall not be deemed to have assumed or guaranteed, and shall not be liable or otherwise have any responsibility for, any Excluded Liabilities, and that all such Liabilities shall be borne by Seller, the Equityholders or their respective affiliates, as applicable.

2.3. Purchase Price. Subject to adjustment pursuant to Section 2.5, the aggregate amount to be paid for the Purchased Assets will be: (a) the Final Net Purchase Price; plus (b) the Earn-Out Consideration, if and only if payable pursuant to the terms and conditions of Section 2.6. In addition to the foregoing, as consideration for the sale, assignment, transfer, conveyance and delivery of the Purchased Assets, Buyer will assume liability for the Assumed Liabilities only.

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2.4. Tax Matters.

(a) Purchase Price Allocation. Seller and Buyer agree to allocate the Final Net Purchase Price (and any other items required to be taken into account as consideration for U.S. federal income Tax purposes) among the Purchased Assets in accordance with the allocation principles set forth on Schedule E. Buyer, acting reasonably and in good faith, shall prepare such allocation and shall deliver to Seller a schedule setting forth such allocation within 90 days after the Closing. Buyer and Seller shall file all Tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation. Buyer shall be entitled to deduct and withhold from the Final Net Purchase Price all Taxes that Buyer may be required to deduct and withhold under any applicable Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

(b) Withholding Rights. Buyer and Seller shall each be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, and from any other payments otherwise required pursuant to this Agreement, such amounts in cash as Buyer or Seller, as applicable, is required to deduct and withhold with respect to any such deliveries and payments under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the applicable Person in respect of which such deduction and withholding was made.

(c) Tax Treatment. The Parties agree to treat any payments made pursuant to Section 2.5 or Section 2.6 as an adjustment to the Final Net Purchase Price for federal, state, local and foreign income Tax purposes, unless otherwise required by Law.

2.5. Purchase Price Adjustment.

(a) Dispute Resolution. No later than 90 days following the Closing Date, Buyer shall deliver to Seller the Final Net Working Capital Statement prepared in good faith by Buyer. Within 30 days following receipt by Seller of the Final Net Working Capital Statement, Seller shall deliver written notice to Buyer of any dispute it has with respect to the preparation or content of the Final Net Working Capital Statement (a “Dispute Notice”). Any Dispute Notice shall specify: (i) in reasonable detail the basis upon which Seller disputes in good faith the preparation or content of the Final Net Working Capital Statement; and (ii) the proposed dollar amount for each disputed item on the Final Net Working Capital Statement. Any item set forth in the Final Net Working Capital Statement that Seller does not dispute in a Dispute Notice delivered within such 30-day period will be final, conclusive and binding on the Parties, and if Seller does not deliver a Dispute Notice within such 30-day period, such Final Net Working Capital Statement will be final, conclusive and binding on the Parties. If Seller does deliver a Dispute Notice within such 30-day period, Buyer and Seller shall negotiate in good faith to resolve each disputed item raised therein (each a “Disputed Item” and collectively, the “Disputed Items”). If Buyer and Seller, notwithstanding such good faith negotiation, fail to resolve each Disputed Item within 30 days after Buyer’s receipt of the Dispute Notice, Buyer and Seller jointly shall engage the Neutral Accountant to resolve each unresolved Disputed Item. The scope of disputes to be resolved by the Neutral Accountant shall be limited to each Disputed Item, and Buyer and Seller shall jointly instruct the Neutral Accountant to determine, on such basis, the extent, if any, to which the Final Net Working Capital Adjustment Amount set forth in the Final Net Working Capital Statement requires adjustment. The Neutral Accountant’s decisions shall be based solely on written presentations by Buyer and Seller and their respective representatives, and not by independent review, and the Neutral Accountant shall address only the Disputed Items. In resolving any Disputed Item, in no event shall the Neutral Accountant’s determination be higher or lower than the respective amounts therefor proposed by Buyer and Seller. Buyer and Seller shall jointly instruct the Neutral Accountant to deliver, in connection with its determination, a certificate of the Neutral Accountant that its determination was prepared in accordance with this Agreement. Buyer and Seller shall jointly instruct the Neutral

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Accountant to report its conclusions as to such Disputed Items and its determination of the Final Net Working Capital Adjustment Amount, based thereon made in accordance with this Section 2.5(a), no later than 30 days after it is engaged, which determination, absent manifest error, shall be final, conclusive and binding on all Parties and not subject to further dispute or judicial review. The fees, costs and expenses of the Neutral Accountant shall be allocated to and borne by Buyer, on the one hand, and Seller, on the other hand, based on the inverse of the percentage that the Neutral Accountant’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Neutral Accountant. For example, should the items in dispute total in amount to $1,000 and the Neutral Accountant awards $600 in favor of Seller’s position, 60% of the costs of its review would be borne by Buyer and 40% off the costs would be borne by Seller.

(b) Cooperation. For purposes of complying with the terms set forth in this Section 2.5, each Party shall cooperate with and make available to the other Party and its representatives all information, records, data and working papers and shall permit access to its facilities and personnel, as reasonably required in connection with the preparation and analysis of the Final Net Working Capital Statement and the resolution of any items included in a Dispute Notice delivered by Seller within the 30-day period referenced in Section 2.5(a).

(c) Purchase Price Adjustment Amount. Once the Final Net Working Capital Statement is final, as determined in accordance with Section 2.5(a), the Estimated Net Purchase Price shall be, as applicable, either: (i) increased by the amount, if any, by which: (A) the Final Net Working Capital Adjustment Amount set forth in the Final Net Working Capital Statement; exceeds (B) the Estimated Net Working Capital Adjustment Amount set forth in the Estimated Net Working Capital Statement (such amount, the “Purchase Price Deficiency”); or (ii) decreased by the amount, if any, by which: (A) the Estimated Net Working Capital Adjustment Amount set forth in the Estimated Net Working Capital Statement; exceeds (B) the Final Net Working Capital Adjustment Amount set forth in the Final Net Working Capital Statement (such amount, the “Purchase Price Excess”).

(d) Purchase Price Adjustment Payment. Promptly, and in any event within five Business Days following the final determination of the Final Net Working Capital Statement, as determined in accordance with Section 2.5(a), as applicable, either: (i) if there is a Purchase Price Deficiency, Buyer shall deliver to Seller by wire transfer to the account(s) designated by Seller in the Funds Flow Memo, cash in an amount equal to the Purchase Price Deficiency; or (ii) if there is a Purchase Price Excess, Seller shall pay to Buyer, by wire transfer to the account(s) designated by Buyer in the Final Net Working Capital Statement, cash in an amount equal to the Purchase Price Excess. Notwithstanding the foregoing, Buyer may, in its sole discretion, claim any payment due to it by Seller under this Section 2.5(d) from the Escrow Amount, in which case Buyer and Seller will execute joint written instructions to be delivered to the Escrow Agent instructing the Escrow Agent to disburse to Buyer an amount equal to the Purchase Price Excess.

2.6. Earn-Out.

(a) Earn-Out Consideration. Subject to the terms and conditions of this Section 2.6, as additional consideration for the Purchased Assets, Buyer shall pay to Seller an aggregate amount (the “Earn-Out Consideration”), equal to the product of: (i) an amount equal to: (A) the Actual EBITDA, which shall be calculated in accordance with the guidelines set forth on Schedule D; minus (B) the Actual EBITDA Threshold; multiplied by (ii) the Earn-Out Multiple; provided, however, that if the Actual EBITDA is equal to or less than the Actual EBITDA Threshold, then the Earn-Out Consideration shall be zero dollars; and in no event will the Earn-Out Consideration paid or payable pursuant to this Agreement (if any) exceed, in the aggregate, the Maximum Earn-Out Consideration.

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(b) Determination of the Earn-Out Consideration.

(i) Not later than the Earn-Out Statement Delivery Deadline, Buyer shall prepare in good faith and deliver to Seller a statement (the “Earn-Out Statement”) setting forth Buyer’s calculation of the Actual EBITDA. Unless Seller disputes in good faith Buyer’s calculation of the Actual EBITDA in accordance with the provisions of Section 2.6(b)(ii), Buyer’s determination thereof shall be conclusive and binding upon the Parties. Buyer shall make available to Seller all books and records maintained by Buyer as Seller may reasonably require in order to review and confirm Buyer’s calculation of the Actual EBITDA as set forth in the Earn-Out Statement.

(ii) The Earn-Out Statement and Buyer’s calculation of the Actual EBITDA shall become final and binding upon the Parties on the 30th day following receipt thereof by Seller unless Seller gives written notice of Seller’s good faith disagreement (a “Notice of Earn-Out Disagreement”) to Buyer prior to such date. Any Notice of Earn-Out Disagreement shall specify in reasonable detail the basis upon which Seller disputes in good faith Buyer’s calculation of the Actual EBITDA.

(iii) If a timely Notice of Earn-Out Disagreement is received by Buyer, then the Earn-Out Statement shall become final and binding upon the parties on the earlier of (A) the date Buyer and Seller resolve in writing any differences they have with respect to the Earn-Out Statement; and (B) the date all remaining applicable differences they have with respect to the applicable Earn-Out Statement are finally resolved in writing by the Neutral Accountant pursuant to Section 2.6(b)(iv). During the 15 days immediately following the delivery of a Notice of Earn-Out Disagreement, Buyer and Seller shall consult in good faith to resolve in writing any differences they have with respect to the Earn-Out Statement. During such 15-day consultation period, Buyer shall make available to Seller all books and records maintained by Buyer as Seller may reasonably require in order for Seller to review and confirm Buyer’s calculation of the Actual EBITDA as set forth in the Earn-Out Statement.

(iv) At the end of such 15-day consultation period, if Buyer and Seller have not resolved all applicable differences they have with respect to the Earn-Out Statement, Buyer and Seller shall submit any and all differences they have with respect to the Earn-Out Statement which remain unresolved to the Neutral Accountant. Buyer and Seller shall direct the Neutral Accountant to work to resolve such differences promptly and, in any event, within 30 days from the date the dispute is submitted to the Neutral Accountant. Any matter in the Earn-Out Statement on which Buyer and Seller do not differ and which is not specifically referred to the Neutral Accountant pursuant to this Section 2.6(b) shall be deemed final and binding on the Parties (as set forth in the Earn-Out Statement or as otherwise agreed to in writing by Buyer and Seller). The Neutral Accountant shall finalize the calculation of the Actual EBITDA by selecting an amount equal to Buyer’s position as set forth in the Earn-Out Statement or Seller’s position as set forth in the Notice of Earn-Out Disagreement. The Neutral Accountant shall act as an arbitrator to determine only the Actual EBITDA, and shall make such determination based solely on presentations by Buyer and Seller (and not by independent review). The determination of the Actual EBITDA by the Neutral Accountant shall be binding on the Parties and shall be non-appealable.

(v) All fees and expenses of the Neutral Accountant in connection with this Section 2.6(b) shall be borne, as applicable: (A) by Seller, if the Neutral Accountant selects Buyer’s calculation of the Actual EBITDA as set forth in the Earn-Out Statement; or (B) if Section 2.6(b)(v)(A) is not applicable, by Buyer.

(c) Additional Agreements. Seller agrees and acknowledges that: (i) Buyer may make, or cause the Business to make, from time to time such business decisions as it deems appropriate in its sole discretion in the conduct of the business of Buyer and the Business, including actions with respect to the ownership and operation of the Business and the Purchased Assets and the assets used in connection with

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the Business, in each case that will or may have an impact on the Actual EBITDA and/or the achievement of all or any portion of Earn-Out Consideration; and (ii) Seller or any Affiliate thereof shall not have any right to claim any lost Earn-Out Consideration or other damages as a result of such decisions; provided, however, Buyer may not take any action the intent and effect of which is to decrease in any material respect either: (A) the likelihood the full Earn-Out Consideration is achieved; or (B) the portion of the Earn-Out Consideration actually earned and payable to Seller.

(d) Payment of Earn-Out Consideration. If the Earn-Out Consideration is payable pursuant to this Section 2.6, then Buyer shall pay the Earn-Out Consideration to Seller, without interest, no later than five Business Days following the final determination of the Earn-Out Consideration pursuant to this Section 2.6, by wire transfer of immediately available funds to the account or accounts designated in the Funds Flow Memo.

(e) No Transfer. Seller agrees that Seller shall not transfer, convey, assign or deliver any right to any portion of the Earn-Out Consideration that may be due and payable from time to time under this Section 2.6 to any third party. The Parties acknowledge and agree that nothing in this Section 2.6 creates a security that would require registration under the Securities Act or an exemption therefrom.

ARTICLE III

CLOSING

3.1. Closing. The closing of the Transactions (the “Closing”) shall take place simultaneously with the execution of this Agreement on the Closing Date or such other date as may be agreed in writing by Buyer and Seller via remote exchange of electronic signature pages or scanned copies of original signature pages. The consummation of the Transactions shall be deemed to occur as of the Closing Effective Time.

3.2. Closing Deliverables.

(a) Seller Closing Deliverables. At the Closing, Seller and/or the Equityholders shall deliver to Buyer the following:

(i) the Employee Offer Letters, duly executed by each employee of Seller;

(ii) the Restrictive Covenant Agreements, duly executed by Seller and each Restricted Party;

(iii) the Bill of Sale, Assignment and Assumption Agreement, duly executed by Seller;

(iv) the IP Assignment, duly executed by Seller;

(v) the Commercial Lease, duly executed by MBSB Commercial Holdings LLC;

(vi) the Assignment and Assumption of Lease and Consent of Landlord, executed by Seller (or its Affiliate) and Landlord, and subject to the provisions of Section 7.13 of this Agreement;

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(vii) a certificate executed by the Secretary of Seller (or equivalent officer), dated as of the Closing Date, as to: (A) the good standing of Seller in its jurisdiction of organization and in each other jurisdiction where it is qualified to do business; and (B) the effectiveness of the resolutions of the board of directors (or similar governing authority) of Seller and the Equityholders authorizing the execution, delivery and performance of this Agreement and the Transactions;

(viii) the Estimated Net Working Capital Statement, duly executed and delivered by Seller’s Chief Executive Officer (or equivalent officer), accompanied by such supporting documentation, information and calculations as are reasonably necessary for Buyer to verify and determine the Estimated Net Working Capital Amount; provided, however, that such receipt shall not be deemed to be an agreement by Buyer that the amounts set forth on the Estimated Net Working Capital Statement are accurate and shall not diminish Buyer’s remedies hereunder if any of the foregoing documents is not accurate;

(ix) an invoice or release agreement issued by each Person who advised Seller or any Equityholder in connection with the Transactions, dated not earlier than three Business Days prior to the anticipated Closing Date, which sets forth: (A) the amounts required to pay in full all amounts owed to such Person by Seller and all or any of the Equityholders in connection with the Transactions; and (B) the wire transfer instructions for the payment of such amounts to such persons;

(x) a duly executed non-foreign affidavit, dated as of the Closing Date, by each Seller, sworn under penalty of perjury and in form and substance required under the Treasury Regulations issued pursuant to Section 1445 of the Code stating that such Seller is not a “foreign person” within the meaning of Section 1445 of the Code;

(xi) written consents of or notices to, as applicable, the third parties to those Assumed Contracts identified on Schedule 3.2(a)(xi) (or waivers with respect thereto), in a form reasonably acceptable to Buyer;

(xii) estoppel and consent certificates, in the form provided by Buyer and reasonably acceptable to Seller, duly executed by the landlord of each parcel of Leased Real Property;

(xiii) all title certificates and registrations (as appropriate and as applicable) for the motor vehicles and other fixed assets included in the Purchased Assets, duly completed in favor of Buyer or such other party as Buyer may designate for such purpose;

(xiv) a stock certificate representing all the issued and outstanding common stock of Designer Floors of Texas, Inc., a Texas corporation, duly endorsed or accompanied by duly executed stock powers in favor of Buyer;

(xv) the Escrow Agreement, duly executed by Seller; and

(xvi) all other documents required to be entered into by Seller and the Equityholders (or any one or more of them) pursuant to this Agreement or reasonably requested by Buyer to convey the Purchased Assets to Buyer or to otherwise consummate the Transactions.

(b) Buyer Closing Deliverables. At the Closing, Buyer shall deliver the following:

(i) to Seller, the Bill of Sale, Assignment and Assumption Agreement, duly executed by Buyer;

(ii) to Seller, the IP Assignment, duly executed by Buyer;

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(iii) to Seller, the Escrow Agreement, duly executed by Buyer;

(iv) to Seller, the Commercial Lease, duly executed by Buyer;

(v) to Seller, the Assignment and Assumption of Lease and Consent of Landlord, duly executed by Buyer; and

(vi) to the applicable recipients, the payments contemplated by Section 3.3.

3.3. Closing Payments. At the Closing, Buyer shall deliver:

(a) to the Escrow Agent, by wire transfer to the applicable account(s) designated in the Funds Flow Memo, cash in an amount equal to the Escrow Amount; and

(b) to Seller, by wire transfer to the applicable account(s) designated in the Funds Flow Memo, cash in an amount equal to: (i) the Estimated Net Purchase Price; minus (ii) the Escrow Amount.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO SELLER

As an inducement to Buyer to enter into this Agreement, and subject to the disclosures set forth in the disclosure schedule prepared by Seller and the Equityholders and delivered to Buyer prior to or concurrently with the execution and delivery of this Agreement (the “Disclosure Schedule”) (each of which disclosures, in order to be effective, shall clearly indicate the Section and, if applicable, the Subsection of this Article IV or Article V to which it relates (unless and only to the extent the relevance to other representations and warranties is reasonably apparent from the actual text of the disclosures, which, for the avoidance of doubt, may include cross-references from one Section of the Disclosure Schedule to another Section of the Disclosure Schedule), and each affirmative disclosure made pursuant to the representations and warranties shall also be deemed to be part of the representations and warranties made by Seller and the Equityholders to Buyer under this Article IV and by the Equityholders under Article V), Seller hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing, that:

4.1. Organization. Seller is an entity, duly formed or incorporated (as applicable), validly existing and in good standing under the Laws of the jurisdiction of formation or incorporation set forth opposite its name on Section 4.1(a) of the Disclosure Schedule. Seller has the requisite power and authority and all necessary governmental approvals to own, lease and operate its assets and proprieties and to carry on its business as it is now being conducted. Seller is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction where such qualification or licensure is necessary or appropriate for the conduct of its business as currently conducted. Except as set forth on Section 4.1(b) of the Disclosure Schedule, at no time has Seller had, and Seller does not currently have, any Subsidiaries, and Seller does not own, nor has ever owned, any equity interest or equity-linked interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity interest or equity-linked interest in, any Person. Seller made available to Buyer a complete and correct copy of Seller’s Organizational Documents. Seller’s Organizational Documents are in full force and effect and Seller is not in violation of any of the provisions of any of Sellers’s Organizational Documents.

4.2. Authorization. Except for proceedings completed prior to the date of this Agreement, no proceedings on the part of Seller or any Equityholder are necessary for Seller’s execution of this Agreement or consummation of the Transactions. To Seller’s knowledge, Seller has the legal capacity to execute and deliver this Agreement and consummate the Transactions, and Seller has all necessary power and authority to execute and deliver this Agreement and consummate the Transactions. This Agreement has been duly and validly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Buyer and the Equityholders, constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to the General Enforceability Exclusions.

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4.3. Capitalization. The authorized Membership Interests and other equity and equity-linked interests of Seller consist solely of those set forth on Section 4.3 of the Disclosure Schedule, which such schedule sets forth the capital structure of Seller by listing thereon the number of Membership Interests and other equity and equity-linked interests of Seller which are authorized and which are issued and outstanding and the record holders and the percentage interests held by such record holders of such interests. All of the outstanding Membership Interests of Seller are validly issued, fully paid, non-assessable and not certificated. There are no options, warrants, profits interests, phantom units or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued Membership Interests of Seller or obligating Seller to issue or sell any Membership Interests or other securities. There are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any of the securities of any Person, including Seller, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person, including Seller. The outstanding Membership Interests of Seller have been issued in compliance with all applicable securities Laws and other applicable Laws and in accordance with Seller’s Organizational Documents.

4.4. Non-Contravention.

(a) The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not: (i) conflict with or violate the Organizational Documents; (ii) conflict with or violate in any material respect any Law applicable to Seller or any Equityholder; or (iii) result in any breach of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (except for Permitted Liens) on any Purchased Asset or the Business pursuant to, any note, bond, mortgage, indenture, Contract, agreement, lease, license, Permit, franchise or other instrument to which Seller is a party or by which any Purchased Asset is bound, except with respect to those Contracts listed in Section 4.4(a) of the Disclosure Schedule.

(b) The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person, except with respect to those Contracts listed in Section 4.4(b)(1) of the Disclosure Schedule and those Permits listed in Section 4.4(b)(2) of the Disclosure Schedule.

4.5. Permits; Compliance.

(a) Section 4.5(a) of the Disclosure Schedule contains a complete and accurate list of all material franchises, grants, authorizations, licenses, registrations, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Seller to own, lease and operate its properties or to carry on the Business as it is now being conducted (the “Permits”). Seller is in possession of all necessary Permits and no suspension or cancellation of any of the Permits is pending or, to Seller’s knowledge, threatened. Seller or, to Seller’s knowledge, any product that is or has been in the possession of Seller, is not, in any material respect, in conflict with, or in default, breach or violation of, any: (i) Law applicable to Seller; or (ii) note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which Seller is a party or by which it or any Purchased Asset is bound.

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(b) Except as set forth in Section 4.5(b) of the Disclosure Schedule: (i) since its inception, neither Seller nor any Equityholder has received any formal notice or other formal communication from any Governmental Entity or any other Person regarding: (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Permit; or (B) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Permit; and (ii) all applications required to have been filed for the renewal of any Permit have been duly filed on a timely basis with the appropriate Governmental Entity, and all other filings required to have been made with respect to any such Permit or with respect to any distribution, dispensing, or other product-related activity have been duly made on a timely basis with the appropriate Governmental Entity.

4.6. Financial Statements.

(a) Section 4.6(a) of the Disclosure Schedule includes the Financial Statements. The Financial Statements: (i) are derived from and in accordance with the books and records of Seller and the Business; (ii) are complete and correct in all material respects; (iii) have been prepared in accordance with the Accounting Principles; and (iv) present fairly, in all respects, the financial condition of Seller and the Business at the respective dates therein indicated and the results of operations and cash flows of Seller and the Business for the periods therein specified (subject, in the case of unaudited interim period financial statements, to normal recurring year-end audit adjustments, none of which individually or in the aggregate will be material in amount).

(b) Seller makes and keeps books, records and accounts which accurately and fairly reflect the transactions and dispositions of its assets and all such books, records and accounts made available to Buyer are true, correct and complete in all respects. Seller maintains systems of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to present accurately and fairly in all respects the financial condition of Seller.

(c) Seller does not have any Liabilities, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, other than: (i) Transaction Expenses; (ii) those Liabilities reflected on the Estimated Net Working Capital Statement; and (iii) those incurred since the Balance Sheet Date in the ordinary course, consistent with past practice, in the conduct of the Business, and which are of the type that ordinarily recur and which, individually or in the aggregate, are not material in nature or amount and do not result from any breach of Contract, tort or violation of Law. Seller does not have any off balance sheet Liability of any nature to, or any financial interest in, any third party, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt expenses incurred by Seller or the Business. All reserves that are set forth in or reflected in the Estimated Seller Balance Sheet have been established in accordance with the Accounting Principles and are adequate for the operation of the Business in the ordinary course of business consistent with past practices.

(d) Seller is not aware of any fraud, whether or not material, that involves the management or other current or former employees, consultants, directors, officers or managers of Seller who have a role in the preparation of financial statements or the internal accounting controls utilized by Seller, or any claim or allegation regarding any of the foregoing. Seller has not received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures, methodologies or methods of Seller or its internal accounting controls or any material inaccuracy in the Financial Statements. Except as set forth on Section 4.6(d) of the Disclosure Schedule, there has been no material change in the accounting policies of Seller since its inception

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(e) The Estimated Seller Balance Sheet sets forth Seller’s: (i) accounts payable; (ii) compensation payable (including wages, salaries, bonuses or any other remuneration payable to Seller’s managers, directors, officers, employees, agents or consultants) and any related payroll Taxes; and (iii) state income Taxes (collectively, the “Specified Liabilities”), in each case accrued through the close of business on the last Business Day preceding the Closing Date. The Specified Liabilities arose from bona fide transactions in the ordinary course of business of Seller consistent with past practice from Seller’s inception through the date hereof. Since its inception, Seller: (A) has paid or discharged the Specified Liabilities when due; and (B) has not engaged in any practice with the effect or intent of postponing to any period following the Closing any payment by Seller that would otherwise reasonably be expected (based on Seller’s past practice from its inception through the date hereof) to be made prior to the Closing.

4.7. Accounts Receivable. All accounts receivable of Seller reflected (or that should have been reflected) on the Estimated Seller Balance Sheet arose from bona fide transactions in the ordinary course of business consistent with past practices, are reflected in accordance with the Accounting Principles, are not subject to valid defenses, setoffs or counterclaims and have been collected or are collectible in the book amounts thereof, less an amount not in excess of an appropriate allowance for doubtful accounts and billing adjustments set forth on the Estimated Seller Balance Sheet, which such allowance is or will be sufficient to provide for any losses that may be sustained on realization of the receivables. No material amount of accounts receivable is contingent upon the performance by Seller of any obligation or Contract. No Person has any Lien (except for Permitted Liens) on any of such accounts receivable, and no agreement for deduction or discount has been made with respect to any of such accounts receivable that will not be paid in full and released at or prior to the Closing.

4.8. Inventories. Except as set forth on Section 4.8 of the Disclosure Schedule, and subject to the allowance for stale or obsolete inventory reflected on the Balance Sheet, since the first day of the current fiscal year, the inventories of Seller: (a) are in good and marketable condition; (b) are saleable in the ordinary course of business; and (c) constitute sufficient quantities for the operation of the Business in the ordinary course of business. The inventories of Seller set forth in the Financial Statements were properly stated therein in accordance with the Accounting Principles consistently applied.

4.9. Absence of Changes.

(a) Since the first date of the current fiscal year, except as set forth in Section 4.9(a) of the Disclosure Schedule, or as expressly contemplated by this Agreement, Seller has conducted the Business only in the ordinary course consistent with past practice and:

(i) neither Seller nor any Equityholder has made or entered into any Contract or letter of intent with respect to any acquisition, sale or transfer of any assets or securities of Seller;

(ii) Seller has not entered into, amended or terminated any Material Contract, and there has not occurred any default under any Material Contract to which Seller is a party or by which it is, or any of its assets and properties are, bound;

(iii) there has not occurred any amendment or change to the Organizational Documents;

(iv) there has not occurred any increase in or modification of the compensation or benefits payable (including wages, salaries, bonuses, or any other remuneration or benefits) or to become payable by Seller to any of its managers, directors, officers, employees, agents or consultants, any material modification of any “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code and IRS Notice 2005-1, or any new loans or extension of existing loans to Seller’s managers, directors,

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officers, employees, agents or consultants (other than routine expense advances to employees of Seller consistent with past practice), nor has Seller or any Equityholder entered into any Contract to grant or provide (nor has granted any) severance, acceleration of vesting or other similar benefits to any such persons;

(v) there has not occurred the execution of any employment agreements or service Contracts or the extension of the term of any existing employment agreement or service Contract with any Person in the employ or service of Seller;

(vi) there has not occurred: (A) any change in title, office or position, or change in the responsibilities of, or change in identity with respect to the management, supervisory or other key personnel of Seller; (B) any termination of employment of any such employees; or (C) any labor dispute or claim of unfair labor practices involving Seller;

(vii) Seller has not incurred any Liability to its managers, directors, officers, employees, agents or consultants or any Equityholder (other than Liabilities to pay compensation or benefits in connection with services rendered in the ordinary course of business consistent with past practice);

(viii) Seller has not established, adopted, amended, modified or terminated any Seller Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any of its managers, directors, officers, employees, agents, contractors or consultants;

(ix) there has been no material damage, destruction or loss, whether or not covered by insurance, affecting the Business or the Purchased Assets;

(x) Seller has not acquired, sold, leased, licensed or disposed of any material assets or property, other than purchases and sales of assets and leases entered into in the ordinary course of business, or merged or consolidated with any entity; and

(xi) there has not occurred any announcement of, any negotiation by or any entry into any Contract by or commitment of Seller or any Equityholder to do any of the things described in this Section 4.9(a)(i)-(x).

(b) Since the first day of the current fiscal year, except as set forth in Section 4.9(a) of the Disclosure Schedule, or as expressly contemplated by this Agreement, Seller has conducted the Business only in the ordinary course consistent with past practice and:

(i) there has not occurred a Material Adverse Effect;

(ii) there has not occurred any change in the accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) by Seller or any revaluation by Seller of any of the Purchased Assets;

(iii) Seller has not materially changed its accounting or Tax policies, practices or methods, or made or revoked any Tax election (including any entity classification election on IRS Form 8832);

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(iv) Seller has not incurred, created or assumed any Lien (other than a Permitted Lien) on any of the Purchased Assets, any Liability for borrowed money or any Liability as guaranty or surety with respect to the obligations of any other Person, in each case other than in the ordinary course of business consistent with past practice;

(v) Seller has not made any deferral of the payment of any accounts payable, or given any discount, accommodation or other concession other than in the ordinary course of business, consistent with past practice, in order to accelerate or induce the collection of any receivable;

(vi) Seller has not made any material change in the manner in which it extends discounts, credits or warranties to customers or otherwise deals with such persons;

(vii) Seller has not made any material change in the manner it undertakes, manages or funds capital improvement projects; and

(viii) there has not occurred any announcement of, any negotiation by or any entry into any Contract by Seller to do any of the things described in this Section 4.9(a)(i)-(vii).

4.10. Litigation. Except as set forth in Section 4.10 of the Disclosure Schedule, there is no Action pending, or, to Seller’s knowledge, threatened against Seller or any of the Purchased Assets or any of its managers, directors, officers, employees, agents or representatives (in their capacities as such or relating to their employment, services or relationship with Seller), nor, to Seller’s knowledge, is there any reasonable basis for any such Action. There is no judgment, decree, injunction or order against Seller, the Business, any of the Purchased Assets, or, to Seller’s knowledge, any of its managers, directors, officers, employees, agents or representatives (in their capacities as such or relating to their employment, services or relationship with Seller). To Seller’s knowledge, there is no reasonable basis for any Person to assert a claim against Seller based upon Seller or any Equityholder entering into this Agreement or the Transactions. Seller has no Action pending or contemplated against any other Person.

4.11. Employee Matters.

(a) Section 4.11(a)(1) of the Disclosure Schedule sets forth a true, complete and correct list of all employees and independent contractors of Seller as of the date hereof, including thereon the name, date of hire, current hourly rate of pay (for non-exempt employees) or semi-monthly base salary (for exempt employees) and bonuses or other forms of incentive compensation, for each of: (i) the most recently-completed fiscal year; and (ii) the period beginning on the first day of the current fiscal year and ending as of the date hereof. Except as set forth on Section 4.11(a)(2) of the Disclosure Schedule, the employment of each employee employed by Seller is “at will”. All current and former employees of Seller who have been classified as exempt under the United States Fair Labor Standards Act (or similar Laws) (the “FLSA”) have been properly classified and treated as such, all current and former employees of Seller have been properly compensated for time worked in accordance with the FLSA and all persons who have provided services to Seller as an independent contractor have been properly classified as such. None of the employees of Seller or the Business is or has been a member of a bargaining unit covered by a collective bargaining agreement, and Seller is not and has not been subject to any union organizing effort, strike, work stoppage, lock out or other labor dispute involving its employees. Seller is not engaged in any unfair labor practices. Seller does not have any employees who hold U.S. temporary (non-immigrant) visas and has not entered into any contractual obligations with any employee or prospective employee to assist in obtaining permanent residence on behalf of such Person.

(b) Except as set forth on Section 4.11(b) of the Disclosure Schedule: (i) the execution of this Agreement and the consummation of the Transactions do not constitute a triggering event under any Seller Plan or Contract, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment, “parachute payment” (as such term

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is defined in Section 280G of the Code), severance, bonus, retirement or job security or similar-type benefit, benefits payable, increase any benefits or accelerate the payment or vesting of any benefits to any current or former employee, officer, manager, director or consultant of Seller; (ii) no Seller Plan provides for post-employment or retiree welfare benefits, except as required by applicable Law or for death benefits or retirement benefits under any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA); and (iii) no Seller Plan provides for the payment of severance, termination, change in control or similar-type payments or benefits. Seller has no obligation to pay any amount or provide any benefit to any former individual service provider (with the exception of participation rights under ERISA Title I, Subtitle B, Part 6 and Code Section 4980B (such statutory provisions and their predecessors referred to collectively as “COBRA”) or similar state Laws).

(c) To Seller’s knowledge, no employee, manager or officer of Seller is planning to not accept employment with Buyer on or immediately after the Closing Date.

4.12. Real Property; Title to Purchased Assets.

(a) Except as set forth on Section 4.12(a)(1) of the Disclosure Schedule, Seller does not currently own, nor has Seller ever owned, any parcel of real property. Section 4.12(a)(2) of the Disclosure Schedule sets forth a true, correct and complete legal description of each parcel of real property leased by Seller (the “Leased Real Property”). True, correct and complete copies of all leases entered into by Seller with respect to the Leased Real Property have been made available, and all such leases are listed on Section 4.12(a)(3) of the Disclosure Schedule. All leases and subleases listed on Section 4.12(a)(3) of the Disclosure Schedule are in full force and effect, are on commercially reasonable terms, and are valid and effective in accordance with their respective terms, and there is not, under any of such leases or subleases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by Seller or, to Seller’s knowledge, by any other party to such lease or sublease, or any Person in the chain of title to such leased or subleased premises.

(b) There are no contractual or legal restrictions that preclude or restrict the ability to use any Leased Real Property for the purposes for which it is currently being used. To Seller’s knowledge, there are no material latent defects or material adverse physical conditions affecting the Leased Real Property (and improvements thereon) that preclude or restrict the ability to use the Leased Real Property by Seller for the purposes for which it is currently being used.

(c) Seller has, and will convey, good and valid title to, or, in the case of leased properties and assets, valid leasehold or sub-leasehold interests in, all of the Purchased Assets, free and clear of any Liens (other than Permitted Liens). The Purchased Assets are all of the properties and assets used or held for use in the Business and constitute all of the assets appropriate, necessary and sufficient to conduct the operations of the Business as currently conducted. All equipment and other items of tangible personal property and assets included in the Purchased Assets: (i) are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, for the purposes for which they are currently used by Seller; (ii) were acquired and are usable in the ordinary course of business; and (iii) conform to all applicable Laws applicable thereto. To Seller’s knowledge, there is no material defect with any of the Purchased Assets.

4.13. Intellectual Property.

(a) Seller has full title and ownership of, or is duly licensed under or otherwise authorized to use, all Intellectual Property Rights necessary to enable it to carry on its business, free and clear of any Liens (except for Permitted Liens), and without any conflict with or infringement upon the rights of others. The Seller Intellectual Property is sufficient for the conduct of the business of Seller.

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Seller has not transferred ownership of, or agreed to transfer ownership of, any Intellectual Property Rights to any third party. No third party has any ownership right, title, interest, claim in or Lien on any of the Seller Owned Intellectual Property, and to Seller’s knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Seller Owned Intellectual Property by any third party. Seller has taken all necessary steps to prosecute, maintain and preserve its legal rights and ownership interests in all of its Seller Owned Intellectual Property.

(b) Section 4.13(b) of the Disclosure Schedule lists: (i) all Seller Owned Intellectual Property, including all patents and patent applications, and registrations and applications for trademarks, copyrights, and domain names and the jurisdictions in which it has been issued or registered or in which any application for such issuance and registration has been filed, or in which any other filing or recordation has been made; and (ii) all actions that are required to be taken by Seller within 120 days after the Closing Date with respect to such Intellectual Property Rights in order to avoid prejudice to, impairment or abandonment of such Intellectual Property Rights.

(c) To Seller’s knowledge, there is no unauthorized use, unauthorized disclosure, infringement or misappropriation of any Seller Owned Intellectual Property by any third party. Seller has not brought any Action for infringement or misappropriation of any Intellectual Property Right. Seller is not infringing, misappropriating or violating, or has never infringed, misappropriated or violated, the Intellectual Property Rights of any third party. Seller has not been implicated in any Action or received any formal communication alleging that Seller has violated or, by conducting its business as currently conducted or as proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other Person or entity.

4.14. Environmental Matters. Seller holds, and is in compliance in all material respects with, all Environmental Permits that are material to the conduct of the Business. Seller is otherwise in compliance in all material respects with applicable Environmental Laws. Seller has never received any formal communication from any Governmental Entity or any other Person that Seller is subject to any pending or threatened Action (a) based upon any provision of any Environmental Law and arising out of any act or omission of Seller or any of its employees, agents or representatives or (b) arising out of the ownership, use, possession, control or operation by Seller of any facility, site, area or property from which there was an Environmental Release of any Hazardous Substance.

4.15. Taxes. Seller has: (a) timely filed or caused to be timely filed or will timely file or cause to be timely filed all Tax Returns required to be filed with respect to the income or operations of the Business or the ownership of the Purchased Assets on or prior to the Closing Date and such Tax Returns are true, accurate and complete in all material respects and were prepared in compliance with applicable Law; (b) timely paid and discharged in full, or will timely pay and discharge in full, all Taxes required to be paid or discharged with respect to the income or operations of the Business or the ownership of the Purchased Assets on or prior to the Closing Date (whether or not shown as due on any Tax Return); (c) withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, customer, member or other party with respect to the income or operations of the Business or the ownership of the Purchased Assets on or prior to the Closing Date, and complied in all material respects with all information reporting and withholding provisions of applicable Law; and (d) paid in full all sales Taxes pertaining to the Business and the Purchased Assets (other than accrued sales taxes (related to accounts receivable) that are included in the Net Working Capital Amount). No deficiencies for any Tax have been threatened, claimed, proposed or assessed against Seller with respect to the income or operations of the Business or the ownership of the Purchased Assets. No Tax Return or Liability for Tax relating to the income or operations of the Business or the ownership of the Purchased Assets is under audit by the IRS or any other Tax Authority and any such past audits (if any) have been completed and fully resolved and all Taxes determined by such audit to be

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due have been paid in full to the applicable Tax Authorities. Seller has never granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax with respect to the income or operations of the Business or the ownership of the Purchased Assets. There are no Liens for Taxes upon any of the Purchased Assets, except Liens for current Taxes not yet due. Seller has made available true, correct and complete copies of all federal, state and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to with respect to the income or operations of the Business or the ownership of the Purchased Assets filed or received during the six-year period ending on the Closing Date. No claim has ever been made by any Governmental Entity in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction with respect to the income or operations of the Business or the ownership of the Purchased Assets.

4.16. Material Contracts.

(a) Section 4.16(a) of the Disclosure Schedule sets forth, by reference to the applicable subsection of this Section 4.16(a), all of the following Contracts to which Seller is a party (each, a “Material Contract”):

(i) any Contract for the purchase, sale, lease or license of property, materials, supplies, equipment, services, software, intellectual property or other assets committing Seller or the other party to such Contract to pay more than the Contract Materiality Threshold;

(ii) any Contract pursuant to which rights of any third party are triggered or become exercisable, or under which any other consequence, result or effect arises, in connection with or as a result of the execution of this Agreement or the consummation of the Transactions, either alone or in combination with any other event;

(iii) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the lending or borrowing of money, or any leasing transaction of the type required to be capitalized in accordance with Seller’s Accounting Principles and any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the Indebtedness of any other Person;

(iv) any Contract granting most favored nation pricing, exclusive territory, sales, distribution, marketing or other exclusive rights, rights of refusal, rights of first negotiation or similar rights and/or terms to any Person;

(v) any agreement containing any support, maintenance or service obligation or cost on the part of Seller, other than Contracts that do not commit Seller to pay more than the Contract Materiality Threshold;

(vi) any Contracts relating to the membership of, or participation by, Seller in, or the affiliation of Seller with, any industry standards group or association;

(vii) any Assumed Contract; and

(viii) any other Contract or obligation not listed in clauses (i) through (vii) of this Section 4.16(a) that individually had or has a value or payment obligation in excess of the Contract Materiality Threshold or is otherwise material to Seller or the Business.

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(b) Seller has not entered into any Contract limiting the freedom of Seller or any of its Affiliates to engage or participate, or compete with any other Person, in any line of business, market or geographic area, or to make use of any Intellectual Property Rights, or any Contract otherwise materially limiting the right of Seller or any of its Affiliates to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any products or services.

(c) All Material Contracts are in written form. Seller has performed, in all material respects, all of the obligations required to be performed by it prior to the date hereof and is not, to Seller’s knowledge, alleged to be in default in respect of, any Material Contract. Each of the Material Contracts is in full force and effect, subject only to the General Enforceability Exclusions. There exists no default or event of default or event, occurrence, condition or act, with respect to Seller or, to Seller’s knowledge, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or condition, would reasonably be expected to: (i) become a default or event of default under any Material Contract; or (ii) give any third party: (A) the right to declare a default or exercise any remedy under any Material Contract; (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Material Contract; (C) the right to accelerate the maturity or performance of any obligation of Seller under any Material Contract; or (D) the right to cancel, terminate or modify any Material Contract. Since its inception, Seller has not received or given any written communication regarding any actual or possible violation or breach of, default under, or intention to cancel or modify any Material Contract. Seller has no Liability for renegotiation of any Contract with any Governmental Entity or any other Person. Seller has made available true, correct and complete copies of all Material Contracts.

4.17. Customers; Suppliers.

(a) Seller has no outstanding material dispute concerning its products and/or services with any customer that, in the 12-month period ended on the Balance Sheet Date, was one of the 10 largest sources of revenues for the Business, based on amounts paid or payable (each, a “Significant Customer”). Each Significant Customer is listed on Section 4.17(a)(1) of the Disclosure Schedule. Except as described on Section 4.17(a)(2) of the Disclosure Schedule, Seller has not received any communication from any Significant Customer that such Person intends to cease conducting business with Seller in the foreseeable future or after the Closing, or that such Person intends to terminate or materially modify its pricing, payment terms, volume or existing relationship with Seller, and Seller has not provided, or does not intend or expect to provide, any notice of like effect to any Significant Customer.

(b) Seller has no outstanding dispute concerning products and/or services provided by any supplier or vendor who, in the 12-month period ended on the Balance Sheet Date, was one of the 10 largest suppliers of products and/or services to the Business, based on amounts paid or payable (each, a “Significant Supplier”). Each Significant Supplier is listed on Section 4.17(b)(1) of the Disclosure Schedule. Except as described on Section 4.17(b)(2) of the Disclosure Schedule, Seller has not received any communication from any Significant Supplier that such Person intends to cease conducting business with Seller in the foreseeable future or after the Closing, or that such Person intends to terminate or materially modify existing Contracts with Seller or otherwise decrease its commercial relationship with Seller. Seller has access, on commercially reasonable terms, to all products and services reasonably necessary to carry on its business as currently conducted and as proposed to be conducted, to Seller’s knowledge, there is no reasonably foreseeable reason why and, to Seller’s knowledge, there is no reason why Seller will not continue to have such access on commercially reasonable terms for the foreseeable future.

(c) Except as described in Section 4.17(c) of the Disclosure Schedule, Seller has no partnership, joint venture, agency, franchise or other relationship with any customer or supplier, other than the relationship of independent contractors.

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4.18. Insurance. Seller maintains insurance policies reasonably appropriate for its business and operations, including all legally required workers’ compensation insurance and casualty, fire and general liability insurance. Seller is in material compliance with all insurance requirements under its Contracts. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid, and Seller is otherwise in material compliance with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and, to Seller’s knowledge, there is no threatened termination of, or material premium increase with respect to, any of such policies or bonds.

4.19. Brokers. Except as set forth in Section 4.19 of the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Seller. Following the Closing, Buyer shall not have any Liability, either directly or indirectly, to any such investment banker, broker, advisor, finder or similar party as a result of this Agreement or the Transactions, or Seller’s engagement of any such investment banker, broker, advisor, finder or similar party prior to the Closing.

4.20. Warranties and Guaranties.

(a) Except as set forth on Section 4.20(a)(1) of the Disclosure Schedule, Seller has not made any express warranty or guaranty as to goods sold, or services provided by, Seller (a “Warranty”), and there is no pending or, to Seller’s knowledge, threatened claim alleging any breach of any Warranty. Copies of all Warranties are attached on Section 4.20(a)(2) of the Disclosure Schedule.

(b) Seller has no exposure to, or Liability under, any Warranty: (i) beyond that which is typically assumed in the ordinary course of business by persons engaged in businesses comparable in scope of the Business; or (ii) that would have a Material Adverse Effect on Seller or the Business. Adequate reserves for any expense to be incurred by Seller as a result of any Warranty granted prior to the Closing are reflected on the Estimated Net Working Capital Statement.

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4.21. Compliance with Laws. Seller complies, and has at all times since its inception complied, in all material respects with all applicable Laws. Seller has not, nor to Seller’s knowledge has any other Person, received any notice or other written communication at any time regarding any actual or alleged failure of Seller (as it relates to the Business) to comply with any applicable Law. Neither Seller nor any retained representative thereof has offered or given, and to Seller’s knowledge, no Person has offered or given on its behalf, anything of value to, in violation of applicable Law: (a) any official of a Governmental Entity, any political party or official thereof or any candidate for political office; (b) any customer or member of any Governmental Entity; or (c) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer or member of any Governmental Entity or any candidate for political office for the purpose of the following: (i) influencing any action or decision of such Person in such Person’s official capacity, including a decision to fail to perform such Person’s official function; (ii) inducing such Person to use such Person’s influence with any Governmental Entity to affect or influence any act or decision of such Governmental Entity to assist Seller or any Equityholder in obtaining or retaining business for, with, or directing business to, any Person; or (iii) where such payment would constitute a bribe, kickback or illegal or improper payment to assist Seller or any Equityholder in obtaining or retaining business for, with, or directing business to, any Person, except for an immaterial political contribution (in an amount which was less than $1,000) by a political action committee which was fully disclosed to the appropriate Governmental Entity (without any resulting fine or penalty to Seller).

4.22. Books and Records. Seller has made available true, correct and complete copies of: (a) all documents identified on the Disclosure Schedule; (b) the Organizational Documents, each as currently in effect; (c) the minute books containing records of all proceedings, consents, actions and meetings of Seller’s board of managers, committees of Seller’s board of managers and the Equityholders that occurred since the inception of Seller; (d) the records of Seller reflecting all Membership Interest issuances and transfers and all other securities of Seller; and (e) all Permits, orders and consents that are material to the operation of the Business, and all applications for such Permits, orders and consents. The minute books Seller made available contain a complete and accurate summary of all material actions taken at any meetings of managers, directors and the Equityholders of Seller, or actions by written consent thereof, in each case since the inception of Seller, and reflect all transactions referred to in such minutes accurately in all material respects.

4.23. Related Party Transactions.

(a) Except as set forth in Section 4.23(a)(1) of the Disclosure Schedule, there are no Contracts between Seller, on the one hand, and any of its managers, officers, directors, employees, Affiliates, Equityholders or other security holders, or any relative or spouse of any such person (each, a “Related Party”), on the other hand. Each employee, consultant or contractor of Seller who is a relative or spouse of any officer, director, Affiliate of Seller is listed on Section 4.23(a)(2) of the Disclosure Schedule.

(b) To Seller’s knowledge, no Related Party has any direct or indirect ownership interest in or relationship with: (i) any Person with which Seller has a material business relationship; or (ii) any Person that competes with Seller (other than solely by virtue of such Person’s ownership of less than 1% of the outstanding stock of publicly traded companies that compete with Seller).

4.24. Restrictions on Business Activities. There is no Contract pursuant to which Seller is or may become, or pursuant to which, immediately following the Closing any Purchased Asset will or may become, subject to any restrictions or purported restrictions on selling, licensing or otherwise distributing any of its products or on providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of any market.

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4.25. Solvency. Immediately after giving effect to the Transactions, Seller shall be solvent and shall: (a) be able to pay its debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent Liabilities); and (c) have adequate capital to carry on its business. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of Seller or any Equityholder. In connection with the Transactions, Seller has not incurred, or does not plan to incur, debts beyond its ability to pay as they become absolute and matured.

4.26. No Reliance. Buyer acknowledges that it has conducted to its satisfaction, its own independent investigation of the Business and the condition and operations of Seller, including with respect to the Purchased Assets and, in making its determination to proceed with the Transactions, Buyer has relied on the results of its own independent investigation. Notwithstanding anything in this Agreement to the contrary, Buyer expressly acknowledges that it has not relied, is not relying and will not rely upon any representations and warranties other than those made by Seller and the Equityholders in ARTICLE IV; provided, however, that nothing in this Section 4.26 shall limit, or shall be construed or deemed to limit, in any way whatsoever, any right or remedy of any Person against any other Person in the event of fraud or intentional misrepresentation.

4.27. Disclosure. No representation or warranty made to Buyer by Seller or any Equityholder with respect to the Transactions, whether in this Agreement or otherwise, contains an untrue statement of a material fact or omits to state a material fact necessary to make such statements, in light of the circumstances in which it was made, not misleading. Seller does not know of any fact or circumstance that is reasonably likely to materially adversely affect the Purchased Assets or the prospects, financial condition or results of operations of the Business.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE EQUITYHOLDERS

Each Equityholder, as to himself only and no other Party, represents and warrants to Buyer, severally and not jointly, as of the date of this Agreement and as of the Closing, that:

5.1. Authorization; Capitalization. Such Equityholder has all requisite power and authority to enter into this Agreement and each Ancillary Transaction Document to which such Equityholder is a party, and to perform his obligations hereunder and thereunder. The execution and delivery of this Agreement and each Ancillary Transaction Document to which such Equityholder is a party by such Equityholder and the consummation by such Equityholder of the Transactions have been duly authorized by all necessary action, if any, on the part of such Equityholder. This Agreement and each Ancillary Transaction Document to which such Equityholder is a party has been duly executed and delivered by such Equityholder and constitutes a valid and binding obligation of such Equityholder, enforceable against such Equityholder in accordance with its terms, subject to the General Enforceability Exclusions. Such Equityholder is not in violation of the Organizational Documents of Seller. There are no options, warrants, profits interests, phantom units or other rights, agreements, arrangements or commitments of any character relating to such Equityholder, or obligating such Equityholder to sell any Membership Interest or other securities. There are no outstanding contractual obligations of such Equityholder to repurchase, redeem or otherwise acquire any of the securities of any Person, including Seller, or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person, including Seller. As of immediately prior to the Closing, each Equityholder is the sole record and sole beneficial owner of the Membership Interests and other securities of Seller and set forth opposite his name on Section 4.3 of the Disclosure Schedule, free and clear of any Liens.

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5.2. Non-Contravention.

(a) No Conflict. The execution and delivery by such Equityholder of this Agreement and the Ancillary Transaction Documents to which such Equityholder is a party do not, and the consummation of the Transactions does not, and the Equityholder’s performance of his obligations under this Agreement and the Ancillary Transaction Documents to which such Equityholder is a party will not: (i) result in the creation of any Lien on any of such Equityholder’s Membership Interests; or (ii) conflict with or violate the Organizational Documents, or conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require any consent, approval or waiver from any Person pursuant to: (A) any Contract to which such Equityholder is a party or by which such Equityholder or any of such Equityholder’s Membership Interests in Seller is bound or affected; or (B) any applicable Law.

(b) Required Consents. Except for consents or approvals obtained prior to the date of this Agreement, no consent, approval, order, authorization, release or waiver of, or registration, declaration or filing with, any Governmental Entity or other Person is necessary or required to be made or obtained by such Equityholder to enable such Equityholder to lawfully execute and deliver, enter into, and perform his obligations under this Agreement and each of the Ancillary Transaction Documents to which such Equityholder is a party.

5.3. Litigation. There is no Action pending against such Equityholder that relates in any way to this Agreement, any Ancillary Transaction Document to which such Equityholder is a party, or the Transactions. To the knowledge of such Equityholder: (a) no such Action has been threatened; and (b) there is no reasonable basis for any such Action.

5.4. No Brokers. Except as set forth in Section 4.19 of the Disclosure Schedule, such Equityholder is not obligated for the payment of any fees or expenses of any investment banker, broker, advisor, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Transactions. Following the Closing, none of Buyer, or any of his respective Affiliates shall have any Liability, either directly or indirectly, to any such investment banker, broker, advisor, finder or similar party as a result of this Agreement or the Transactions or the engagement of any such investment banker, broker, advisor, finder or similar party prior to the Closing.

5.5. Taxes. Such Equityholder has had an opportunity to review with his own advisors the Tax consequences of the Transactions. Such Equityholder understands that he must rely solely on his advisors and not on any statements or representations made by Buyer or any of his agents or representatives. Such Equityholder understands that such Equityholder (and not Buyer, or Seller or any other Person) shall be responsible for any Tax Liability for such Equityholder that may arise as a result of the Transactions.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement, Buyer hereby represents and warrants, solely to Seller, as follows:

6.1. Organization and Authority of Buyer; Enforceability. Buyer is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation. Buyer has full entity power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder and the consummation of the

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Transactions have been duly authorized by all requisite actions on the part of Buyer. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

6.2. Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the documents to be delivered hereunder, and the consummation of the Transactions, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Buyer; or (b) violate or conflict with any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to Buyer. No consent, approval, waiver or authorization is required to be obtained by Buyer from any Person or entity (including any Governmental Entity) in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation of the Transactions.

6.3. Legal Proceedings. There is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by Buyer that challenges or seeks to prevent, enjoin or otherwise delay the Transactions.

ARTICLE VII

COVENANTS

7.1. Further Action; Reasonable Best Efforts. Upon the terms and subject to the conditions of this Agreement, each Party shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including executing and delivering such additional documents, instruments, conveyances and assurances, and using its reasonable best efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to Contracts with Seller as are necessary for the consummation of the Transactions. In case, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties shall use their respective reasonable best efforts to take all such action.

7.2. Closing Inventory Count. Prior to the opening of business on September 4, 2018, Seller shall perform and deliver to Buyer a full physical inventory count of any inventory of the Business as of Closing Effective Time, other than the excluded inventory set forth on Schedule 2.1(b)(1), that specifically identifies, with respect to each item of inventory, the name, quantity, cost and extended value thereof.

7.3. Access and Cooperation. Seller shall: (a) cooperate in the preparation by Buyer of audited financial statements related to the Business as determined by Buyer to be appropriate; and (b) permit Buyer and its professional advisors to make copies and inspections of any documentation related to the preparation of such audited financial statements as may be reasonably requested, and to examine and verify (by such means as determined by Buyer in its sole discretion) all of the Purchased Assets of a tangible nature, including with respect to their quantity, location and condition.

7.4. Public Announcements. Neither Seller nor any Equityholder shall, and Seller and each Equityholder shall cause their respective agents and representatives not to, prior to Buyer’s public announcement, if any, of this Agreement and the Transactions, directly or indirectly, issue any press release or other public statement relating to the terms of this Agreement or the Transactions or use Buyer’s name or the name of any Affiliate of Buyer or refer to Buyer or any Affiliate of Buyer directly or indirectly in connection with Buyer’s relationship or the relationship of any Affiliate of Buyer with Seller or the Business in any media interview, advertisement, news release, press release or professional or trade publication, or

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in any print media, whether or not in response to an inquiry, without the prior written approval of Buyer, unless required by Law (in which event a satisfactory opinion of counsel to that effect shall be first delivered to Buyer prior to any such disclosure) and except as reasonably necessary for Seller to obtain the consents and approvals of third parties contemplated by this Agreement. In the event Buyer makes any public announcement with respect to this Agreement or the Transactions, neither Seller nor any Equityholder shall, and each such Party shall cause its respective Affiliates, agents and representatives not to, issue any press release or other public statement relating to the terms of this Agreement or the Transactions that differs in any material respect from any such public announcement made by Buyer or any of its Affiliates. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit or otherwise restrict or limit any communication between Buyer, on the one hand, and any of its Affiliates or limited partners, on the other hand, and Buyer and its Affiliates shall be free to make customary disclosures to their respective Affiliates and limited partners relating to the terms of this Agreement and/or the Transactions.

7.5. Tax Matters.

(a) Cooperation on Tax Matters. Each Party shall cooperate fully, as and to the extent reasonably requested by the other Parties, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon any other Party’s request) the provision of records and information which are reasonably necessary to any such audit, litigation or other proceeding and being available on a mutually convenient basis to provide additional information and explanation of any matters provided hereunder. Each Party shall retain all books and records with respect to Tax matters pertinent to the income or operations of the Business or the ownership of the Purchased Assets relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (including extensions) of the respective Taxable periods, and abide by all record retention agreements entered into with any Tax Authority. Each Party further agrees, upon request, to use reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the Transactions.

(b) Property Taxes. All Property Taxes for a Tax period which includes (but does not end on) the Closing Date shall be apportioned between Seller, on the one hand, and Buyer, on the other hand, based on the number of days of such Tax period included in the Pre-Closing Tax Period and the number of days of such Tax period after the Closing Date (with respect to any such Tax period, the “Post-Closing Tax Period”). Seller shall be liable for the proportionate amount of such Property Taxes that is attributable to the Pre-Closing Tax Period, and Buyer shall be liable for the proportionate amount of such Property Taxes that is attributable to the Post-Closing Tax Period.

(c) Purchase Price Allocation. Buyer shall prepare a schedule allocating the Final Net Purchase Price, together with any additional amounts required to be treated as consideration under applicable Treasury Regulations, among the Purchased Assets (the “Purchase Price Allocation”). The Purchase Price Allocation shall be prepared in accordance with the requirements of Section 1060 of the Code and the Treasury Regulations thereunder. Buyer will deliver to Seller a draft Purchase Price Allocation within 45 days after final determination of the Final Net Working Capital Adjustment Amount. Buyer and Seller shall cooperate in good faith to resolve any disputes as to such Purchase Price Allocation no later than 30 days following Buyer’s delivery of the draft Purchase Price Allocation. Any dispute not resolved by such date shall be resolved by the Neutral Accountant. The Neutral Accountant’s determination shall control how the Purchase Price Allocation will be filed. The Neutral Accountant shall determine which Party’s position with respect to the disputes, taken as a whole, is most inconsistent with the Neutral Account’s resolution of such disputes, taken as a whole. Such Party shall be responsible for all costs, fees and expenses of the Neutral Accountant (including any indemnity obligations to the Neutral Accountant).

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The Parties agree: (i) that the Purchase Price Allocation shall be binding on the Parties for all Tax reporting purposes; and (ii) to file all Tax Returns in a manner consistent with the Purchase Price Allocation. If any Taxing Authority disputes the Purchase Price Allocation, the Party receiving notice of the dispute shall promptly notify the other Party of such dispute and the Parties shall cooperate in good faith in responding to such dispute in order to preserve the effectiveness of the Purchase Price Allocation. Any payment treated as an adjustment to the Final Net Purchase Price under Section 2.5 or Section 8.8, as applicable, shall be allocated among the Purchased Assets in a manner consistent with the Purchase Price Allocation, unless otherwise required by applicable Law.

(d) Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (collectively, “Transfer Taxes”) incurred in connection with the Transactions shall be borne in equal proportions by Seller and Buyer. Seller will file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation; provided, however, that Buyer shall be given the opportunity to review and comment on any such Tax Return or other documentation before joining in the execution thereof.

7.6. Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer. Seller agrees to indemnify and hold Buyer harmless against any and all Indemnifiable Damages incurred or suffered by any Indemnified Person as a result of any failure to comply with any such “bulk sales,” “bulk transfer” or similar Laws.

7.7. Non-Assignable Contracts. “Non-Assignable Contracts” means a Contract included in the Assumed Contracts that requires third party consent for assignment that has not been obtained by Seller as of the Closing. Seller shall, during the remaining term of each Non-Assignable Contract, use commercially reasonable efforts to: (a) obtain the consent of the applicable third party; (b) make the benefit of each such Non-Assignable Contracts available to Buyer following the Closing; and (c) enforce following the Closing, at the request of Buyer and at the expense and for the account of Buyer, any right of Seller arising from such Non-Assignable Contracts against the other party or parties thereto (including the right to elect or terminate any such Non-Assignable Contract in accordance with the terms thereof). Until consent is obtained from the applicable third party with respect to each Non-Assignable Contract, Seller and Buyer shall cooperate, in all commercially reasonable respects, in any lawful and commercially reasonable arrangement proposed by Buyer and reasonably agreeable to Seller under which: (i) Buyer would obtain (without infringing on the legal rights of any third party) the economic claims, rights and benefits; and (ii) Buyer would assume any related economic burden, including, without limitation, any warranty obligations, in each case, with respect to such Non-Assignable Contract that arises after the Closing Effective Time. Seller will not take any action or suffer any omission that would limit or restrict or terminate the benefits to Buyer under any such Non-Assignable Contract. With respect to any such Non-Assignable Contract as to which the necessary approval or consent for the assignment or transfer to Buyer is obtained following the Closing, Seller shall transfer such Non-Assignable Contract to Buyer by execution and delivery of an instrument of conveyance reasonably satisfactory to Buyer and Seller within three Business Days following receipt of such approval or consent.

7.8. Misdirected Payments. If Seller or any Equityholder receives any payment after the Closing arising out of or relating to the Purchased Assets, Seller agrees to promptly remit such funds to Buyer.

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7.9. Employees. Buyer may offer “at will” employment to such employees of Seller as Buyer may choose in its discretion. Seller shall be responsible for compliance with COBRA, including the provision of continuation coverage with respect to all employees of Seller and their qualified beneficiaries for whom a qualifying event occurs at or prior to the Closing, and all current and former employees of Seller and its Affiliates and their qualified beneficiaries, who are not hired by Buyer or their qualified beneficiaries, for whom a qualifying event occurs at any time. Buyer shall be responsible for compliance with COBRA, including the provision of continuation coverage with respect to only those employees of Seller hired by Buyer effective immediately following the Closing for whom a qualifying event occurs after the Closing. The terms “continuation coverage,” “qualified beneficiaries,” and “qualifying event” are used herein with the meanings ascribed to them in COBRA. Seller will also be responsible for any and all severance obligations to employees of Seller.

7.10. Payment of all Taxes Resulting from Sale of Purchased Assets by Seller and the Equityholders. Seller and each Equityholder, as applicable, shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Purchased Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by applicable Law.

7.11. Payment of Other Excluded Liabilities. In addition to payment of Taxes pursuant to Section 7.5, Seller shall pay, or make adequate provision for the payment, in full all of the Excluded Liabilities and other Liabilities and other obligations of Seller under this Agreement.

7.12. Restrictions on Dissolution and Distributions. Seller shall not dissolve, or make any distribution of the proceeds received pursuant to this Agreement, until Seller’s payment, or adequate provision for the payment, of all of its obligations pursuant to Section 7.10 and Section 7.11.

7.13. Release. In consideration for the agreements and covenants of Buyer set forth in this Agreement, as of and following the Closing Date, Seller and each Equityholder and each of their respective Affiliates hereby knowingly, voluntarily and unconditionally releases, forever discharges, and covenants not to sue Buyer and its predecessors, successors, parents, Subsidiaries and other Affiliates, and any of their respective current and former officers, directors, employees, agents, or representatives from and for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs, and expenses (including attorneys’ fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that Seller or such Equityholder has or may have, now or in the future, arising out of, relating to, or resulting from any act of commission or omission, errors, negligence, strict liability, breach of contract, tort, violations of Law, matter or cause whatsoever from the beginning of time to the Closing Date; provided, however, that such release will not cover: (a) any claims against Buyer arising after the Closing Date under this Agreement, or any Ancillary Transaction Document (including any Employee Offer Letter); or (b) any claims relating to defective materials or otherwise pertaining to products and services supplied by any of Buyer’s parents, Subsidiaries or other Affiliates prior to the Closing Date.

ARTICLE VIII

INDEMNIFICATION

8.1. Indemnification.

(a) Subject to the limitations and exceptions set forth in this Article VIII, Seller and each Equityholder (as such, the “Indemnifying Person”), jointly and severally, agree to indemnify and hold harmless Buyer and each of its managers, directors, officers, agents, employees, representatives, Affiliates, successors and assigns (each of the foregoing being referred to individually as an “Indemnified Person” and collectively as “Indemnified Persons”) from and against any and all losses, Liabilities, damages, fees, settlement costs and expenses, including costs of investigation and defense and reasonable fees and expenses of legal counsel, experts and other professionals (collectively, “Indemnifiable Damages”), whether or not due to a third-party claim, in each case, directly or indirectly incurred, arising out of or resulting from or in connection with:

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(i) any breach of any representation or warranty made by Seller in Article IV or made by Seller in any Ancillary Transaction Document to which Seller is a party;

(ii) any breach of any covenant made by Seller in this Agreement or in any Ancillary Transaction Document to which Seller is a party;

(iii) any and all Indebtedness of Seller and Transaction Expenses;

(iv) any breach of or default of any of the covenants made by Seller in this Agreement or in any Ancillary Transaction Document to which Seller is a party;

(v) any and all Excluded Taxes, or the nonpayment thereof (except to the extent included as a current liability in calculating the Final Net Working Capital Amount);

(vi) the execution of the Commercial Lease by and between Buyer and MBSB Commercial Holdings LLC, including with respect to any Indemnifiable Damages arising from or related to: (i) any debt financing arrangement entered into in connection with the property subject to the Commercial Lease by MBSB Commercial Holdings, LLC or Seller; and (ii) Buyer’s eviction from such property by any party that provides or has provided MBSB Commercial Holdings, LLC or Seller with financing for the property for any reason other than a default by Buyer under the terms of the Commercial Lease;

(vii) the Excluded Assets or the Excluded Liabilities; and

(viii) events or circumstances occurring or existing with respect to the ownership, operation and maintenance of the Business and the Purchased Assets on or prior to the Closing Date, except the Assumed Liabilities.

(b) Subject to the limitations and exceptions set forth in this Article VIII, each Equityholder, being an Indemnifying Person, on a several and not joint basis, agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnifiable Damages, whether or not due to a third-party claim, in each case, directly or indirectly incurred, arising out of or resulting from or in connection with any breach of any representation, warranty or covenant made by such Equityholder in this Agreement or in any Ancillary Transaction Document to which such Equityholder is a party.

(c) Materiality standards or qualifications in any representation, warranty or covenant shall only be taken into account in determining whether a breach of or default in connection with such representation, warranty or covenant exists, and shall not be taken into account in determining the amount of any Indemnifiable Damages with respect to such breach or default.

8.2. Recourse; Other Limitations.

(a) The indemnification obligations of each Indemnifying Person under this Article VIII shall constitute the sole and exclusive rights, claims and remedies of all Indemnified Persons with respect to the Transactions against such Indemnifying Person; provided, however, that this Article VIII shall not limit or restrict Buyer’s and its Affiliates’ rights to specific performance, injunctive relief or any other equitable remedies for any breach or threatened breach of this Agreement or any Ancillary Transaction Document to which Seller or any Equityholder is a party, or any right or remedy arising by reason of any claim of fraud or intentional misrepresentation. Recovery pursuant to the terms of this Article VIII shall be the sole and exclusive remedy of the Indemnified Persons for any Indemnifiable Damages arising out of, resulting from or in connection with the Transactions.

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(b) Except with respect to Special Matters or indemnification claims pursuant to Section 8.1(a)(i) or Section 8.1(b) for breaches of Fundamental Representations, the Indemnified Persons’ sole recourse for any indemnification claims shall be against the Escrow Account in the aggregate amount held in such Escrow Account, which shall be the Escrow Amount prior to any claims against such Escrow Amount.

(c) With respect to Special Matters and with respect to indemnification claims pursuant to Section 8.1(a)(i) or Section 8.1(b) for breaches of Fundamental Representations, the Indemnifying Person shall be liable for any Indemnifiable Damages resulting therefrom up to the sum of: (i) the Final Net Purchase Price; plus (ii) the portion of the Earn-Out Consideration actually earned pursuant to Section 2.6, if any.

(d) Other than with respect to indemnification claims pursuant to Section 8.1(a)(i) or Section 8.1(b) for a breach of any of the Fundamental Representations, no claim for indemnification may be made by any Indemnified Person pursuant to Section 8.1(a)(i) or Section 8.1(b) unless and until the aggregate amount of the Indemnifiable Damages exceeds the Basket Amount, at which point, subject to the limits set forth in this Article VIII, Indemnified Persons may recover all Indemnifiable Damages, including the Basket Amount. No Indemnified Person shall be entitled to receive indemnification more than once with respect to the same loss even if the state of facts giving rise to such loss constitutes a breach of more than one representation, warranty, covenant or agreement.

8.3. Period for Claims; Other Limitations. The period during which claims for Indemnifiable Damages may be made pursuant to Section 8.4 for the indemnity obligations under this Agreement (the applicable period, the “Claims Period”) shall commence at the Closing and terminate on the first Business Day occurring after the 12-month anniversary of the Closing Date (the “Indemnification Period”); provided, however, that the Claims Period for claims made: (a) pursuant to Section 8.1(a)(i) or Section 8.1(b) with respect to the breach of a Fundamental Representation shall commence at the Closing and shall terminate on the first Business Day occurring after the 24-month anniversary of the Closing Date; and (b) pursuant to Sections 8.1(a)(ii)-(vii) shall commence at the Closing and shall survive for the applicable statute of limitations period under governing law (the applicable time period specified in this proviso being the “Subsequent Claims Period”). Notwithstanding anything to the contrary in this Agreement, all or the applicable portion of the Escrow Amount necessary to satisfy any unresolved or unsatisfied claim for Indemnifiable Damages specified in any Officer’s Certificate delivered to Seller pursuant to Section 8.4 prior to expiration of the Indemnification Period shall not be distributed to Seller until such claim for Indemnifiable Damages has been resolved or satisfied in accordance with the terms hereof, at which point the entire remaining portion of the Escrow Amount shall be distributed to Seller upon the terms and subject to the conditions set forth in the Escrow Agreement. With respect to any portion of the Escrow Amount reserved for a given indemnification claim following the expiration of the Indemnification Period, such reserved amount shall be distributed to Seller after such claim has been resolved or satisfied in accordance with the terms of this Agreement, net of any amounts therefrom used to satisfy any Indemnifying Person’s indemnification obligations with respect to such claim in accordance with this Article VIII, upon the terms and subject to the conditions set forth in the Escrow Amount.

8.4. Claims. On or before the last day of the Indemnification Period, Buyer may deliver to Seller and, following the expiration of the Indemnification Period, on or before the last day of the Subsequent Claims Period, as applicable, Buyer may deliver to Seller, a certificate signed by any officer of Buyer (as updated or amended from time to time by Buyer in good faith by delivering an updated or

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amended Officer’s Certificate to Seller, an “Officer’s Certificate”): (a) stating that an Indemnified Person has incurred, paid, reserved or accrued Indemnifiable Damages, or is reasonably likely to incur, pay, reserve or accrue Indemnifiable Damages (or that with respect to any Tax matters, that any Tax Authority may reasonably raise such matter in audit of Buyer which could give rise to Indemnifiable Damages); (b) stating the Indemnified Person’s reasonable, good faith estimate of the amount of such Indemnifiable Damages (which, in the case of Indemnifiable Damages not yet incurred, paid, reserved or accrued, may be the maximum amount reasonably anticipated by Buyer to be incurred, paid, reserved or accrued); and (c) specifying in reasonable detail (based upon the information then possessed by Buyer) the individual items of such Indemnifiable Damages included in the amount so stated and the nature of the claim to which such Indemnifiable Damages are related and the principal facts, to the extent then known by Buyer, giving rise to any such claim for indemnification and the sections of this Agreement pursuant to which such claim is being made. Provided that the Officer’s Certificate is delivered to Seller within the Indemnification Period or Subsequent Claims Period, as applicable, no delay in providing such Officer’s Certificate shall affect an Indemnified Person’s rights hereunder, unless (and then only to the extent that) the applicable Indemnifying Person is materially prejudiced by such delay.

8.5. Resolution of Objections to Claims.

(a) Seller shall have 30 days after receipt of an Officer’s Certificate to object in good faith in writing to any claim or claims by Buyer made in such Officer’s Certificate, and if no such written objection is received by Buyer within such 30-day period, such matter shall be deemed to be determined in favor of Buyer as set forth in, and as may be qualified by, such Officer’s Certificate. If Seller objects in good faith and delivers written notice of such objection to Buyer within such 30-day period, Buyer and Seller shall attempt in good faith for 45 days after Buyer’s receipt of such written objection to resolve such objection. If Buyer and Seller shall so agree, a memorandum setting forth such agreement shall be prepared and signed by all such Parties, and the Indemnified Person may unilaterally direct the Escrow Agent to distribute an amount equal to the agreed amount set forth in such memorandum as specified in written instructions delivered by the Indemnified Person to the Escrow Agent.

(b) If no such agreement can be reached during the 45-day period of good faith negotiation, but in any event upon the expiration of such 45-day period, either Buyer or Seller may submit the dispute (the “Dispute”) to mandatory, final and binding arbitration to be held in Anaheim, California, pursuant to the terms of this Section 8.5. The Dispute shall be resolved in accordance with this Section 8.5 and the decision of the arbitrator as to the validity and amount of any claim in the relevant Officer’s Certificate shall be non-appealable, binding and conclusive upon the Parties absent manifest error.

(i) AAA Rules. Any Dispute shall be settled in accordance with the American Arbitration Association’s rules then in effect (the “AAA Rules”); provided, however, that this Section 8.5 shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a Dispute. Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the Parties or by the AAA Rules, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the Parties are not able to agree upon his or her rate of compensation. For any Dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

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(ii) Selection of Arbitrator. The Parties will cooperate with the American Arbitration Association in promptly selecting from a list of arbitrators who are lawyers familiar with Delaware contract law one arbitrator; provided, however, that: (A) such arbitrator cannot work for a firm then performing services for either Party; and (B) each Party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such Party may wish. In the event that the Parties cannot agree on an arbitrator within five Business Days after either Party’s issuance of a written demand for arbitration, the Dispute shall be submitted to three arbitrators, chosen as follows. Each of Seller and Buyer shall designate an arbitrator and notify the other of its choice within 15 calendar days after such written demand for arbitration has been received by the receiving party. If either such Party does not so designate such arbitrator within 15 calendar days, the American Arbitration Association promptly shall select an arbitrator for the Party in question within 10 calendar days after the expiration of such 15-day period. The two arbitrators so chosen shall select a third arbitrator within 10 calendar days after both are appointed. If the two arbitrators so chosen shall be unable to agree upon a third arbitrator within such ten-day period, the third arbitrator shall be chosen in accordance with the AAA Rules.

(iii) Payment of Costs. Buyer and Seller will bear the expense of deposits and advances required by the arbitrator in equal proportions, but either Party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator will allocate in the final award all costs, fees and expenses among the Parties in accordance with what the arbitrator deems just and equitable under the circumstances. If the Dispute is heard by three arbitrators, Seller and Buyer shall pay the costs, fees and expenses of the arbitrator appointed on behalf of Seller or Buyer, as the case may be, and the costs, fees and expenses of the additional arbitrator shall be paid in equal shares by Seller, on the one hand, and Buyer, on the other hand. Each Party shall bear the costs, fees and expenses of its own counsel, witnesses and exhibits and, except as expressly contemplated herein, any other costs associated with any such arbitration. The administrative fee of the American Arbitration Association will be paid in equal shares by Buyer, on the one hand, and Seller, on the other hand.

(iv) Award. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator or arbitrators, as applicable, will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to Buyer and Seller, along with a signed copy of the award.

(v) Terms of Arbitration. The arbitrator or arbitrators, as applicable, chosen in accordance with the provisions of this Section 8.5 will not have the power to alter, amend or otherwise affect the provisions of this Agreement, including the terms of these arbitration provisions or the limits set forth in Section 8.2.

(vi) Confidentiality. At the request of any Party, the mediators, arbitrators, attorneys, parties to the mediation or arbitration, witnesses, experts, court reporters, or other persons present at a mediation or arbitration shall agree in writing to maintain the strict confidentiality of the proceedings.

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8.6. Third-Party Claims.

(a) In the event that any claim for which an Indemnifying Person would be liable to an Indemnified Person hereunder is asserted against or sought to be collected from such Indemnified Person by a third party (including any Tax audit, contest or similar proceeding) (each, a “Third-Party Claim”), the Indemnified Person shall notify in writing Seller of such Third-Party Claim within 10 days after the Indemnified Person becomes aware of such Third-Party Claim (or within such shorter period as may be required to permit the Indemnifying Person to respond to any such Third-Party Claim), specifying the nature of and the specific basis for such Third-Party Claim and a good faith estimate (to the extent practicable) of the amount of all related Indemnifiable Damages; provided, however, that the failure to so notify Seller will not relieve any Indemnifying Person from Liability under this Article VIII unless (and then only to the extent that) it has been prejudiced by such delay.

(b) The Indemnifying Person shall be entitled to assume and control the defense of such Third-Party Claim at its expense and through counsel of its choice if and only if the Indemnifying Person (i) provides to the Indemnified Person written notice of the Indemnifying Person’s election to defend such Third-Party Claim within 30 days of the receipt of such notice from the Indemnified Person and (ii) provides to the Indemnified Person written acknowledgment that such Third-Party Claim involves a matter for which the Indemnifying Person is obligated to provide indemnification to the Indemnified Person pursuant to this Article VIII; provided, however, that in the case of any Third-Party Claim with respect to any Tax audit, contest or similar proceeding, the Indemnifying Person shall not be entitled to assume and control the defense of such Third-Party Claim to the extent such Tax audit, contest or similar proceeding relates to a Taxable period (or portion thereof) beginning after the Closing Date.

(c) If the Indemnifying Person elects to undertake any such defense, the Indemnified Person may participate in such defense at its own expense. The Indemnified Person shall cooperate with the Indemnifying Person in such defense and make available to the Indemnifying Person, at the Indemnifying Person’s expense, all witnesses, pertinent records, materials and information in the Indemnified Person’s possession or under the Indemnified Person’s control relating thereto (or in the possession or control of any of its Affiliates or its or their representatives) as are reasonably requested by the Indemnifying Person or its counsel. If the Indemnifying Person elects to control any such defense, the Indemnified Person shall not, without the Indemnifying Person’s prior written consent pay or permit to be paid any amount in settlement of such Third-Party Claim unless: (i) the Indemnifying Person consents in writing to such payment; (ii) the Indemnifying Person withdraws from the defense of, or fails to actively conducting the defense of, such Third-Party Claim; or (iii) a final judgment is entered against the Indemnified Person with respect to such Third-Party Claim. Notwithstanding anything to the contrary in this Agreement, with respect to any Third-Party Claim for which the Indemnifying Person has elected to conduct the defense and is actively conducting the defense thereof, if the Indemnified Person so directs the Indemnifying Person in writing, the Indemnifying Person shall settle, compromise or discharge such Third-Party Claim for the settlement amount specified by the Indemnified Person (the “Settlement Amount”), which shall be paid as follows: (A) to the extent that the Indemnifying Person does not object to the amount to be paid to the applicable third party in connection with the settlement, compromise or discharge of such Third-Party Claim, such amount shall constitute Indemnifiable Damages for all purposes under this Agreement (such amount, the “Agreed Value”), and the Indemnified Person may unilaterally direct the Escrow Agent to distribute an amount equal to the Agreed Value as specified in written instructions delivered by the Indemnified Person to the Escrow Agent; and (B) the Indemnified Persons shall fund any portion of the Settlement Amount that is in excess of the Agreed Value (such excess, the “Disputed Amount”). The Indemnified Person shall have the right to make a claim for Indemnifiable Damages for the Disputed Amount and, if the Indemnified Person makes such claim, a portion of the Escrow Amount equal to the Disputed Amount shall continue to be held by the Escrow Agent and shall not be paid to Seller until the Indemnified Person’s claim for Indemnifiable Damages with respect to the Disputed Amount has

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been resolved or satisfied in accordance with the terms of this Section 8.6 and of Section 8.5. If the Indemnified Person makes such a claim, then the Disputed Amount shall be referred to arbitration pursuant to Section 8.5(b). The arbitrator shall determine the settlement value of the applicable Third-Party Claim. If such settlement value is in excess of the Agreed Value, then the Indemnified Person may unilaterally direct the Escrow Agent to distribute from the Escrow Amount an amount, up to the Disputed Amount, as specified in written instructions delivered by the Indemnified Person to the Escrow Agent. If such settlement value is equal to or less than the Agreed Value, then the Indemnifying Person shall have no Liability to the Indemnified Person with respect to the Disputed Amount and the Disputed Amount shall cease to be reserved under the Escrow Amount. The Indemnifying Person shall have the right to settle any Third-Party Claim to which the Indemnified Person consents in writing, such consent not to be unreasonably withheld or delayed.

8.7. No Waiver by Knowledge. An Indemnified Person’s right to indemnification under this Article VIII based on the breach of any representation, warranty, covenant or agreement (or based on the failure of any representation or warranty to be true as of the date hereof or as of the Closing (or, if made as of another specified date, as of such date)) shall not be diminished or otherwise affected in any way as a result of the existence of such Indemnified Person’s or its Affiliates’ or their respective representatives’ knowledge of such breach or untruth as of date hereof or as of the Closing (or, if made as of another specified date, as of such date), regardless of whether such knowledge exists as a result of the Indemnified Person’s investigation, as a result of disclosure by the Indemnifying Person (or any other Person), or otherwise.

8.8. Tax Treatment of Indemnity Payments. The Parties agree to treat any indemnity payment made pursuant to this Article VIII as an adjustment to the Final Net Purchase Price for federal, state, local and foreign income Tax purposes unless otherwise required by Law.

ARTICLE IX

GENERAL PROVISIONS

9.1. Survival of Representations and Warranties and Covenants. The respective representations and warranties with respect to Seller in Article IV and of the Equityholders in Article V, as applicable, shall survive the Closing and remain in full force and effect until the expiration of the Claims Period that applies to such representations and warranties as set forth in Section 8.3; provided, however, that no right to indemnification pursuant to Article VIII in respect of any claim that is set forth in an Officer’s Certificate (including any update or amendment thereto) delivered to Seller prior to the expiration of the applicable Claims Period shall be affected by the expiration of such representations and warranties as it relates to such claim.

9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested), or sent via email (with receipt confirmed), to the Parties at the respective addresses set forth on Schedule F (or at such other address for a Party as shall be specified by like notice).

9.3. Counterparts. This Agreement may be executed in one or more counterparts (including by means of DocuSign (or similar) or transmission in portable document format (.pdf)), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterpart.

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9.4. Entire Agreement; Non-assignability; Parties in Interest; Amendment. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the Exhibits attached hereto, the Schedules, including the Disclosure Schedule: (a) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the Parties any rights or remedies hereunder (except that Article VIII is intended to benefit Indemnified Persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided herein. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by Buyer and Seller (on behalf of Seller and the Equityholders).

9.5. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided; however, that Buyer may assign, transfer or delegate its rights and obligations pursuant to this Agreement, in whole and not in part, to one of the following Persons if such Person signs a written agreement evidencing its assumption of such rights and obligations: (a) any direct wholly-owned Subsidiary of Buyer or any successor in interest to Buyer; (b) one or more banks or other lenders providing financing to Buyer or its Affiliates from time to time; or (c) any Person that acquires the outstanding shares of capital stock or substantially all of the assets of Buyer.

9.6. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the Parties. The Parties shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.7. Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any Party of any right to specific performance or injunctive relief. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity, and the Parties hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

9.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. Other than as expressly provided in Section 2.5, Section 2.6 and Section 8.5 with respect to the resolution of Disputes, the Parties hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the Wilmington, Delaware, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement and in respect of the Transactions, and hereby waive, and agree not to assert, as a defense in any Action for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such Action may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such Action shall be heard and determined in such a Delaware state or federal court. The Parties hereby consent to and grant any such court jurisdiction over the Person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Action in the manner provided in Section 9.2 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular Action, venue shall lie solely in the State of Delaware.

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9.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

9.10. Fees and Expenses. Other than as expressly provided in Section 2.5, Section 2.6 and Article VIII, each Party shall bear and pay all fees, costs and expenses that have been incurred or that are incurred in the future by such Party in connection with the Transactions, including all fees, costs and expenses incurred by such Party in connection with or by virtue of: (a) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection herewith or therewith; (b) the preparation and submission of any filing or notice required to be made or given in connection with the Transactions; and (c) the consummation of the Transactions.

9.11. Confidentiality. It is understood and agreed by Seller and each Equityholder and their respective counsel that this Agreement and all of its Schedules and Exhibits, as well as its terms, and matters discussed in negotiating its terms are confidential. It is therefore understood and agreed by Seller and each Equityholder and their respective counsel that they will not (except as specifically permitted under Section 7.4), and will cause their Affiliates not to, unless required by a subpoena, court or applicable Law, reveal, discuss, publish or in any way communicate any terms of this Agreement, or the fact of the Agreement generally, other than to state that the terms in the Agreement were satisfactory to all Parties.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

L.A.R.K. Industries, Inc. (d/b/a Residential Design Services)

By:	/s/ Kendall R. Hoyd
Name:	Kendall R. Hoyd
Title:	President

[Signature Page to Purchase Agreement]

SELLER:

Summit Stoneworks, LLC

By:	/s/ Brandon Self
Name:	Brandon Self
Title:	CFO

EQUITYHOLDER:

/s/ John Manning
John Manning

/s/ James Manning
James Manning

/s/ Brandon Self
Brandon Self

/s/ Sam Roberts
Sam Roberts

[Signature Page to Purchase Agreement]

Schedule A

Additional Defined Terms

Term	Definition

Actual EBITDA	The earnings before interest, taxes, depreciation and amortization generated by the operation of the Business during the 12-month period beginning the first full month after the Closing Date, to be calculated in accordance with the guidelines set forth on Schedule D.

Actual EBITDA Threshold	$2,900,000.

Ancillary Transaction Documents	Collectively, the Escrow Agreement, the Restrictive Covenant Agreements, the Commercial Lease, the Employee Offer Letters, the Funds Flow Memo, the other documents, certificates, affidavits and agreements delivered pursuant to Section 3.2.

Assignment and Assumption of Lease and Consent of Landlord	An assignment and assumption of the Pence Lease, including a consent by Landlord to the assignment, in a form reasonably acceptable to Buyer, Seller and Landlord, and duly executed by Seller (or its Affiliate), Buyer and Landlord.

Balance Sheet Date	December 31, 2017.

Basket Amount	$50,000.

Bill of Sale, Assignment and Assumption Agreement	A bill of sale, assignment and assumption agreement, in the form provided by Buyer and reasonably acceptable to Seller, duly executed by Buyer and Seller.

Business	Fabrication and installation of stone products, including, but not limited to, granite, marble and engineered stone, for commercial and residential applications, including, but not limited to, personal residences, apartments, condominiums, commercial and industrial facilities.

Buyer	L.A.R.K. Industries, Inc. (d/b/a Residential Design Services).

Closing Date	August 31, 2018.

Closing Effective Time	12:01 a.m. Pacific time on the Closing Date.

Contract Materiality Threshold	$25,000 per annum.

Earn-Out End Date	The date which is 12 months following the first full month after the Closing Date.

Earn-Out Multiple	2.0x.

Term	Definition

Earn-Out Statement Delivery Deadline	The date which is 90 days following the Earn-Out End Date.

Employee Offer Letters	An offer of employment in the form provided by Buyer, to be executed by Buyer and each employee of Seller.

Enterprise Value	$16,000,000.

Equityholders	Brandon Self, Sam Roberts, John Manning and James Manning.

Escrow Account	The segregated escrow account created pursuant to the Escrow Agreement.

Escrow Agent	Wells Fargo Bank, N.A.

Escrow Agreement	The Escrow Agreement, dated as of the Closing Date, by and among Seller, Buyer and the Escrow Agent.

Escrow Amount	$1,800,000.

Financial Statements	Collectively: (a) the unaudited consolidated balance sheet of Seller as of the last day immediately preceding the current fiscal year and the related unaudited consolidated statement of income and Equityholders’ equity and cash flow of Seller for the fiscal year then-ended; and (b) the unaudited consolidated interim balance sheet of Seller as of the Balance Sheet Date and the related unaudited consolidated statements of income and Equityholders’ equity and cash flow of Seller for the fiscal year-to-date period then-ended.

IP Assignment	An assignment of the Seller Owned Intellectual Property, in the form provided by Buyer and reasonably acceptable to Seller, duly executed by Buyer and Seller.

Knowledge Group Members	Brandon Self, Sam Roberts, John Manning and James Manning.

Maximum Earn-Out Consideration	$3,500,000.

Net Working Capital Amount	An amount equal to the sum of: (a) Seller’s consolidated total current assets (as defined by and determined in accordance with GAAP); minus (b) Seller’s consolidated total current liabilities (as defined by and determined in accordance with GAAP). For purposes of calculating the Net Working Capital Amount: (i) Seller’s consolidated total current liabilities shall exclude Indebtedness and Transaction Expenses; and (ii) Seller’s consolidated total current assets shall exclude cash, cash equivalents, restricted cash, outstanding checks and overdrafts.

Term	Definition

Neutral Accountant	Moore Colson CPAs and Advisors (or, if such firm shall decline or is unable to act, another independent Neutral Accountant of national reputation reasonably acceptable to Seller and Buyer).

Parties	Collectively, Buyer, Seller and the Equityholders.

Restricted Party	Brandon Self, Sam Roberts, John Manning and James Manning.

Restrictive Covenant Agreement	A Restrictive Covenant Agreement in the form provided by Buyer and reasonably acceptable to Seller and each Restricted Party, to be executed by Seller and each Restricted Party in favor of Buyer.

Seller	Summit Stoneworks, LLC.

Special Matters	Indemnification claims made pursuant to Section 8.1(a)(ii)-(viii) or Section 8.1(b) 8.1(a)(viii).

Target Net Working Capital Amount	$199,263.

Virtual Data Room	The “Project Sierra” virtual data room folder hosted by Microsoft Office in connection with the Transactions.

Cross references to Terms Defined in Body of Agreement:

Defined Term	Section
AAA Rules	8.5(b)(i)
Agreement	Opening paragraph
Claims Period	8.3
Closing	3.1
Disclosure Schedule	First paragraph of Article IV
Dispute	8.5(b)
Dispute Notice	2.5
Disputed Item(s)	2.5
Earn-Out Consideration	2.6(a)
Earn-Out Statement	2.6(b)(i)
Excluded Assets	2.1(b)
Indemnifiable Damages	8.1(a)
Indemnification Period	8.3
Indemnified Person(s)	8.1(a)
Indemnifying Person(s)	8.1(a)
Leased Real Property	4.12(a)
Material Contract	4.16(a)
Membership Interests	Recitals
Non-Assignable Contracts	7.7
Notice of Earn-Out Disagreement	2.6(b)(ii)

Officer’s Certificate	8.4
Post-Closing Tax Period	7.5(b)
Purchase Price Allocation	7.5(c)
Purchase Price Deficiency	2.5(c)
Purchase Price Excess	2.5(c)
Related Party	4.23(a)
Significant Customer	4.17(a)
Significant Supplier	4.17(b)
Specified Liabilities	4.6(e)
Subsequent Claims Period	8.3
Third-Party Claim	8.6(a)
Transactions	Recitals
Transfer Taxes	7.5(d)
Warranty	4.20(a)

Exhibit 10.2

FOURTH AMENDMENT

TO FINANCING AGREEMENT

FOURTH AMENDMENT TO FINANCING AGREEMENT, dated as of August 31, 2018 (this “Amendment”), to the Financing Agreement, dated as of February 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Financing Agreement”), by and among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company (“AGM”), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of Ultimate Parent (as defined therein) that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and CERBERUS BUSINESS FINANCE, LLC (“Cerberus”), as agent for the Lenders (in such capacity, the “Agent”).

WHEREAS, the Obligors have requested that the Agent and the Lenders amend certain terms and conditions of the Financing Agreement; and

WHEREAS, the Agent and the Lenders are willing to amend such terms and conditions of the Financing Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2. Amendments.

(a) The Financing Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Financing Agreement attached as Annex A hereto.

(b) Schedule 2.1 (Term Loan Commitments) to the Financing Agreement is hereby amended and restated by deleting such schedule in its entirety and replacing such schedule with the new Schedule 2.1 attached as Annex B hereto.

(c) Schedule 9.1.9 (Deposit Accounts) to the Financing Agreement is hereby amended and restated by deleting such schedule in its entirety and replacing such schedule with the new Schedule 9.1.9 attached as Annex C hereto.

3. Representations and Warranties. Each Obligor hereby represents and warrants to the Agent and the Lenders as follows:

(a) Representations and Warranties; No Event of Default. The representations and warranties of Borrower and each other Obligor contained herein and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date, and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(b) Organization, Good Standing, Etc. Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization. Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect

(c) Authorization, Etc. Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform this Amendment and each other Loan Document to which it is or will be a party. The execution, delivery and performance of Financing Agreement, as amended hereby, and each other Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower’s Property.

(d) Enforceability of Loan Documents. This Amendment, the Financing Agreement as amended by this Amendment, and each other Loan Document to which any Obligor is a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

4. Conditions to Effectiveness of the Amendment. This Amendment shall become effective only upon the satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied (or waived) being hereinafter referred to as the “Fourth Amendment Effective Date”):

(a) Payment of Fees, Etc. The Borrowers shall have paid on or before the Fourth Amendment Effective Date all fees, costs, expenses and taxes required to paid pursuant to Sections 3.2 and 3.04 of the Financing Agreement.

(b) Representations and Warranties. The representations and warranties of Borrower and each other Obligor contained in this Amendment and in Section 8 of the Financing Agreement or any other Loan Document are true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any such representations and warranties that are subject to materiality or Material Adverse Effect qualifiers shall be true and correct in all respects) as of such earlier date.

(c) No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(d) Delivery of Documents. The Agent shall have received on or before the Fourth Amendment Effective Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Fourth Amendment Effective Date:

(i) this Amendment, duly executed by the Obligors, each Agent and each Lender;

(ii) results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(iii) copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(iv) a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents entered in connection with the Summit Acquisition is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(v) certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the transactions contemplated hereunder, (i) Obligors are, on a consolidated basis, Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 of the Financing Agreement are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(vi) evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request;

(vii) an opinion of Greenberg Traurig, LLP, counsel to the Obligors as to such customary matters as the Agent may reasonably request;

(viii) a certificate of an Authorized Officer of the AGM, for itself and on behalf of the other Obligors, certifying as to the matters set forth in subsections (b) and (c) of this Section 4; and

(ix) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

(e) Liens; Priority. The Agent shall be satisfied that the Agent has been granted, and holds, for the benefit of the Agent and the Lenders, a perfected, first priority Lien on and security interest in all of the Collateral, subject only to Permitted Liens, to the extent such Liens and security interests are required pursuant to the Loan Documents to be granted or perfected on or before the Fourth Amendment Effective Date.

5. Continued Effectiveness of the Financing Agreement and Other Loan Documents.

(a) Each Obligor confirms that all of its Obligations under the Financing Agreement and the Loan Documents (each as amended by this Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment. Each Obligor hereby ratifies and confirms the Liens and security interests granted under the Financing Agreement and the Loan Documents and further ratifies and agrees that such Liens and security interests secure all obligations and indebtedness now, hereafter or from time to time made by, owing to or arising in favor of the Agent pursuant to the Financing Agreement and the Loan Documents (as now, hereafter or from time to time amended).

(b) Each Obligor agrees that at any time and from time to time, upon the written request of Agent, such Obligor will execute and deliver such further documents and do such further acts and things as the Agent may reasonably request in order to effect the provisions of this Amendment.

(c) Upon the effectiveness of this Amendment, each reference in the Financing Agreement to “this Financing Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Financing Agreement as amended hereby.

6. No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Financing Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

7. No Representations by Agent or Lenders. Each Obligor hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by any Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

8. Release. Each Obligor hereby acknowledges and agrees that: (a) neither it nor any of its Subsidiaries has any claim or cause of action against any Agent or any Lender (or any of the directors, officers, employees, Agent, attorneys or consultants of any of the foregoing) and (b) the Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Obligors, and all of their Subsidiaries and Affiliates. Notwithstanding the foregoing, the Agent and the Lenders wish (and the Obligors agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of their rights, interests, security and/or remedies. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Obligor (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge the Agent and the Lenders, together with their respective Affiliates and Related Funds, and each of the directors, officers, employees, Agent, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Fourth Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Obligor, or the making of any Loans or other advances, or the management of such Loans or other advances or the Collateral. Each Obligor represents and warrants that it has no knowledge of any claim by any Releasor against any Released Party or of any facts or acts or omissions of any Released Party which on the date hereof would be the basis of a claim by any Releasor against any Released Party which would not be released hereby.

9. Further Assurances. The Obligors shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under Applicable Law or as any Agent may reasonably request, in order to effect the purposes of this Amendment.

10. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) Each Obligor hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement, as and when provided in Section 10.1 of the Financing Agreement, if (i) any representation or warranty made by a Obligor under or in connection with this Amendment shall have been incorrect in any material respect when made, or (ii) a Obligor shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) The Borrowers hereby affirm their obligation under, and to the extent contemplated by, Section 3.4 of the Financing Agreement to reimburse Agent for all reasonable and documented out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to legal costs and expenses with respect thereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:	Architectural Surfaces Group, LLC
its Sole Member

	By:	SIC Intermediate, Inc.
its Sole Member

	By:	/s/ Kendall R. Hoyd
Name: Kendall R. Hoyd
Title: Chief Financial Officer

PENTAL GRANITE & MARBLE, LLC

By:	Architectural Granite & Marble, LLC
its Sole Member

By: Architectural Surfaces Group, LLC
its Sole Member

By: SIC Intermediate, Inc.
its Sole Member

	By:	/s/ Kendall R. Hoyd
Name: Kendall R. Hoyd
Title: Chief Financial Officer

[Fourth Amendment to Financing Agreement]

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Chief Executive Officer

[Fourth Amendment to Financing Agreement]

LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS AUS LEVERED II LP
By: CAL II GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS AUS LEVERED III LLC
By: CAL III GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS CAVALIERS LEVERED LOAN OPPORTUNITIES FUND, LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS ICQ LEVERED LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS ICQ LEVERED LOAN
OPPORTUNITIES FUND, L.P.
By: Cerberus ICQ Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

[Signature Page to Financing Agreement]

CERBERUS ICQ OFFSHORE LEVERED LP
By: Cerberus ICQ Offshore GP LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XIX L.P.
By: Cerberus LFGP XIX, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XVI LP
By: Cerberus PSERS GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XVIII L.P.
By: Cerberus LFGP XVIII, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XX L.P.
By: Cerberus LFGP XX, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

[Signature Page to Financing Agreement]

CERBERUS LOAN FUNDING XXI L.P.
By: Cerberus LFGP XXI, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XXII L.P.
By: Cerberus LFGP XXII, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS LOAN FUNDING XXIII L.P.
By: Cerberus LFGP XXIII, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS N-1 FUNDING LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS ND LEVERED LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS OFFSHORE LEVERED III LP
By: COL III GP Inc.
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

[Signature Page to Financing Agreement]

CERBERUS ONSHORE LEVERED III LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED A LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED B LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.
By: Cerberus Redwood Levered Opportunities GP B, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS SWC LEVERED II LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

[Signature Page to Financing Agreement]

CERBERUS LEVERED LOAN OPPORTUNITIES FUND III, L.P.
By: Cerberus Levered Opportunities III GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.
By: Cerberus NJ Credit Opportunities GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

CERBERUS ASRS HOLDINGS LLC

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Vice President

CERBERUS KRS LEVERED LOAN
OPPORTUNITIES FUND, L.P.
By: Cerberus KRS Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name:	Daniel E. Wolf
Title:	Senior Managing Director

[Signature Page to Financing Agreement]

CERBERUS PSERS LEVERED
LOAN OPPORTUNITIES FUND, L.P.
By: Cerberus PSERS Levered Opportunities GP, LLC
Its: General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS FSBA HOLDINGS LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS ND CREDIT HOLDINGS LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS STEPSTONE CREDIT HOLDINGS LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

RELIANCE STANDARD LIFE INSURANCE COMPANY
By: CBF-D Manager, LLC
Its: Investment Manager

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

ANNEX A

Amended Financing Agreement

ANNEX A TO ~~THIRD~~FOURTH AMENDMENT

FINANCING AGREEMENT

Dated as of February 28, 2017

ARCHITECTURAL GRANITE & MARBLE, LLC AND EACH OF

ITS SUBSIDIARIES LISTED AS A BORROWER ON THE

SIGNATURE PAGES HERETO,

as Borrowers,

the financial institutions party hereto from time to time as lenders,

and

CERBERUS BUSINESS FINANCE, LLC,

as Agent

Page

1.	DEFINITIONS; RULES OF CONSTRUCTION		1
	1.1	Definitions	1
	1.2	Accounting Terms	~~29~~30
	1.3	Uniform Commercial Code	~~29~~30
	1.4	Certain Matters of Construction	~~29~~31
	1.5	Time of Day	~~30~~31
	1.6	Effectiveness of Borrowers	~~30~~31

2.	CREDIT FACILITIES		~~30~~31
	2.1	Term Loan Commitment	~~30~~31

3.	INTEREST, FEES AND CHARGES		~~31~~33
	3.1	Interest	~~31~~33
	3.2	Fees	~~32~~33
	3.3	Computation of Interest, Fees, Yield Protection	~~32~~34
	3.4	Reimbursement Obligations	~~32~~34
	3.5	Illegality	~~33~~35
	3.6	Inability to Determine Rates	~~33~~35
	3.7	Increased Costs; Capital Adequacy	~~33~~35
	3.8	Mitigation ~~34~~ Obligations; Replacement of Lenders	36
	3.9	Funding Losses	~~35~~37
	3.10	Maximum Interest	~~35~~38

4.	LOAN ADMINISTRATION		~~35~~38
	4.1	Intentionally Omitted	~~35~~38
	4.2	Defaulting Lender	~~35~~38
	4.3	Intentionally Omitted	~~36~~39
	4.4	One Obligation	~~36~~39
	4.5	Effect of Termination	~~36~~39

5.	PAYMENTS		~~36~~39
	5.1	General Payment Provisions	~~36~~39
	5.2	Repayment of Term Loans	~~36~~39
	5.3	Payment of Other Obligations	~~39~~42
	5.4	Intentionally Omitted	~~39~~42
	5.5	Marshaling; Payments Set Aside	~~39~~42
	5.6	Application of Payments	~~39~~42
	5.7	Account Stated	~~40~~43
	5.8	Taxes	~~41~~43
	5.9	Lender Tax Information	~~42~~45

6.	CONDITIONS PRECEDENT.		~~44~~47
	6.1	Conditions Precedent to Initial Term Loans	~~44~~47

-i-

(continued)

Page

	6.2	Conditions Precedent to All Credit Extensions	~~44~~47
	6.3	Conditions Precedent to Additional Term Loans	~~45~~47
	6.4	Conditions Precedent to Second Additional Term Loans	48

7.	CERTAIN COLLATERAL/FURTHER ASSURANCES		~~45~~48
	7.1	Real Estate Collateral	~~45~~48
	7.2	Cash Collateral	~~45~~48
	7.3	Extent of Liens	~~46~~48

8.	REPRESENTATIONS AND WARRANTIES		~~46~~48
	8.1	General Representations and Warranties	~~46~~48
	8.2	Complete Disclosure	~~52~~55

9.	COVENANTS AND CONTINUING AGREEMENTS		~~53~~55
	9.1	Affirmative Covenants	~~53~~55
	9.2	Negative Covenants	~~57~~60
	9.3	Financial Covenants	~~63~~66

10.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT		~~66~~68
	10.1	Events of Default	~~66~~68
	10.2	Remedies upon Default	~~68~~71
	10.3	License	~~69~~71
	10.4	Setoff	~~69~~72
	10.5	Remedies Cumulative; No Waiver	~~69~~72

11.	AGENT		~~70~~72
	11.1	Appointment, Authority and Duties of Agent	~~70~~72
	11.2	Agreements Regarding Collateral and Borrower Materials	~~71~~73
	11.3	Reliance by Agent	~~72~~74
	11.4	Action Upon Default	~~72~~74
	11.5	Ratable Sharing	~~72~~75
	11.6	Indemnification	~~72~~75
	11.7	Limitation on Responsibilities of Agent	~~72~~75
	11.8	Successor Agent and Co-Agents	~~73~~76
	11.9	Due Diligence and Non-Reliance	~~73~~76
	11.10	Remittance of Payments and Collections	~~74~~77
	11.11	Individual Capacities	~~75~~77
	11.12	Titles	~~75~~77
	11.13	No Third-Party Beneficiaries	~~75~~77

12.	BENEFIT OF AGREEMENT; ASSIGNMENTS		~~75~~78
	12.1	Successors and Assigns	~~75~~78
	12.2	Participations	~~75~~78

-ii-

(continued)

Page

	12.3	Assignments	~~76~~79
	12.4	Replacement of Certain Lenders	~~78~~80

13.	MISCELLANEOUS		~~78~~81
	13.1	Amendments and Waivers	~~78~~81
	13.2	Power of Attorney	~~79~~81
	13.3	Indemnity	~~79~~82
	13.4	Notices and Communications	~~79~~82
	13.5	Performance of Borrowers’ Obligations	~~80~~83
	13.6	Credit Inquiries	~~81~~83
	13.7	Severability	~~81~~83
	13.8	Cumulative Effect; Conflict of Terms	~~81~~84
	13.9	Counterparts; Execution	~~81~~84
	13.10	Entire Agreement	~~81~~84
	13.11	Relationship with Lenders	~~81~~84
	13.12	No Control; No Advisory or Fiduciary Responsibility	~~82~~84
	13.13	Confidentiality	~~82~~85
	13.14	[Reserved]	~~83~~85
	13.15	GOVERNING LAW	~~83~~85
	13.16	Consent to Forum	~~83~~85
	13.17	Waivers by Borrowers	~~84~~86
	13.18	Patriot Act Notice	~~84~~87
	13.19	Intercreditor Agreement	~~84~~87
	13.20	NO ORAL AGREEMENT	~~84~~87

-iii-

LIST OF SCHEDULES

Schedule 2.1	Term Loan Commitments
Schedule 8.1.4	Names and Capital Structure
Schedule 8.1.10	Brokerage Commission
Schedule 8.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.13	Environmental Matters
Schedule 8.1.14	Restrictive Agreements
Schedule 8.1.15	Litigation
Schedule 8.1.17	Pension Plans
Schedule 8.1.27	Material Contracts
Schedule 9.1.9	Deposit Accounts
Schedule 9.1.10	Business Locations
Schedule 9.2.2	Existing Liens
Schedule 9.2.17	Existing Affiliate Transactions

-iv-

EXHIBITS

Exhibit A-1	Assignment and Acceptance
Exhibit A-2	Assignment Notice
Exhibit B	Form of Compliance Certificate
Exhibit C	Conditions Precedent
Exhibit D	Financial Reporting
Exhibit E	Notice Requirements
Exhibit F	Post Closing
Exhibit G	Form of Joinder Agreement
Exhibit H	Additional Term Loan Conditions Precedent
Exhibit I	Post ~~Third~~Fourth Amendment Effective Date Obligations
Exhibit J	Second Additional Term Loan Conditions Precedent

-v-

FINANCING AGREEMENT

THIS FINANCING AGREEMENT is dated as of February 28, 2017, among ARCHITECTURAL GRANITE & MARBLE, LLC, a Delaware limited liability company (“AGM”), as the initial borrower, and immediately upon the consummation of the Pental Acquisition (as defined herein), PENTAL GRANITE AND MARBLE, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of Ultimate Parent (as defined herein) that executes a joinder agreement and becomes a “Borrower” hereunder, each a “Borrower” and collectively, the “Borrowers”), the financial institutions party hereto from time to time as lenders (collectively, the “Lenders”) and CERBERUS BUSINESS FINANCE, LLC (“Cerberus”), as agent for the Lenders (in such capacity, the “Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to finance their business. Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

1. DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions . As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

ABL Priority Collateral Proceeds: the Proceeds of the ABL Priority Collateral.

Additional Term Loan: a loan made pursuant to Section 2.1.2.

Additional Term Loan Commitment: for any Lender, the obligation of such Lender to make an Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Additional Term Loan Commitment Expiry Date: January 31, 2018.

Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Additional Term Loan Funding Date: has the meaning specified therefor in Section 3.2(c).

Adjusted Working Capital: means the remainder of (a) the consolidated current assets of the Obligors minus the amount of cash and cash equivalents included in such consolidated current assets, minus (b) the consolidated current liabilities of the Obligors minus the amount of consolidated short-term Debt (including current maturities of long-term Debt) of the Obligors included in such consolidated current liabilities.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means either (a) the power to vote, or the beneficial ownership of, 10% or more of the voting Stock of such Person (either directly or through the ownership of Stock Equivalents) having ordinary voting power for the election of directors or managers or for material transactions or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings. Notwithstanding anything herein to the contrary, unless expressly stated otherwise, in no event shall any portfolio company of any Sponsor (other than the Obligors and their respective Subsidiaries and any direct or indirect parent company of any such Obligor or Subsidiary) be considered an “Affiliate” of any Obligor.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained Agent.

AGM: has the meaning specified therefor in the preamble hereto.

Agreement: this Financing Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and legally binding governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law principles, as well as provisions of constitutions, treaties, statutes, rules, code, regulations, ordinances, orders and decrees of Governmental Authorities.

Applicable Margin: (a) 7.25% per annum, with respect to LIBOR Loans, and (b) 5.25% per annum, with respect to Base Rate Loans.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

Artisan Company Agreement: the Company Agreement of Artisan SG, LLC d/b/a The Artisan Group, LLC, a Texas limited liability company, dated as of September 30, 2007, as the same may be amended, restated, supplemented or modified from time to time in accordance with this Agreement.

ASG Intercreditor Agreement: that certain Intercreditor Agreement, dated as of February 28, 2017 by and among Agent, in its capacity as agent for the Term Creditors (as defined therein), Bank of America, N.A., and acknowledged by the Obligors, as amended from time to time in accordance with the terms thereof.

ASG Revolver Debt: all Borrowed Money owed to the ABL Creditors (as defined in the ASG Intercreditor Agreement) pursuant to the ASG Revolver Debt Documents.

ASG Revolver Debt Documents: (i) the ASG Revolver Loan Agreement and (ii) each of the other agreements, instruments and other documents with respect to the ASG Revolver Debt, all as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

ASG Revolver Loan Agreement: that certain Amended and Restated Loan, Security and Guaranty Agreement, dated as of June 28, 2018, by and among Ultimate Parent, AGM, Pental, Lark, Greencraft Holdings, LLC, Greencraft Interiors, LLC, Casa Verde Services, LLC, Greencraft Stone and Tile LLC, Architectural Surfaces Group, LLC, Residential Design Services, LLC, SPV, SIC Intermediate, Inc. and Bank of America, N.A. as in effect on the date hereof or as may be amended, modified, or supplemented from time to time in accordance with the ASG Intercreditor Agreement.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A-1 or otherwise satisfactory to Agent.

Availability: has the meaning assigned thereto in the Revolver Loan Agreement.

Bank Product: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bank Product Debt: has the meaning assigned thereto in the Revolver Loan Agreement on the Closing Date.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: on any day, the greater of (i) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base commercial lending rate or prime rate and (ii) 3.50% per annum. The reference rate, base commercial lending rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

Base Rate Loan: any portion of the Term Loan that bears interest based on the Base Rate.

Bedrock: means Elegant Home Design, LLC, a Kansas limited liability company.

Bedrock Acquisition: the consummation of the acquisition by AGM of the Bedrock Acquisition Assets pursuant to the terms of the Bedrock Acquisition Agreement and the transactions in connection therewith.

Bedrock Acquisition Agreement: that certain Asset Purchase Agreement between AGM, Elegant Home Design, LLC and the holders of Elegant Home Design, LLC, together with all exhibits, schedules and annexes thereto.

Bedrock Acquisition Documents: the Bedrock Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Bedrock Acquisition.

Bedrock Acquisition Assets: shall have the meaning of “Assets” as set forth in the Bedrock Acquisition Agreement.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligor, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligor; (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments; (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person. For purposes of clarification, the Revolver Debt shall constitute Borrowed Money.

Borrowers: has the meaning specified therefor in the preamble hereto.

Borrower Materials: Compliance Certificates and other information, reports, financial statements and other materials prepared and delivered by any Borrower or its representatives hereunder, as well as other Reports and information prepared and delivered by any Borrower or its representatives and provided by Agent to Lenders.

Borrowing: a group of Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base Certificate: has the meaning assigned thereto in the Revolver Loan Agreement.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York and Texas, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Capital Expenditures: all liabilities incurred or expenditures made by Borrowers or their Subsidiaries for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Casa Verde: Casa Verde Services, LLC, a Delaware limited liability company.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by an Obligor at Bank of America, N.A. or such other financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of any inchoate or other contingent Obligations, in an amount equal to 103% of the amount due or to become due, including fees, expenses and indemnification hereunder. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CECAFE: CECAFE SERVICOS ADMINISTRATIVOS LTDA. ME.

Cerberus: has the meaning specified therefor in the preamble hereto.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: (a) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Parent; (b) Ultimate Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in RDS Parent; (c) Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in AGM; (d) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Pental (other than a merger of Pental with and into AGM in accordance with Section 9.2.9), (e) RDS Parent ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in Lark; (f) AGM ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in SPV; (g) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934 (as amended), or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934 (as amended), or any successor provision), other than any of the Sponsors, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), more than 35% of the total voting power of the voting Equity Interests of Ultimate Parent or any direct or indirect parent of Ultimate Parent; or (h) the sale or transfer of all or substantially all assets an Obligor.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Loans, Loan Documents, Borrower Materials or the use thereof or transactions relating thereto; (b) any action taken or omitted in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Closing Date Dividend: means one or more dividend payments or distributions paid in cash by AGM to Parent and by Parent to Trive Capital Fund I LP, Trive Affiliated Coinvestors I LP and Trive Capital Fund II (Offshore) Subsidiary, LP on or within two (2) days of the Closing Date in an aggregate amount not to exceed $12,226,398.50, the proceeds of which shall be used to repay the Existing Bridge Equity.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment: for any Lender, the amount of such Lender’s Term Loan Commitment.

Commitments: means the aggregate amount of all Term Loan Commitments.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate: a certificate substantially in the form of Exhibit B, and satisfactory to Agent in all respects, by which Ultimate Parent certifies compliance with Sections 9.3.1 and 9.3.2.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated Net Debt: as of any date of determination, the Borrowed Money of Ultimate Parent and its Subsidiaries as of such date less the amount of Qualified Cash of Ultimate Parent and its Subsidiaries as of such date.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Controlled Investment Affiliate: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, “Control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Cost Savings Cap: has the meaning specified therefor in the definition of “Pro Forma Cost Savings”.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Borrowers, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venture, unless expressly made non-recourse to such Person and only to the extent of the direct payment liability of such Person.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% per annum plus the interest rate otherwise applicable thereto.

Deposit Account Control Agreement: a control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for an Obligor, to perfect Agent’s Lien on such account.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

EBITDA: determined for any period, on a consolidated basis for Ultimate Parent and its Subsidiaries, the sum of, without duplication, (a) net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, gains or losses arising from the sale of capital assets, gains arising from the write-up or write-down of assets, and any extraordinary gains or losses (in each case, to the extent included in determining net income), (b)

any cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” so long as the amounts added back pursuant to this clause (b) do not exceed the Cost Savings Cap, (c) expenses for such period that are covered by insurance or have been reimbursed to an Obligor in cash by a third party who is not an Affiliate of an Obligor to the extent such reimbursement is not already reflected in the calculation of net income; (d) amounts reimbursed pursuant to an Obligor’s business interruption insurance policies; and (e) non-cash compensation consisting of Equity Interests to the extent expensed under GAAP it being agreed that for purposes of calculating any financial ratio or test under the Loan Documents, EBITDA shall be calculated, without duplication, giving effect to the trailing twelve (12) month pro forma results for acquisitions and Investments permitted hereunder (including the commencement of activities constituting such business) and dispositions permitted hereunder (including the termination or discontinuance of activities constituting such business) of business entities or properties or assets, constituting a division or line of business of any business entity, division or line of business that is the subject of any such acquisition, and operational changes permitted hereunder, and any financial ratio or test shall, without duplication, give effect to the trailing twelve (12) month results for any permitted retirement, extinguishment or repayment of Debt and any Debt incurred or assumed by Ultimate Parent or any of its Subsidiaries in connection with such pro forma transaction (and all Debt so incurred or assumed shall be deemed to have borne interest (x) in the case of fixed rate Debt, at the rate applicable thereto or (y) in the case of floating rate Debt, at the rates which were or would have been applicable thereto during the period when such Debt was or was deemed to be outstanding), in each case, as if any such transaction occurred at the beginning of the applicable period.

Eligible Assignee: a Person that is (a) a Lender or an Affiliate or Related Fund of a Lender; (b) an Approved Fund approved by Agent and AGM (which approval shall not be unreasonably withheld (it being acknowledged that the withholding of consent by AGM with respect to an Approved Fund that is a vulture fund or distressed debt purchaser shall not be considered unreasonable) or delayed, and shall be deemed given if no objection is made within ten Business Days after notice of the proposed assignment); and (c) during an Event of Default, any Person.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in an Obligor’s Insolvency Proceeding or otherwise).

Environmental Laws: Applicable Laws (including administrative orders, licenses, authorizations and permits of any Governmental Authority) relating to public health (other than occupational safety and health regulated under OSHA, or public health and safety regulated by the U.S. Food and Drug Administration) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment.

Equity Cure Contributions: as defined in Section 9.3.3.

Equity Cure Period: as defined in Section 9.3.3.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) the determination that any Pension Plan or Multiemployer Plan is considered an at risk plan or a plan in critical or endangered status under the Code, ERISA or the Pension Protection Act of 2006; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate; or (h) failure by an Obligor to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or to make a required contribution to a Multiemployer Plan.

Event of Default: as defined in Section 10.

Excess Cash Flow: with respect to any Person for any period and determined on a consolidated basis for any Fiscal Year (or the portion thereof following the Closing Date), (a) EBITDA of Ultimate Parent and its Subsidiaries for such period, minus (b) the sum of, without duplication, (for such Fiscal Year) (i) cash interest expense, the Loan Servicing Fee, amendment fees paid in cash during such period, and cash taxes paid; (ii) Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans); (iii) scheduled and mandatory principal (and premium) payments made on Borrowed Money, Subordinated Debt and Capital Leases by Borrowers and their Subsidiaries (including (x) optional repayments of the Revolver

Debt that are accompanied by a permanent reduction of the Revolver Debt facility but excluding (y) any prepayment of the Loan made (A) with Equity Cure Contributions pursuant to Section 9.3 or (B) pursuant to Section 5.2.2(a)); (iv) Distributions made in cash (to the extent permitted hereunder) by Borrowers and their Subsidiaries, (v) any increase (or plus the decrease) in Adjusted Working Capital so as long as any working capital payments and receipts are consistent with normal business practices; (vi) any earnouts paid by Borrowers or their Subsidiaries in connection with Permitted Acquisitions and the Pental Acquisition; (vii) the aggregate amount of cash payments for management fees and expenses made during such Fiscal Year to the extent added back in the determination of EBITDA; (viii) one-time documented expenses incurred before March 31, 2017 in connection with the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Debt Documents to the extent added back in the determination of EBITDA; (ix) one-time documented third-party costs and expenses of Borrowers in connection with the implementation of operational changes related to the Pental Acquisition to the extent added back in the determination of EBITDA; (x) costs with respect to the addition of two Greenfield branch locations to the extent added back in the determination of EBITDA; (xi) costs or expenses reimbursed by a third party or insurance; and (xii) the proceeds of business interruption insurance to the extent added back in the determination of EBITDA. For purposes of calculating Excess Cash Flow for any Excess Cash Flow period, (x) the EBITDA of a target of any Permitted Acquisition shall be included and (y) any payments made by the target of any Permitted Acquisition shall be excluded, in such calculation, in each case, only from and after the date of the consummation of such Permitted Acquisition.

Excluded Account: (i) a deposit account used exclusively used for payroll, payroll taxes or employee benefits, or (ii) a petty cash account containing not more than $150,000 individually at any time or $400,000 in the aggregate for all such petty cash accounts.

Excluded Tax: means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profit Taxes in each case (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of a Lender, its Lending Office located in, the jurisdiction imposing such Tax (or political subdivision thereof), or (ii) constituting Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which; (i) such Lender acquires such interest in the Loan or Commitment (except pursuant to an assignment request by AGM or Agent under Section 3.8 or 12.4); or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.9, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changes its Lender Office ; (c) Taxes attributable to Recipient’s failure to comply with Section 5.9.7 and (d) any withholding Taxes imposed pursuant to FATCA.

Existing Bridge Equity: means the equity contribution made by the Sponsors to AGM on or about July 21, 2016 in connection with the consideration to be paid pursuant to that certain Asset Purchase Agreement dated as of July 21, 2016 among AGM, Bermuda Import-Export, Inc., Osep Tokat and Vahe Akpulat.

Existing Pental Lender: means JPMorgan Chase Bank, N.A.

Existing Pental Loan Facility: that certain Credit Agreement, dated as of June 2, 2014 (as amended, restated, supplemented or otherwise modified from time to time), by and among Pental and the Existing Pental Lender, together with all other documents and instruments relating thereto.

Existing Term Loan Agent: Monroe Capital Management Advisors, LLC.

Existing Term Loan Facility: that certain Loan Agreement and Security Agreement, dated as of June 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time), by and among AGM, the Existing Term Loan Lenders and the Existing Term Loan Agent, together with all other documents and instruments relating thereto.

Existing Term Loan Lenders: the lenders party to the Existing Term Loan Facility.

Expansion Capital Expenditures: Capital Expenditures in connection with the expansion of the Borrowers’ business for the purpose of building the two Greenfield branch locations in an amount not to exceed $1,000,000 per branch and $2,000,000 in the aggregate.

Extraordinary Expenses: all out-of-pocket costs, expenses or advances that Agent and each Lender may incur during the continuance of an Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent and each Lender in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; and (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations. Such out-of-pocket costs, expenses and advances include transfer fees, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees (limited to fees of one outside counsel for the Agent and one outside counsel for the Lenders, taken as a whole, and one local counsel to the Agent and one local counsel to the Lenders, taken as a whole, in any material jurisdiction), appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses (but excluding any and all Taxes); provided, however, that fees of third party professionals shall be limited to one professional or firm for the Agent and one professional or firm for the Lenders, taken as a whole.

Extraordinary Receipts: any cash received by or paid to or for the account of any Obligor not in the ordinary course of business, including without limitation amounts received in respect of foreign, United States, state or local tax refunds and pension plan reversions and excluding amounts received in respect of business interruption insurance; provided, that Extraordinary Receipt shall exclude working capital adjustments in connection with the Pental Acquisition and any Permitted Acquisition.

FATCA: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

Federal Funds Rate: for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent. Agent’s determination of such rate shall be binding and conclusive absent manifest error.

Financial Statements: (a) the audited consolidated balance sheet of Parent and its Subsidiaries for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, (b) the reviewed consolidated balance sheet of Pental for the Fiscal Year ended December 31, 2015, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (c) the unaudited consolidated balance sheet of Parent and its Subsidiaries for the twelve (12) months ended December 31, 2016, and the related consolidated statement of operations, shareholder’s equity and cash flows for the twelve (12) months then ended.

First Amendment: means that certain First Amendment to Financing Agreement, dated as of November 22, 2017, by and among the parties to this Agreement.

First Amendment Effective Date: the meaning set forth in the First Amendment.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio: the ratio, determined as of any date of determination and determined on a consolidated basis for Ultimate Parent and its Subsidiaries, of (a) EBITDA for the trailing twelve-month period then ending minus unfinanced Capital Expenditures, minus cash taxes paid or payable during such period, to (b) Fixed Charges, in each case, during the same period. In determining the Fixed Charge Coverage Ratio for a particular period (1) pro forma effect will be given to: (x) the incurrence, repayment or retirement of any Debt by Ultimate Parent and its Subsidiaries since the first day of such period as if such Debt were incurred, repaid or retired on the first day of such period and (y) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by Ultimate Parent and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (2) in calculating interest expense in respect of any Debt included on a pro forma basis (x) interest on Debt bearing a floating interest rate will be computed as if the rate at the time of computation had been the applicable rate for the entire period (y) if such Debt bears, at the option of such Person and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of such Person, either the fixed or floating rate and (z) the amount of Debt under a revolving credit facility will be based upon the amount of such Debt at the end of the applicable fiscal month; and (3) the calculation of the tax liabilities of Ultimate Parent and its Subsidiaries described in clause (a) above shall be made without giving effect to any tax refunds, net operating losses or other net tax benefits that were received during such period on account of any prior periods (but only to the extent such tax refunds, net operating losses or other net tax benefits, or a portion thereof, were not previously accounted for or reasonably expected to be applicable in such period by Ultimate Parent and its Subsidiaries).

Fixed Charges: with respect to any period, the sum of (a) cash interest, plus (b) regularly scheduled principal payments made on Borrowed Money (excluding (i) Excess Cash Flow payments and (ii) mandatory and voluntary payments permitted under the Intercreditor Agreement, plus Distributions (other than Tax Distributions) made during such period.

Flow of Funds Agreement: a Flow of Funds Agreement, in form and substance reasonably satisfactory to the Agent, by and among the Obligors, the Agent, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the consummation of the Pental Acquisition and the transactions contemplated by this Agreement.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement maintained or contributed to by any Obligor or Subsidiary that is (a) not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.

Foreign Subsidiary: (a) a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, (a “CFC”) (b) a Subsidiary of a CFC and (c) any Subsidiary (including a Subsidiary that is a U.S. Person) substantially all of the assets of which consist of Equity Interests in a CFC.

Fourth Amendment: means that certain Fourth Amendment to Financing Agreement, dated as of August 31, 2018, by and among the parties to this Agreement.

Fourth Amendment Effective Date: has the meaning set forth in the Fourth Amendment.

Full Payment: with respect to any Obligations, (a) the full cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are inchoate or contingent in nature, Cash Collateralization thereof.

GAAP: generally accepted accounting principles in effect in the United States from time to time consistent with those used in the preparation of the Financial Statements.

Greencraft Holdings: Greencraft Holdings, LLC, an Arizona limited liability company.

Greencraft Interiors: Greencraft Interiors, LLC, an Arizona limited liability company.

Greencraft Stone: Greencraft Stone and Tile LLC, a Delaware limited liability company.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority, any supra-national bodies such as the European Union or European Central Bank).

Guarantors: Ultimate Parent, Parent, RDS Parent, Lark, SPV, Greencraft Holdings, Greencraft Interiors, Greencraft Stone, Casa Verde, Intermediate Holdoc and each other Person that guarantees payment or performance of Obligations; provided, that no Foreign Subsidiary shall be a Guarantor.

Guaranty and Collateral Agreement: the Guarantee and Collateral Agreement dated as of the Closing Date by each Obligor signatory thereto in favor of Agent and Lenders.

Hazardous Material: any pollutant, contaminant, chemical or substance defined as or included in the definition of “hazardous wastes,” “hazardous materials,” “acutely hazardous wastes,” “hazardous substances ,” “extremely hazardous substances,” “toxic substances,” “toxic chemicals,” “toxic pollutants,” or words of similar import under any Environmental Law, including, without limitation, (i) any petroleum, petroleum products, or fractions or derivatives thereof, (ii) natural or synthetic gas, (iii) any asbestos and asbestos containing material, polychlorinated biphenyls or radon gas, and (iv) any radioactive materials, substances or waste.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnities and Lender Indemnitees.

Initial Term Loan: a loan made pursuant to Section 2.1.1.

Initial Term Loan Commitment: for any Lender, the obligation of such Lender to make a Initial Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Initial Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Intellectual Property: as defined in the Guaranty and Collateral Agreement.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercompany Subordination Agreement: an Intercompany Subordination Agreement made by the Ultimate Parent and its Subsidiaries in favor of the Agent for the benefit of the Agent.

Intercreditor Agreement: means the ASG Intercreditor Agreement.

Interest Period: as to any LIBOR Loan, a period of 30, 60, or 90 days commencing on the date such Loan is borrowed and thereafter commencing on the day on which the immediately preceding period expires; provided that, (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Term Loan Maturity Date.

Intermediate Holdco: SIC Intermediate, Inc., a Delaware corporation.

Investment:

(a) a transaction or series of transactions resulting in (i) acquisition of a business division or substantially all assets of a Person; (ii) record or beneficial ownership of 50% or more of the Equity Interests of a Person; or (iii) merger, consolidation or combination of an Obligor or Subsidiary with another Person;

(b) an acquisition of record or beneficial ownership of any Equity Interests of a Person; or

(c) an advance or capital contribution to or other investment in a Person.

IP Assignment: a collateral assignment or security agreement pursuant to which an Obligor grants a Lien on its Intellectual Property to Agent, as security for the Obligations.

IRG: means Integrated Resources Group, Inc., a California Corporation.

IRG Acquisition: the consummation of the acquisition by AGM of the IRG Acquisition Assets pursuant to the terms of the IRG Acquisition Agreement and the transactions in connection therewith.

IRG Acquisition Agreement: that certain Asset Purchase Agreement among AGM, IRG and the shareholders of IRG, together with all exhibits, schedules and annexes thereto.

IRG Acquisition Documents: the IRG Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the IRG Acquisition.

IRG Acquisition Assets: shall have the meaning of “Assets” as set forth in the IRG Acquisition Agreement.

IRS: the United States Internal Revenue Service.

Joinder Agreement: a Joinder Agreement, substantially in the form of Exhibit G, duly executed by a Subsidiary of an Obligor made a party hereto pursuant to Section 9.1.11.

Lark: means L.A.R.K. Industries, Inc, a California corporation.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrowers.

Leverage Ratio: with respect to any Person and its Subsidiaries for any period, the ratio of (a) Consolidated Net Debt of such Person and its Subsidiaries as of the end of such period, to (b) EBITDA of such Person and its Subsidiaries for such period.

LIBOR: for any Interest Period, with respect to any Loan, a rate per annum equal to (a) (i) the London Interbank Offered Rate with a term equivalent to such Interest Period as reported in The Wall Street Journal (or other authoritative source selected by Agent in its sole discretion) as of the first day of such Interest Period for such Loan, divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or (b) if the rate described in clause (a) is unavailable for any reason, as LIBOR is otherwise determined by Agent in its reasonable discretion consistent with treatment of other borrowers. Notwithstanding anything contained in this Agreement to the contrary, LIBOR shall not be less than 0.75% per annum. Agent’s determination of the LIBOR shall be conclusive, absent demonstrable error.

LIBOR Loan: each portion of a Term Loan having a common length and commencement of Interest Period that bears interest based on LIBOR.

License: any license or agreement under which an Obligor is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligor obtains the right to use any Intellectual Property.

Lien: any lien, security interest, pledge, hypothecation, assignment, easement, right-of-way, or other title exception or encumbrance.

Lien Waiver: an agreement, in form and substance reasonably satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on such Collateral, agrees to hold any Documents in its possession relating to such Collateral as agent for Agent, and agrees to deliver such Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on such Collateral, and agrees to deliver such Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to such Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan: a Term Loan.

Loan Documents: collectively, as may be amended, modified or supplemented from time to time, this Agreement, the Other Agreements and the Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, material Properties, or financial condition of the Obligors, taken as a whole, or on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any material portion of the Collateral; (b) impairs the ability of the Obligors, taken as a whole, to perform their material obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon a material portion of the Collateral.

Material Contract: with respect to any Person, (a) the Revolver Debt Documents, (b) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal

Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days’ notice without penalty or premium) and (c) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: any mortgage, deed of trust or similar instrument in which any Obligor grants a Lien on its Real Estate to Agent, for the benefit of the Secured Parties, as security for any Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan that has two or more contributing sponsors, including an Obligor or ERISA Affiliate, at least two of whom are not under common control, as described in Section 4064 of ERISA.

Net Proceeds: with respect to any disposition of Property, proceeds (including, when received, any deferred or escrowed payments) received by Borrower or its Subsidiary in cash from such disposition, net of (a) reasonable costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, income tax, and such other customary reserves, until such reserves are no longer needed.

Obligations: collectively, all (a) principal of and premium, if any, on the Loans; (b) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Obligors under Loan Documents; and (c) other Debt, obligations and liabilities of any kind owing by any Obligor to Agent or any Lender under any Loan Document; in each case, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Obligor: each Borrower and each Guarantor.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of Borrowers or their Subsidiaries, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreements: collectively, the ASG Intercreditor Agreement, the Compliance Certificate, the Flow of Funds Agreement, any Perfection Certificate, the Intercompany Subordination Agreement, any Joinder Agreement, any Guaranties, or any other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligor to Agent or any Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or other security interest or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.8 or Section 12.4).

Participant: as defined in Section 12.2.1.

Participant Register: as defined in Section 12.2.3.

Parent: TCFI G&M LLC, a Delaware limited liability company.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Conditions: as defined in the Revolver Loan Agreement on the date hereof.

Payment Item: each check, draft or other item of payment payable to Borrower, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Funding Rules: Code and ERISA rules regarding minimum required contributions (including installment payments) to Pension Plans set forth in, for plan years ending prior to the Pension Protection Act of 2006 effective date, Section 412 of the Code and Section 302 of ERISA, both as in effect prior to such act, and thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pension Plan: any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Pental: has the meaning specified therefor in the preamble hereto.

Pental Acquisition: the consummation of the acquisition of membership interests of Pental by AGM pursuant to the terms of the Pental Acquisition Agreement and the transactions in connection therewith.

Pental Acquisition Agreement: that certain Securities Purchase Agreement, dated as of February 28, 2017, among AGM, as purchaser, PGM, Aquarius Seller, Inc., a Washington corporation (the “Seller”) and Parminder Pental and Ravinder Pental (together with Parminder Pental, the “Pentals” and together with the Seller, the “Selling Parties”), together with all exhibits, schedules and annexes thereto.

Pental Acquisition Documents: the Pental Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Pental Acquisition.

Pental Collateral Assignment: the Collateral Assignment of Pental Acquisition Documents, dated as of the date hereof, reasonably satisfactory to the Agent, made by the AGM in favor of the Agent.

Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each Obligor.

Permitted Acquisition: the Specified Acquisitions and an Investment by a Borrower of the type described in clauses (a) and (b) of such definition so long as

(i) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed acquisition;

(ii) such acquisition shall be consensual and shall have been approved by the board of directors of the Person whose Equity Interests or assets are proposed to be acquired and shall not have been preceded by an unsolicited tender offer for such Equity Interests by, or proxy contest initiated by, Ultimate Parent or any of its Subsidiaries or an Affiliate thereof;

(iii) the assets, business or Person being acquired is useful or engaged in the business of Obligors and is located or organized within the United States;

(iv) no Debt or Liens are assumed or incurred, except as permitted by Sections 9.2.1 and 9.2.2;

(v) the Payment Conditions are satisfied at the time of such Investment (and a Senior Officer of a Borrower shall certify to Agent, not less than five days prior to the date of such Investment, that all Payment Conditions have been satisfied);

(vi) after giving effect to such Investment and the incurrence of any Loans, other Debt or Contingent Obligations in connection therewith, the Obligors shall be in compliance on a pro forma basis with the covenants set forth in Sections 9.3.1 and 9.3.2 each recomputed for the most recently ended month of the Obligors for which information regarding the business being acquired is available with adjustments calculated by Borrowers and approved by Agent;

(vii) the assets being acquired or the Person or Persons whose Equity Interests are being acquired (the “Target”) did not, on a consolidated basis have EBITDA less than -$1,000,000 during the 12 consecutive month period most recently concluded prior to the date of the proposed acquisition, and such Target must be a Subsidiary upon the consummation of such acquisition;

(viii) any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 9.1.11 on or prior to the date of the consummation of such acquisition; and

(ix) the purchase price payable in respect of (i) any single acquisition or series of related acquisitions shall not exceed $5,000,000 in the aggregate and (ii) all acquisitions (including the proposed acquisition in such Permitted Acquisition) shall not exceed $10,000,000 in the aggregate, in each case during any Fiscal Year.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured lender providing for a secured facility of the type set forth herein and based on the applicable circumstances as of the applicable date of determination).

Permitted Distributions: with respect to any Obligor, so long as no Event of Default exists or would result from the making of such distribution,

(a) the payment of dividends or any other distributions on an Obligor’s Equity Interests to another Obligor (other than Ultimate Parent) or the payment of any indebtedness owed to an Obligor (other than Ultimate Parent),

(b) the making of any loans or advances to an Obligor (other than Ultimate Parent),

(c) the transfer of any property or assets to an Obligor (other than Ultimate Parent),

(d) payments to enable Obligors to repurchase any Equity Interest issued by such Obligor or warrants, options or other similar rights granted by such Obligor, from any officer, director or employee, not to exceed $1,000,000 in the aggregate during any Fiscal Year,

(e) to the extent Ultimate Parent or Borrower, as applicable is treated as a partnership or disregarded entity for U.S. federal income tax purposes or Borrower is part of an affiliated group filing consolidated income tax returns, Tax Distributions,

(f) Borrowers may make distributions to Parent (and Parent may make any subsequent Distributions to Ultimate Parent) for the purpose of allowing Ultimate Parent to (x) pay management fees to the Sponsors or their Affiliates in accordance with the Management Agreement in an aggregate amount not to exceed $400,000 in any Fiscal Year provided such management fees are permitted to be paid pursuant to Section 9.2.22, (y) to reimburse Sponsors or their Affiliates for reasonable costs and expenses related to monitoring Sponsors’ investment in Ultimate Parent, including, reasonable costs and expenses for travel by officers and agents of Sponsors or their Affiliates, and (z) pay reasonable expenses incurred in connection with the maintenance of its existence as a holding company, and

(g) the Closing Date Dividend.

Permitted Investments:

(a) an Investment by an Obligor in (i) payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the Ordinary Course of Business, (ii) consideration received in connection with any sale, lease, transfer or other disposition permitted under this Agreement, (iii) deposit accounts,

(b) Investments made by an Obligor in the nature of immaterial pledges or deposits with respect to leases or utilities provided to third parties in the Ordinary Course of Business,

(c) Permitted Acquisitions; ~~and~~

(d) the RDS Intercompany Loan~~.~~; and

(e) the Summit Acquisition.

Permitted Lien: as defined in Section 9.2.2.

Permitted Refinancing: with respect to any Debt, the extension of maturity, refinancing or modification of the terms thereof; provided, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Obligors and the Lenders in any material respect (taken as a whole) than the terms of the Debt being extended, refinanced or modified, (ii) after giving effect to such extension, refinancing or modification, the amount of such Debt (or accreted value, if applicable) is not greater than the amount of Debt (plus accrued interest and premiums thereon (including tender premiums) and underwriting discounts, defeasance costs and all fees and expenses incurred for such refinancing, extension or modification) outstanding immediately prior to such extension, refinancing or modification, and (iii) no Obligor or Subsidiary of a Obligor that was not liable with respect to the Debt prior to its refinancing or modification shall be liable with respect to such Debt after giving effect to its refinancing or modification.

Person: any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Platform: as defined in Section 13.4.3.

Projections: financial projections of the Parent and its Subsidiaries delivered pursuant to Section 8.1.7, as updated from time to time pursuant to clause (e) of Exhibit D.

Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligor; (e) no Lien is imposed on assets of the Obligor, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Pro Forma Cost Savings: an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Ultimate Parent or its Subsidiaries within 18 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable, reasonably identifiable and determined in good faith (as certified in a reasonable level of detail reasonably acceptable to Agent by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Borrower) and are reasonably anticipated to be realized within 18 months after the date of such pro forma calculation and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that (i) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall not exceed with respect to any four quarter period 10% of EBITDA for such period (such limitation, the “Cost Savings Cap”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 18 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined by dividing the amount of such Lender’s Term Loan by the aggregate outstanding Term Loans or, if all Loans have been paid in full, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 Business Days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified Cash: as of any day, the aggregate amount of unrestricted cash and Cash Equivalents of Ultimate Parent or any other Subsidiary that is held in any Deposit Account subject to a Deposit Account Control Agreement in favor of the Agent, for the benefit of the Lenders.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

RDS Intercompany Loan: means an Investment by an Obligor consisting of loans made by AGM to Lark as evidenced by the RDS Note.

RDS Note: that certain Subordinated Promissory Note issued by AGM in favor of Lark. in the aggregate principal amount of $13,500,000, in form and substance reasonably satisfactory to the Agent (no provision of which shall be amended or otherwise modified or waived in a manner that is adverse to the Lenders’ interests without the prior written consent of the Agent).

RDS Parent: Residential Design Services, LLC (f/k/a TCFI LARK LLC), a Delaware limited liability company.

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, any Lender or any other recipient of a payment to be made by an Obligor under a Loan Document or on account of an Obligation.

Reference Bank: JPMorgan Chase Bank, its successors or any other commercial bank designated by the Agent to the Borrowers from time to time.

Register: as defined in Section 12.3.4.

Related Fund: with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

Related Real Estate Documents: with respect to any Real Estate subject to a Mortgage, the following, all in form and substance reasonably satisfactory to Agent: (a) a mortgagee title policy (or binder therefor) covering Agent’s interest under the Mortgage, by an insurer reasonably acceptable to Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as Agent may reasonably require with respect to other Persons having an interest in the Real Estate; (c) a current, as-built survey of the Real Estate, containing a metes-and-bounds property description and certified by a licensed surveyor acceptable to Agent; (d) a life-of-loan flood hazard determination and, if the Real Estate is located in a special flood hazard area, an acknowledged notice to borrower and flood insurance by an insurer acceptable to Agent; and (e) such other documents, instruments or agreements as Agent may reasonably require with respect to any environmental risks regarding the Real Estate.

Report: as defined in Section 11.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders: Secured Parties holding more than 50% of the aggregate outstanding Term Loans or, if all Term Loans have been paid in full, the aggregate remaining Obligations; provided, however, that Term Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation.

Restricted Investment: any Investment by any Obligor or its Subsidiaries, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance reasonably satisfactory to Agent; (c) loans and advances permitted under Section 9.2.7, and (d) Permitted Investments.

Restrictive Agreement: an agreement (other than a Loan Document or an agreement executed in connection with the Revolver Debt, Subordinated Debt or Borrowed Money otherwise permitted pursuant to the Loan Documents) that conditions or restricts the right of a Borrower, any Subsidiary or other Obligor to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Debt: means the ASG Revolver Debt.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successors thereto.

Sanction: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Second Additional Term Loan: a loan made pursuant to Section 2.1.3.

Second Additional Term Loan Commitment: for any Lender, the obligation of such Lender to make a Second Additional Term Loan hereunder, up to the principal amount shown on Schedule 2.1.

Second Additional Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Second Amendment: means that certain Second Amendment to Financing Agreement, dated as of December 29, 2017, by and among the parties to this Agreement.

Second Amendment Effective Date: the meaning set forth in the Second Amendment.

Secured Parties: Agent and Lenders.

Security Documents: collectively, the Guaranty and Collateral Agreement, IP Assignments, Mortgages, Deposit Account Control Agreements, the Pental Collateral Assignment, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Select Interior Proceeds: means the proceeds of the sale of Equity Interests of Ultimate Parent pursuant to that certain Purchase/Placement Agreement, to be dated on or about November 15, 2017, by and among Ultimate Parent and B. Riley FBR, Inc.

Select Interior Transactions: means (a) the amendment and restatement of the operating agreement of Parent in the form attached to the officer’s certificate of Parent delivered to Agent pursuant to the First Amendment, (b) all holders of the Parent’s Equity Interests will transfer such Equity Interests to Ultimate Parent resulting in Parent being a wholly-owned Subsidiary of Ultimate Parent, (c) the Sponsors ceasing to own and control at least 51% of the voting and economic Equity Interests of Parent, (d) the prepayment of not less than $30,300,000.00 of the Term Loans to the extent funded solely with the Select Interior Proceeds and (e) the amendment of the Revolving Loan Agreement pursuant to an amendment in the form attached to the officer’s certificate of Parent delivered to Agent pursuant to the First Amendment.

Select Interior Transaction Documents: means the agreements and documents pursuant to which the Select Interior Transactions are to be consummated.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, an Obligor.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Acquisition: collectively, the IRG Acquisition, the Tutto Marmo Acquisition~~,~~ and the Bedrock Acquisition.

Specified Transaction: collectively, a Specified Acquisition and the RDS Intercompany Loan.

Sponsors: collectively, Trive Capital Fund I LP, Trive Capital Fund I (Offshore) LP, and Trive Affiliated Coinvestors I LP.

SPV: means AG Holdco (SPV) LLC, a Delaware limited liability company.

Subordinated Debt: all Debt incurred by Borrower that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Agent.

Subsidiary: any entity at least 50% of whose voting securities or Equity Interests is owned by a Borrower or combination of Borrowers (including indirect ownership through other entities in which the Borrowers directly or indirectly own 50% of the voting securities or Equity Interests).

Summit: means Summit Stonework, LLC, a Texas limited liability company.

Summit Acquisition: the consummation of the acquisition by AGM of the Summit Acquisition Assets pursuant to the terms of the Summit Acquisition Agreement and the transactions in connection therewith.

[Summit Acquisition Agreement: that certain Asset Purchase Agreement [between AGM and Summit], together with all exhibits, schedules and annexes thereto.

Summit Acquisition Documents: the Summit Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Summit Acquisition.

Summit Acquisition Assets: shall have the meaning of “Assets” as set forth in the Summit Acquisition Agreement.]1

Tax Distributions: so long as Parent or a Borrower, as applicable, is treated as a partnership or disregarded entity for United States federal income tax purposes or part of an affiliated group filing U.S. consolidated income tax returns, quarterly tax distributions on April 10, June 10, September 10 and December 10 of each Fiscal Year by Parent or such Borrower, as applicable, to its members with respect to each Fiscal Year, which, in the aggregate, are in an amount equal to the amount necessary to pay such members’ estimated state and United States federal income tax liabilities in respect of the income earned by Parent or such Borrower, as applicable (which taxable income will include the taxable income of subsidiaries of Parent or such Borrower, as applicable,

[1]	NTD: Subject to review of the Summit Acquisition Agreement. WG to provide draft when available.

that are similarly classified as partnerships or disregarded entities for U.S. federal income tax purposes or otherwise treated as part of an affiliated group filing U.S. consolidated income tax returns), calculated as an amount equal to the product of (A) the net taxable income of the Parent or such Borrower, as applicable, minus any previous net taxable loss of the Parent or such Borrower, as applicable, that is usable by the members of the Parent or such Borrower, as applicable, to offset net taxable income of the Parent or such Borrower, as applicable, and taking into account the characterization of the income of Parent or such Borrower, as applicable, as ordinary income or capital gains and the deductibility of state and local income taxes for federal purposes, as appropriate, and (B) the highest marginal federal income tax rate applicable to any member of Parent or such Borrower, as applicable, (including under Section 1411 of the Code) and a 15% assumed state and local tax rate; provided however, that to the extent the actual tax liability of members in respect of Parent or such Borrower, as applicable, for a taxable year is less than the sum of the estimated payments described above for the year, then the excess will be deducted from the next quarterly tax distribution.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup witholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan: means, collectively, the Initial Term Loan ~~and~~, any Additional Term Loan and the Second Additional Term Loan .

Term Loan Commitment: for any Lender, the Initial Term Loan Commitment and/or the Additional Term Loan Commitment and/or the Second Additional Term Loan Commitment.

Term Loan Commitments: means the aggregate amount of such commitments of all Lenders.

Term Loan Maturity Date: the earlier to occur of (a) February 28, 2022, or (b) such other date on which the Obligations become due and payable pursuant to Section 10.

Term Priority Collateral: has the meaning specified therefor in the Intercreditor Agreement.

Term Priority Collateral Proceeds: the Proceeds of the Term Priority Collateral.

Third Amendment: means that certain Third Amendment to Financing Agreement, dated as of June 28, 2018, by and among the parties to this Agreement.

Third Amendment Effective Date: the meaning set forth in the Third Amendment.

Third Amendment Perfection Certificate: a certificate in form and substance satisfactory to the Agent providing information with respect to the property of each of Ultimate Parent, RDS Parent and Lark.

Tutto Marmo: means Tutto Marmo, Inc., a California corporation.

Tutto Marmo Acquisition: the consummation of the acquisition by AGM the Tutto Marmo Acquisition Assets pursuant to the terms of the Tutto Marmo Acquisition Agreement and the transactions in connection therewith.

Tutto Marmo Acquisition Agreement: that certain Asset Purchase Agreement among AGM, Tutto Marmo and the shareholders of Tutto Marmo.

Tutto Marmo Acquisition Assets: shall have the meaning of “Assets” as set forth in the Tutto Marmo Acquisition Agreement.

Tutto Marmo Acquisition Documents: the Tutto Marmo Acquisition Agreement, together with all other agreements, instruments and other documents entered into or delivered in connection with the Tutto Marmo Acquisition.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Ultimate Parent: means Select Interior Concepts, Inc., a Delaware corporation.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to the Code, ERISA or the Pension Protection Act of 2006 for the applicable plan year.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: has the meaning assigned thereto in the Revolver Loan Agreement.

1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all applicable financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with those used in preparing the Financial Statements and using the same inventory valuation method as used in the Financial Statements, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner reasonably satisfactory to Required Lenders to take into account the effects of the change. All financial statements delivered hereunder shall be prepared without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Account”, “Account Debtor,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Instrument,” “Inventory,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement includes any modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person includes successors and assigns; (f) time of day means the time of day at Agent’s notice address under Section 13.4.1; or (g) discretion of Agent mean its sole and absolute discretion unless expressly provided otherwise. All references to Loans, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Reference to a Borrower’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.5 Time of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.6 Effectiveness of Borrowers.

1.6.1 AGM shall be the initial Borrower. Immediately upon the consummation of the Pental Acquisition, the execution and delivery of the signature pages of Pental and each of its Subsidiaries listed on the signature pages hereto pursuant to this Agreement shall become effective and Pental and each of its Subsidiaries listed on the signature pages hereto shall become a Borrower, and party to this Agreement.

2. CREDIT FACILITIES

2.1 Term Loan Commitment.

2.1.1 Initial Term Loans. Each Lender agrees, severally on a Pro Rata basis up to its Initial Term Loan Commitment, on the terms set forth herein, to make its portion of the Initial Term Loan to the Borrowers. The Initial Term Loan shall be funded by Lenders on the Closing Date. The Initial Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Initial Term Loan on the Closing Date. Once repaid, whether such repayment is voluntary or required, Initial Term Loans may not be reborrowed.

2.1.2 Additional Term Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(a) the Borrowers may, from time to time by written notice to the Agent, no later than three (3) Business Days prior to the consummation of any Specified Transaction (unless otherwise agreed by the Lenders), request to borrow an Additional Term Loan.

(b) each Lender agrees, severally on a Pro Rata basis up to its Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Additional Term Loan to the Borrowers.

(c) each Additional Term Loan shall be funded by the Lenders at any time on or after the Second Amendment Effective Date and prior to the Additional Term Loan Commitment Expiry Date~~,~~ or until the reduction of its Additional Term Loan Commitment to zero in accordance with the terms hereof. Once repaid, whether such repayment is voluntary or required, the Additional Term Loan may not be reborrowed.

(d) each Additional Term Loan shall be in an amount not to exceed (i) in the case of a Specified Acquisition, 50% of the purchase price of any single Specified Acquisition or (ii) in the case of the RDS Intercompany Loan, $13,500,000; provided that the original aggregate principal amount of the Additional Term Loans shall not exceed the Additional Term Loan Commitments.

2.1.3 Second Additional Term Loans. Each Lender agrees, severally on a Pro Rata basis up to its Second Additional Term Loan Commitment, on the terms set forth herein, to make its portion of the Second Additional Term Loan to the Borrowers. The Second Additional Term Loan shall be funded by the Lenders on the Fourth Amendment Effective Date. The Second Additional Term Loan Commitment of each Lender shall expire upon the funding by Lenders of the Second Additional Term Loan on the Fourth Amendment Effective Date. Once repaid, whether such repayment is voluntary or required, Second Additional Term Loans may not be reborrowed.

2.1.4 ~~2.1.3~~ Term Loan Records. The Term Loan made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.

2.1.5 ~~2.1.4~~ Use of Proceeds.

(a) The proceeds of the Initial Term Loan made on the Closing Date shall be used by the Borrowers solely (a) to refinance existing Debt of AGM under the Existing Term Loan Facility; (b) to refinance existing Debt of Pental under the Existing Pental Loan Facility; (c) to fund the Closing Date Dividend; (d) to repay existing Revolver Debt of AGM under the Revolver Loan Agreement in an amount equal to $11,000,000; (e) to pay a portion of the purchase price under the Pental Acquisition Agreement; (f) to pay fees and expenses in connection with the transactions contemplated by this Agreement; and (g) for working capital and general corporate purposes of the Borrowers.

(b) The proceeds of the Additional Term Loan shall be used by the Borrowers solely (a) to pay a portion of the purchase price with respect to a Specified Acquisition; (b) to repay existing Debt of any entity or asset acquired under a Specified Acquisition; (c) to fund a portion of the RDS Intercompany Loan; and (d) to pay fees and expenses in connection with the transactions contemplated by the Second Amendment.

(c) The proceeds of the Second Additional Term Loan made on the Fourth Amendment Effective Date shall be used by the Borrowers solely (a) to pay a portion of the purchase price under the Summit Acquisition Agreement; and (b) to pay fees and expenses in connection with the transactions contemplated by the Fourth Amendment.

3. INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1 Rates and Payment of Interest.

(a) The Obligations shall bear interest (i) if a Base Rate Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the LIBOR in effect from time to time, plus the Applicable Margin for LIBOR Loans.

(b) During an Insolvency Proceeding with respect to any Obligor, or during any other Event of Default if Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Borrowers acknowledge that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first Business Day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Term Loan Maturity Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.2 Fees.

(a) Closing Fee. On or prior to the Closing Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non-refundable closing fee (the “Closing Fee”) equal to $2,100,000, which shall be deemed fully earned when paid.

(b) Loan Servicing Fee. From and after the Closing Date and until the Term Loan Maturity Date, the Borrowers shall pay to the Agent for the account of the Agent, a non-refundable loan servicing fee (the “Loan Servicing Fee”) equal to an aggregate amount of $6,000 each month, which shall be deemed fully earned when paid and which shall be pro rated for any partial month and payable monthly in arrears on the first day of each calendar month, commencing on April 1, 2017.

(c) Additional Term Loan Funding Fee. On or prior to date of any funding of an Additional Term Loan pursuant to the terms of this Agreement (each, an “Additional Term Loan Funding Date”), the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non-refundable fee equal to 0.50% of the principal amount of the Additional Term Loan funded on such Additional Term Loan Funding Date, which shall be deemed fully earned on the Additional Term Loan Funding Date to which it relates.

(d) Second Additional Term Loan Funding Fee. On or prior to the Fourth Amendment Effective Date, the Borrowers shall pay to the Agent for the account of the Lenders, in accordance with a written agreement among the Agent and the Lenders, a non-refundable fee equal to [0.50]2% of the principal amount of the Second Additional Term Loan funded on the Fourth Amendment Effective Date, which shall be deemed fully earned on the Fourth Amendment Effective Date.

3.3 Computation of Interest, Fees, Yield Protection. All interest, fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrowers under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrowers by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the appropriate party within 30 days following receipt of such certificate.

3.4 Reimbursement Obligations. Borrowers shall pay all Extraordinary Expenses promptly upon request. Borrowers also shall reimburse Agent for all reasonable and documented out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 9.1.1(b), each examination, inspection, audit or appraisal with respect to any Obligor or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Borrowers by Agent Professionals at their full hourly rates, regardless of any alternative

[2]	NTD: Company to confirm fee amount.

fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction. Borrowers acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder. All amounts payable by Borrowers under this Section shall be due on demand.

3.5 Illegality. If any Lender determines that any change in Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrowers, any obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Lender notifies Borrowers that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, Borrowers shall convert all LIBOR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain LIBOR Loans. Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6 Inability to Determine Rates. Agent will promptly notify Borrowers and Lenders if in connection with any Loan (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Loan amount or Interest Period or (ii) adequate and reasonable means do not exist for determining LIBOR for the applicable Interest Period, or (c) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Loan. Thereafter, Lenders’ obligations to make or maintain affected LIBOR Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) revokes the notice. Upon receipt of such notice, Borrowers may revoke any pending request for a Borrowing or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a Base Rate Loan.

3.7 Increased Costs; Capital Adequacy.

3.7.1 Increased Costs Generally. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR);

(b) subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Loan, Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender or any interbank market any other condition, cost or expense (other than Taxes) affecting any Loan, Commitment or Loan Document;

and the result in clause (a), (b) or (c) above shall be to increase the cost to any Lender of making or maintaining any Loan or Commitment, or converting to or continuing any interest option for a Loan or to reduce the amount of any sum received or receivable by a Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding anything contrary in this Agreement or any of the Loan Documents, Borrower shall not be required to compensate or pay additional or increased amounts pursuant to Section 3.5 or this Section 3.7 that arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of any Lender or any company or Person controlling any such Lender and any participant of any such Lender’s rights hereunder or any successors or assignees thereof.

3.7.2 Capital Requirements. If a Lender determines that a Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, or holding company’s capital as a consequence of this Agreement, or such Lender’s Commitments or Loans to a level below that which such Lender or such holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3 LIBOR Loan Reserves. If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Loan equal to the costs of such reserves allocated to the Loan by the Lender (as determined by it in good faith, which determination shall be conclusive). The additional interest shall be due and payable on each interest payment date for the Loan; provided, however, that if the Lender notifies Borrowers (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then the additional interest shall be payable 10 days after Borrowers’ receipt of the notice.

3.7.4 Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but Borrowers shall not be required to compensate such Lender for any increased costs or reductions suffered more than six months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender notifies Borrowers of the applicable Change in Law and of such Lender’s intention to claim compensation therefor.

3.8 Mitigation Obligations; Replacement of Lenders.

3.8.1 Designation of a Different Lending Office. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if Borrowers are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrowers, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or

Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or eliminate or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.8.2 Replacement of Lenders. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7 or if Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.8.1, then Borrower may, at its sole expense and effort, upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.1.1, all of its interests, rights (other than its existing rights to payments pursuant to Section 3.5, Section 3.7 or Section 5.9) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(b) in the case of any such assignment resulting from a claim for compensation under Section 3.7 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter; and

(c) such assignment does not conflict with Applicable Law.

Prior to the effective date of such assignment, the assigning Lender shall execute and deliver an Assignment and Acceptance, subject only to the conditions set forth above.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

3.9 Funding Losses. If for any reason (a) any repayment or conversion of a LIBOR Loan occurs on a day other than the end of its Interest Period, (b) Borrowers fail to repay a LIBOR Loan when required hereunder, or (c) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan prior to the end of its Interest Period pursuant to Section 12.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss, expense or fee arising from redeployment of funds or termination of match fundings (but excluding any and all Taxes). For purposes of calculating amounts payable under this Section, each Lender shall be deemed to have funded a LIBOR Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Loan was in fact so funded.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

4. LOAN ADMINISTRATION

4.1 Intentionally Omitted.

4.2 Defaulting Lender. Notwithstanding anything herein to the contrary.

4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Loans, Agent may in its discretion reallocate Pro Rata shares by excluding the Commitments and Loans of a Defaulting Lender from the calculation of such shares. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 13.1.1(c).

4.2.2 Payments; Fees. Agent may, in its Permitted Discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full in cash. Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations or to readvance the amounts to Borrowers. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender.

4.2.3 Status; Cure. Agent may determine in its Permitted Discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error. Borrowers and Agent may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Commitments and Loans among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Loans) in accordance with the readjusted Pro Rata shares. Unless expressly agreed by Borrowers and Agent, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Loan or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

4.3 Intentionally Omitted.

4.4 One Obligation. The Loans and other Obligations shall constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral.

4.5 Effect of Termination. Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents. Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations. Sections 3.4, 3.6, 3.7, 3.9, 5.5, 5.7, 5.8, 5.9, 11, 13.3, this Section, and each indemnity or waiver given by an Obligor in any Loan Document, shall survive Full Payment of the Obligations.

5. PAYMENTS

5.1 General Payment Provisions. Subject to Section 5.9, all payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9. Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Loans shall be applied first to Base Rate Loans and then to LIBOR Loans.

5.2 Repayment of Term Loans.

5.2.1 Payment of Principal. The principal amount of the Term Loan shall be repayable in consecutive quarterly installments, equal to $262,500 per quarter, each such installment to be due and payable, in arrears, on the first day of the following Fiscal Quarter, with the first such payment payable on July 1, 2017. On the Term Loan Maturity Date, all unpaid principal, interest and other amounts owing with respect to the Term Loans shall be due and payable in full. Each installment shall be paid to Agent for the Pro Rata benefit of Lenders. Once repaid, whether such repayment is voluntary or required, Term Loans may not be reborrowed.

5.2.2 Mandatory Prepayments.

(a) Within five days after delivery to Agent of Borrowers’ audited annual financial statements pursuant to Section 9.1.2 (the “ECF Payment Date”), commencing with the delivery to Agent of the audited annual financial statements for the Fiscal Year ending December 31, 2017, Borrowers shall (i) deliver to Agent a written calculation of Excess Cash Flow for such Fiscal Year, certified by a Senior Officer of the Ultimate Parent, and (ii) (A) if the Leverage Ratio is greater than 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 75% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year, or (B) if the Leverage Ratio is less than or equal to 3.25:1.00 as of the last day of such Fiscal Year, prepay the outstanding principal amount of the Term Loans in an amount equal to the result of (to the extent positive) (1) 50% of the Excess Cash Flow of the Ultimate Parent and its Subsidiaries for such Fiscal Year minus (2) the aggregate principal amount of all payments made by the Borrowers pursuant to Section 5.2.3 for such Fiscal Year or, at the option of the Borrowers, prior to the ECF Payment Date, so long as, to the extent any deduction is made pursuant to the foregoing clause (2) after such Fiscal Year and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding Fiscal Year (the “Excess Cash Flow Payment Amount”); provided, that if the Payment Conditions are not satisfied at the time such payment is due, Borrowers shall pay such portion of the Excess Cash Flow Payment Amount permitted to be paid on such date, if any, and shall on the first day of each month thereafter, pay such portion of the unpaid amount of the Excess Cash Flow Payment Amount permitted to be paid such that the Payment Conditions are satisfied until such time as the entire Excess Cash Flow Payment Amount has been paid in full;

(b) Concurrently with any disposition of assets of an Obligor in excess of $750,000 in any Fiscal Year (excluding the sale or other transfer of Inventory and Accounts in the Ordinary Course of Business), Borrowers shall prepay the Term Loan in an amount equal to the Net Proceeds of such disposition; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such Net Proceeds may reinvest such Net Proceeds within (i) 180 days of such disposition in replacement assets performing the same or similar functions; or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i) provided that, (A) to the extent such disposition relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such disposition relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the Revolver Debt until paid in full;

(c) Concurrently with the receipt by any Obligor of any proceeds of any insurance or condemnation award in excess of $2,500,000, the recipient of such proceeds shall prepay the Term Loan in an amount equal to such proceeds; provided that so long as no Event of Default shall have occurred and be continuing, the recipient of any such proceeds may reinvest such proceeds (only to the extent that the aggregate amount of such proceeds from any single casualty or condemnation award do not exceed $7,000,000) within (i) 180 days of such disposition in replacement assets performing the same or similar functions or (ii) within 270 days of such disposition if Borrowers have entered into a binding commitment to make such reinvestment in replacement assets performing the same or similar functions within the 180 day period referred to in clause (i); provided that, (A) to the extent such proceeds of insurance or condemnation award relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full and (B) to the extent such proceeds of insurance or condemnation award relates to Term Priority Collateral, such Term Priority Collateral Proceeds shall be applied (i) first, to the Term Loan until paid in full and (ii) second, to the Revolver Debt until paid in full;

(d) Concurrently with any issuance of Equity Interests (including issuances of Equity Interests constituting Equity Cure Contributions, but excluding issuances of Equity Interests constituting “Equity Cure Contributions” (as defined in the Revolver Loan Agreement)) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(e) Concurrently with any issuance of Debt (other than Debt permitted by Section 9.2.1) by any Obligor, Borrowers shall prepay the Term Loan in an amount equal to the net proceeds of such issuance;

(f) [reserved];

(g) Concurrently with the receipt of any Extraordinary Receipts by any Obligor, Borrowers shall prepay Term Loans in an amount equal to such proceeds; provided that to the extent such proceeds relates to ABL Priority Collateral, such ABL Priority Collateral Proceeds shall be applied (i) first, to Revolver Debt until paid in full and (ii) second, to the Term Loans until paid in full.

5.2.3 Optional Prepayments. Borrowers may, at their option, upon two Business Days prior written notice to Agent, from time to time, prepay the Term Loans, which prepayment must be at least $250,000, plus any increment of $100,000 in excess thereof. Borrowers shall give written notice to Agent of an intended prepayment of Term Loans, which notice shall specify the amount of the prepayment, shall be irrevocable once given.

5.2.4 Premium; Interest; Application of Prepayments. (a) (i) Any optional prepayment of the Term Loans pursuant to Section 5.2.3 (other than a prepayment arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers), shall, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 3.00% of the principal amount of the Term Loan so prepaid, (B) with respect to any such prepayments made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid and (C) thereafter, zero; and (ii) any prepayment of the Term Loans arising in connection with a Change of Control, an initial public offering of the equity interests of any Obligor or the sale of all or substantially all assets of the Borrowers shall, in each case, be accompanied by a prepayment premium equal to: (A) with respect to any such prepayments made prior to the first anniversary of the Closing Date, 1.00% of the principal amount of the Term Loan so prepaid, and (B) thereafter, zero. Each prepayment of Term Loans pursuant to Section 5.2 shall be accompanied by all interest accrued thereon and any amounts payable under Section 3.9, and shall be applied to principal in inverse order of maturity.

(b) In the event of the termination of this Agreement and repayment of the Term Loans at any time prior to the second anniversary of the Closing Date as a result of (i) termination upon the election of the Required Lenders to terminate after the occurrence and during the continuation of an Event of Default, (ii) foreclosure and sale of all of the Collateral, (iii) sale of the Collateral in any Insolvency Proceeding, or (iv) restructuring, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructuring, or arrangement in any Insolvency Proceeding, then the Borrowers shall pay to the Agent, for the account of the Lenders, the prepayment premium specified in Section 5.2.4(a), if any, measured as of the date of such repayment.

5.3 Payment of Other Obligations. Obligations other than Loans, including Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4 Intentionally Omitted.

5.5 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of Borrowers is made to Agent or any Lender, or if Agent or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.6 Application of Payments.

5.6.1 Application. Payments made by Borrowers hereunder shall be applied: (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (c) third, to other Obligations specified by Borrowers; and (d) fourth, as determined by Agent in its discretion.

5.6.2 Post-Default Allocation. Subject to the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Agent may, and upon the direction of the Agent or the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral as follows:

(a) except to the extent provided in clause (b) below, (A) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due and payable to the Agent until paid in full; (B) second, ratably to pay the Obligations in respect of any fees (excluding any fees or premiums owed pursuant to Section 5.2.4 hereunder), expense reimbursements and indemnities then due and payable to the Lenders until paid in full; (C) third, ratably to pay interest then due and payable in respect of the Term Loan until paid in full; (D) fourth, ratably to pay principal of the Term Loan until paid in full; (E) fifth, ratably to pay any fees or premiums owed pursuant to Section 5.2.4 hereunder then due and payable until paid in full; (F) sixth, to the ratable payment of all other Obligations then due and payable until paid in full; and

(b) with respect to the Proceeds of any disposition of all or substantially all of the assets or Equity Interests of any Person or any insurance, which disposition or proceeds of insurance includes both (x) ABL Priority Collateral and (y) Term Priority Collateral, such Proceeds and payments using such Proceeds shall be applied in a manner mutually determined by the Agent and the Revolver Agent acting reasonably and in good faith.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories. If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category. The allocations set forth in clauses (a) and (b) above in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Obligor. Clauses (a) and (b) above in this Section are not for the benefit of or enforceable by any Obligor, and each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.6.3 Erroneous Application. Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.7 Account Stated. Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder. Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder. Entries made in a loan account shall constitute presumptive evidence of the information contained therein. If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8 Taxes.

5.8.1 Payments Free of Taxes; Obligation to Withhold; Tax Payment. Any and all payments by or on account of any Obligation of any Obligor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Obligor) requires the deduction or withholding of any Tax from any such payment by the Obligor, then the Obligor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Obligor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.8.2 Payment of Other Taxes. Without limiting the foregoing, Obligors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law or, at Agent’s option, timely reimburse Agent for payment of any Other Taxes.

5.8.3 Tax Indemnification.

(a) Obligors shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Obligor shall make payment within 10 days after demand for any amount or liability payable under this Section. A certificate as to the amount of such payment or liability delivered to Borrowers by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b) Each Lender shall indemnify and hold harmless, on a several basis, Agent against (i) any Indemnified Taxes attributable to such Lender (but only to the extent any Obligor has not already paid or reimbursed Agent therefor and without limiting the Obligors’ obligation to do so), (ii) any Taxes attributable to such Lender’s maintenance of a Participant Register as required hereunder, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall make payment within 10 days after demand for any amount or liability payable under this Section 5.8.3(b). A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this Section 5.8.3(b).

5.8.4 Evidence of Payments. As soon as practicable after any payment of Taxes by an Obligor to a Governmental Authority pursuant to this Section, such Obligor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

5.8.5 Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender, nor have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of a Lender. If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by an Obligor or with respect to which an Obligor has paid additional amounts pursuant to this Section, it shall pay the indemnifying Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Obligor agrees, upon request by the Recipient, to repay the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental

Authority. Notwithstanding anything in this Section 5.8.5 to the contrary, no Recipient shall be required to pay any amount to any Obligor if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. In no event shall Agent or any Recipient be required to make its Tax returns (or any other information relating to its Taxes that it deems confidential) available to any Obligor or other Person.

5.8.6 Survival. Each party’s obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender, the termination of the Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.8.7 Defined Terms. For purposes of Section 5.8 and 5.9, references to the term “Applicable Law” include FATCA.

5.9 Lender Tax Information.

5.9.1 Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to AGM, at the time or times reasonably requested by AGM such properly completed and executed documentation reasonably requested by AGM as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by AGM, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by AGM as will enable AGM to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

5.9.2 Documentation. Without limiting the generality of the foregoing, if any Borrower is a U.S. Person,

(a) Any Lender that is a U.S. Person shall deliver to Borrower and Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 (or applicable successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(b) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrowers or Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI (or applicable successor form);

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form); or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, (or applicable successor form), a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9 (or applicable successor form), and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrowers and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrowers or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrowers or Agent to determine the withholding or deduction required to be made; and

(d) if payment of an Obligation made to a Lender would be subject to U.S. Tax or a penalty imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrowers and Agent at the time(s) prescribed by law and at such times or times reasonably requested by Borrowers or other Obligors or Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrowers, Obligors or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.9.3 Redelivery of Documentation. If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrowers and Agent in writing of its inability to do so.

6. CONDITIONS PRECEDENT.

6.1 Conditions Precedent to Initial Term Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Initial Term Loan or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the conditions precedent set forth on Exhibit C has been satisfied.

6.2 Conditions Precedent to All Credit Extensions. Agent and Lenders shall not be required to fund any Loans after the Closing Date or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a) No Default or Event of Default shall have occurred and be continuing on the applicable Additional Term Loan Funding Date or on the Fourth Amendment Effective Date, as applicable, or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms.

(b) The representations and warranties of each Obligor in each Loan Document, certificate or other writing delivered to any Secured Party pursuant hereto or thereto on or prior to the applicable Additional Term Loan Funding Date or on the Fourth Amendment Effective Date, as applicable, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the applicable Additional Term Loan Funding Date or on the Fourth Amendment Effective Date, as applicable, as though made on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct on and as of such earlier date); and

(c) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by Borrowers for funding of an Additional Term Loan or the Second Additional Term Loan shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding.

6.3 Conditions Precedent to Additional Term Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit H has been satisfied.

6.4 Conditions Precedent to Second Additional Term Loans. In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund the Second Additional Term Loan or otherwise extend credit to Borrowers hereunder, until the date that each of the conditions precedent set forth on Exhibit J has been satisfied.

7. CERTAIN COLLATERAL/FURTHER ASSURANCES

7.1 Real Estate Collateral.

7.1.1 Lien on Real Estate. If any Obligor hereafter acquires any interest in Real Estate with a value in excess of $1,000,000, such Obligor shall, within 60 days (or such later date in Agent’s reasonable discretion), execute, deliver and record a Mortgage sufficient to create a first priority Lien in favor of Agent on such Real Estate, and shall deliver all Related Real Estate Documents.

7.1.2 Collateral Assignment of Leases. To further secure the prompt payment and performance of its Obligations, each Obligor hereby transfers and assigns to Agent all of such Obligor’s right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Obligor is a party, whether as lessor or lessee, and all extensions, renewals, modifications and proceeds thereof.

7.2 Cash Collateral. Cash Collateral may be invested, at Agent’s discretion (and with the prior written consent of Borrowers, as long as no Event of Default exists), but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrowers, and shall have no responsibility for any investment or loss. As security for their Obligations, Borrowers hereby grant to Agent, for the benefit of Secured Parties, a security interest in and Lien upon all Cash Collateral held from time to time and all proceeds thereof, whether held in a Cash Collateral Account or otherwise. Agent may apply Cash Collateral to the payment of Obligations as they become due, in such order as Agent may elect. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent, and neither Borrowers nor any other Person (other than the applicable depository bank) shall have any right to any Cash Collateral, until Full Payment of the Obligations.

7.3 Extent of Liens. All Liens granted to Agent under the Loan Documents are for the benefit of Secured Parties. Borrowers authorize Agent to file any financing statement that describes the Collateral as “all assets” or “all personal property” of Borrowers, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

8. REPRESENTATIONS AND WARRANTIES

8.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments and Loans, each Borrower represents and warrants to Agent and Lenders that:

8.1.1 Organization and Qualification. Each Obligor and its Subsidiaries, is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization. Each Obligor and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause) where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

8.1.2 Power and Authority. Each Obligor and its Subsidiaries are duly authorized to execute, deliver and perform each Loan Document to which it is or will be a party. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligor or any Subsidiary of an Obligor, except those already obtained; (b) contravene the Organic Documents of any Obligor or any Subsidiary of an Obligor; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of a Lien (other than Permitted Liens) on Borrower’s Property.

8.1.3 Enforceability. This Agreement is, and each other Loan Document to which any Obligor is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

8.1.4 Capital Structure. On the Third Amendment Effective Date, after giving effect to the transactions contemplated hereby to occur on the Third Amendment Effective Date, Schedule 8.1.4 shows, for Ultimate Parent and its Subsidiaries, its name, jurisdiction of organization, authorized and issued Equity Interests, holders of its Equity Interests, and agreements binding on such holders with respect to such Equity Interests. Except as disclosed on Schedule 8.1.4, in the five years preceding the Closing Date, no Borrower or Subsidiary has acquired any substantial assets from any other Person nor been the surviving entity in a merger or combination. Each Borrower has good title to its Equity Interests in its Subsidiaries (if any), subject only to Agent’s Lien and Liens securing the Revolver Debt, and all such Equity Interests are duly issued, fully paid and non-assessable. Except as set forth on Schedule 8.1.4, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of Borrowers or their Subsidiaries.

8.1.5 Title to Properties; Priority of Liens. Each of the Borrowers and their Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its material Real Estate, and good title to all of its personal Property reflected in any financial statements delivered to Agent or Lenders except for defects in title that do not materially interfere with its ability to conduct its business, in each case free of Liens except Permitted Liens. Each the Borrowers and their Subsidiaries has paid and discharged all lawful claims (other than such claims Properly Contested) that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens.

8.1.6 Accounts. Borrowers warrant, with respect to each Account at the time it is shown as an Eligible Account (as defined in the Revolver Loan Agreement) in a Borrowing Base Certificate, that: (a) it is genuine and enforceable in accordance with its terms and is not evidenced by a judgment; (b) it arises out of a completed, bona fide sale and delivery of goods or rendition of services in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto; (c) it is for a sum certain, maturing as stated in the invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request; (d) it is not subject to any offset, Lien (other than Permitted Liens), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; (e) no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective); (f) no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder and (g) to the best of Borrowers’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, is not subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition, as reasonably determined by the Borrowers in good faith.

8.1.7 Financial Statements.

(a) The Financial Statements, copies of which have been delivered to Agent and each Lender, fairly present the consolidated financial condition of the Ultimate Parent and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Parent and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP. All material indebtedness and other liabilities (including, without limitation, Debt, liabilities for taxes, long-term leases and other unusual forward or long-term commitments), direct or contingent, of the Ultimate Parent and its Subsidiaries are set forth in the Financial Statements. Since December 31, 2015 no event or development has occurred with respect to Parent and its Subsidiaries (other than Pental) that has had or could reasonably be expected to have a Material Adverse Effect. Since December 31, 2016 no event or development has occurred with respect to Pental and its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

(b) The Parent has heretofore furnished to Agent (i) projected quarterly balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the period from January 1, 2017, through December 31, 2021, and (ii) projected annual balance sheets, income statements and statements of cash flows of the Parent and its Subsidiaries, on a consolidated basis, for the Fiscal Years ending in December 31, 2017 through December 31, 2021, which projected financial statements shall be updated from time to time pursuant to clause (e) of Exhibit D. The forecasted balance sheets, income statements and statements of cash flows of Ultimate Parent and its Subsidiaries delivered pursuant to this Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair and reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Ultimate Parent’s reasonable estimate of its future financial condition and performance (it being understood and agreed that (x) any financial or business projections or forecasts furnished are subject to significant uncertainties and contingencies, which may be beyond the control of any such Obligor, (y) no assurance is given by any such Obligor that the results or forecast in any such projections will be realized and (z) the actual results may differ from the forecast results set forth in such projections and such differences may be material).

8.1.8 Surety Obligations. Neither Borrowers nor their Subsidiaries are obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

8.1.9 Taxes. Borrowers and their Subsidiaries have filed all federal and other material tax returns and other material reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of Borrowers and their Subsidiaries is adequate for all years not closed by applicable statutes, and for their current Fiscal Year.

8.1.10 Brokers. Other than as set forth on Schedule 8.1.10, there are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

8.1.11 Intellectual Property.

(a) The Obligors own or have the right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others.

(b) There is no pending or, to Borrowers’ actual knowledge, threatened Intellectual Property Claim with respect to Borrowers, any Subsidiary or any of their Property (including any Intellectual Property). Except as disclosed on Schedule 8.1.11, neither Borrowers nor their Subsidiaries pay or owe any Royalty or other compensation to any Person with respect to any Intellectual Property.

(c) All Intellectual Property owned or licensed (except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business) by, or otherwise subject to any interests of, Borrowers or their Subsidiaries is shown on Schedule 8.1.11 (as amended from time to time).

(d) Except as set forth in Schedule 8.1.11, and except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business (to the extent constituting a Permitted Lien), none of the Intellectual Property of any Obligor is the subject of any licensing or franchise agreement pursuant to which such Obligor is the licensor or franchisor.

(e) To each Obligor’s actual knowledge, no holding, decision or judgment has been rendered by any governmental authority against any Obligor which limits, cancels or questions the validity of, or any Obligor’s ownership interest in, any Intellectual Property owned by any Obligor in any material respect.

8.1.12 Governmental Approvals. To each of their actual knowledge, Borrowers and their Subsidiaries have, are in material compliance with, and are in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate all of its material Properties, except where noncompliance (or failure to be in good standing) could not reasonably be expected to have a Material Adverse Effect. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Borrowers and their Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.1.13 Compliance with Laws. To their actual knowledge, except as disclosed on Schedule 8.1.13: (i) Borrowers and their Subsidiaries have duly complied, and their Properties and business operations are in compliance, in all material respects, with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.; (ii) no Inventory has been produced in violation of Applicable Law, including the FLSA; (iii) no Borrower’s or Subsidiary’s present operations (or to Borrowers’ knowledge, past operations), Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any Environmental Release; (iv) no Borrower or Subsidiary has received any Environmental Notice; (v) to Borrowers’ knowledge, there are no Environmental Releases or Hazardous Materials on any Real Estate now owned, leased or operated by Borrowers or their Subsidiaries which would result in material liability arising under any Environmental Law.

8.1.14 Burdensome Contracts. Neither Borrowers nor any of their Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Schedule 8.1.14. No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by Borrowers.

8.1.15 Litigation. Except as shown on Schedule 8.1.15, there are no proceedings or investigations pending or, to the actual knowledge of any Obligor, threatened in writing against any Obligor or any Subsidiary of an Obligor, or any of their businesses, operations, Properties, prospects or conditions, that could reasonably be expected to have a Material Adverse Effect if determined adversely to Ultimate Parent or its Subsidiaries. Except as shown on Schedule 8.1.15, no Obligor has a Commercial Tort Claim (other than, as long as no Event of Default exists, a Commercial Tort Claim for less than $4,000,000). No Borrower or Subsidiary is in default with respect to any order, injunction or judgment of any Governmental Authority.

8.1.16 No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default. No Borrower is in material default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice could constitute a material default, under any Material Contract other than as is being Properly Contested.

8.1.17 ERISA. Except as disclosed on Schedule 8.1.17:

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter (or opinion letter) from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the actual knowledge of Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has met, in all material respects all applicable requirements under the Code, ERISA and the Pension Protection Act of 2006, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan.

(b) There are no pending or, to the actual knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or, to the actual knowledge of Borrowers violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(c) Except as could not reasonably be expected to have a Material Adverse Effect (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) no Pension Plan has any Unfunded Pension Liability; (iv) no Obligor or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) no Obligor or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (vi) as of the most recent valuation date for any Pension Plan or Multiemployer Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Obligor or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date.

8.1.18 Ultimate Parent; Parent and SPV. (a) Ultimate Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents, (b) Parent has not engaged in any activities other than acting as a holding company and transactions and activities incidental thereto, entering into and performing its obligations under the Loan Documents and does not hold any assets other than all of the issued and outstanding Equity Interests of Borrowers and proceeds thereof and contractual rights pursuant to the Loan Documents and (c) SPV has not engaged in any activities other than entering into and performing its obligations under the Revolver Debt Documents and the Artisan Company Agreement and does not hold any assets other than (i) membership interests under the Artisan Company Agreement and (ii) fifty (50) quotas, representing a one percent (1%) equity ownership interest, of CECAFE.

8.1.19 Trade Relations. To the actual knowledge of Borrowers, there exists no actual or threatened termination of any business relationship between Borrowers or any of their Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of Borrowers or such Subsidiary.

8.1.20 Labor Relations. Neither Borrowers nor their Subsidiaries are party to or bound by any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or other organization of Borrowers’ or their Subsidiaries’ employees, or, to Borrowers’ knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining that could reasonably be expected to have a Material Adverse Effect.

8.1.21 Payable Practices. Borrowers have not made any material change in their historical accounts payable practices that would have an adverse impact on Borrowers from those in effect on the Closing Date.

8.1.22 Not a Regulated Entity. No Borrower is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

8.1.23 Margin Stock. No Borrower is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Loan proceeds will be used by any Borrower to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

8.1.24 OFAC. Neither Borrowers nor, to the actual knowledge of Borrowers, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions. Borrowers are not located, organized or resident in a Designated Jurisdiction. No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.1.25 Deposit Accounts. Schedule 9.1.9 (as amended from time to time) sets forth all Deposit Accounts (other than Excluded Accounts) maintained by Borrowers, Lark, Ultimate Parent, Parent, Intermediate Holdco, Greencraft Holdings, Greencraft Interiors, Greencraft Stone.

8.1.26 Anti-Corruption Laws. Each Obligor and its respective Subsidiaries has conducted its business in accordance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.1.27 Material Contracts. Set forth on Schedule 8.1.27 is a complete and accurate list as of the Closing Date of all Material Contracts of each Obligor, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract is in full force and effect and is binding upon and enforceable against each Obligor that is a party thereto and, to the actual knowledge of such Obligor, all other parties thereto in accordance with its terms, except, in each case, as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

8.1.28 Customers and Suppliers. There exists no actual or threatened (in writing) termination or cancellation of the business relationship between (i) any Obligor, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract, or (ii) any Obligor, on the one hand, and any supplier or any group thereof, on the other hand, whose agreements with any Obligor are governed by a Material Contract.

8.1.29 Pental Acquisition Documents. The Parent has delivered to the Agent a complete and correct copy of the Pental Acquisition Documents as of the Closing Date, including all schedules and exhibits thereto. Each Pental Acquisition Document sets forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby not delivered to the Agent. The execution, delivery and performance of the Pental Acquisition Agreement has been duly authorized by all necessary action (including, without limitation, the obtaining of any consent of stockholders or other holders of Equity Interests required by law or by any applicable corporate or other organizational documents) on the part of the Borrowers. Each Pental Acquisition Document is the legal, valid and binding obligation of the Borrowers that are parties thereto, enforceable against such Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

8.1.30 Solvency. After giving effect to the transactions contemplated by this Agreement and the making of the Term Loan, the Obligors on a consolidated basis are Solvent.

8.2 Complete Disclosure . No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligor has failed to disclose to Lender in writing that could reasonably be expected to have a Material Adverse Effect.

9.	COVENANTS AND CONTINUING AGREEMENTS

9.1 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall, and shall cause each Subsidiary to:

9.1.1 Inspections; Appraisals.

(a) Permit Agent no more than two (2) times per Fiscal Year, subject to reasonable notice (except when an Event of Default exists) and during normal business hours, to visit and inspect the Properties of Borrowers or their Subsidiaries, inspect, audit and make extracts from Borrowers’ or their Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Borrower’s or Subsidiary’s business, financial condition, assets, prospects and results of operations. Lenders may participate in any such visit or inspection, at their own expense. Neither Agent nor any Lender shall have any duty to Borrowers to make any inspection, or to share any results of any inspection, appraisal or report with Borrowers; provided, Borrowers shall provide Agent with copies of the results of any inspection, appraisal or report obtained by Bank of America, N.A. in connection with the Revolver Debt Documents. Borrowers acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Borrowers shall not be entitled to rely upon them.

(b) Reimburse Agent for its reasonable charges, costs and expenses in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems reasonably appropriate, up to one time per Fiscal Year; and (ii) appraisals of Inventory, up to one time per Fiscal Year; provided, that, that if an examination or appraisal is initiated during an Event of Default, all reasonable charges, costs and expenses therefor shall be reimbursed by Borrowers without regard to such limits. Subject to and without limiting the foregoing, Borrowers agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

9.1.2 Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent all financial statements, reports and other items set forth on Exhibit D no later than the time specified therein.

9.1.3 Intentionally Omitted.

9.1.4 Notices. Notify Agent in writing of any of the items set forth on Exhibit E that affects an Obligor no later than the time specified therein.

9.1.5 Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws or the United States Foreign Corrupt Practices Act of 1977, as amended) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release from Borrowers’ operations requiring reporting under Environmental Law occurs at or on any Properties of Borrowers or any of their Subsidiaries, it shall report such Environmental Release to Agent and act promptly and diligently to investigate and report to all Governmental Authorities the extent of such Environmental Release as required by Applicable Law, and to make appropriate remedial action to investigate and remediate, such Environmental Release to the extent required under Environmental Law to be performed by Borrowers.

9.1.6 Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested. If an Account of Obligor includes a charge for any Taxes, Agent is authorized, in its discretion and subject to Section 4.1.1(b), to pay the amount thereof to the proper taxing authority for the account of Obligor and to charge Obligor therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Obligor or with respect to any Collateral.

9.1.7 Insurance.

(a) Maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) satisfactory to Agent. All proceeds under each policy shall be payable to an account at the Agent. From time to time upon the reasonable request, Borrowers shall deliver to Agent the originals or certified copies of its insurance policies. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as lender’s loss payee; (ii) requiring 30 days’ prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If Borrowers fail to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrowers therefor. Borrowers agree to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrowers may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to an account at the Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(b) Without limiting clause (a) above, maintain insurance with insurers (with a Best Rating of at least A-, unless otherwise approved by Agent in its Permitted Discretion) reasonably satisfactory to Agent, with respect to the Properties and business of Borrowers and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated.

9.1.8 Licenses. Keep each material License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of Borrowers and Subsidiaries in full force and effect and pay all Royalties when due, except to the extent such License is replaced by a License that is comparable or more favorable to Borrowers or such License matures or expires in accordance with the terms of such License.

9.1.9 Deposit Accounts; Depository Bank. Take all actions necessary to establish Agent’s control of each Deposit Account maintained by an Obligor (other than Excluded Accounts). The applicable Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and Bank of America, N.A., as lender under the Revolver Loan Agreement) to have control over a Deposit Account or any Property deposited therein. Borrowers shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 9.1.9 to reflect same. Borrowers hereby authorize the financial institutions at which Borrowers or any other Obligor maintain a deposit account to provide the Agent with such information with respect to such deposit account as the Agent may from time to time reasonably request, and Borrowers hereby consent to such information being provided to the Agent.

9.1.10 Other Collateral Covenants. Comply with the following additional covenants related to Collateral:

(a) All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrowers at the business locations set forth in Schedule 9.1.10, except that Borrowers may (a) make sales or other dispositions of Collateral in accordance with Section 9.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days’ prior written notice to Agent.

(b) All reasonable and documented expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrowers. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, except for such loss or damage caused by the negligence or misconduct of the Agent.

(c) Each Obligor shall defend, in accordance with its reasonable business judgment, its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

(d) Upon reasonable written request, each Obligor shall provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all agreements executed after the Closing Date, between an Obligor and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral that is currently included on a Borrowing Base Certificate is kept or that otherwise may possess or handle any Collateral that is currently included on a Borrowing Base Certificate.

(e) Borrowers shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where material Collateral is located.

9.1.11 Future Subsidiaries. Cause:

(a) each Subsidiary of any Obligor not in existence on the Closing Date, to execute and deliver to the Agent promptly and in any event within 10 Business Days after the formation, acquisition or change in status thereof, (i) a Joinder Agreement, pursuant to which such Subsidiary shall be made a party to this Agreement as a Borrower, (ii) a supplement to the Guaranty and Collateral Agreement, together with (A) certificates evidencing all of the Equity Interests of any Person owned by such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (B) undated stock powers for such Equity Interests executed in blank with signature guaranteed, and (C) such opinions of counsel as the Agent may reasonably request, (iii) to the extent required under the terms of this Agreement, one or more Mortgages creating on the real property of such Subsidiary a perfected, first priority Lien (in terms of priority, subject only to Permitted Liens) on such real property and such other Related Real Estate Documents as may be reasonably required by the Agent with respect to each such real property, and (iv) to the extent required under the terms of this Agreement, such other agreements, instruments, approvals or other documents reasonably requested by the Agent in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Guaranty and Collateral Agreement or Mortgage or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such Subsidiary (other than Excluded Assets (as defined in the Guaranty and Collateral Agreement)) shall become Collateral for the Obligations.

(b) each owner of the Equity Interests of any such Subsidiary to execute and deliver promptly and in any event within 10 Business Days after the formation or acquisition of such Subsidiary a Pledge Amendment (as defined in the Guaranty and Collateral Agreement), together with (i) certificates evidencing all of the Equity Interests of such Subsidiary required to be pledged under the terms of the Guaranty and Collateral Agreement, (ii) undated stock powers or other appropriate instruments of assignment for such Equity Interests executed in blank with signature guaranteed, (iii) such opinions of counsel as the Agent may reasonably request and (iv) such other agreements, instruments, approvals or other documents reasonably requested by the Agent.

(c) Notwithstanding the foregoing, no Foreign Subsidiary shall be required to become an Obligor (and, as such, shall not be required to deliver the documents required by clause (i) above or become a Guarantor; provided, however, that if the Equity Interests of a Foreign Subsidiary are owned by an Obligor, such Obligor shall deliver all such documents, instruments, agreements (including, without limitation, at the reasonable request of the Agent, a pledge agreement governed by the laws of the jurisdiction of the organization of such Foreign Subsidiary) and certificates described in clause (ii) above to the Agent, and take all commercially reasonable actions reasonably requested by the Agent or otherwise necessary to grant and to perfect a first-priority Lien (subject to Permitted Liens) in favor of the Agent, for the benefit of the Agents and the Lenders, in 65% of the voting Equity Interests of such Foreign Subsidiary and 100% of all other Equity Interests of such Foreign Subsidiary owned by such Obligor but in no event shall such Foreign Subsidiary become a Guarantor under this Agreement or any of the other Loan Documents.

9.1.12 Anti-Corruption Laws. Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

9.1.13 Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as any Agent may reasonably require from time to time in order (a) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (b) to subject to valid and perfected first priority Liens any of the Collateral, (c) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (d) to grant, and confirm unto each Secured Party the rights now or hereafter intended to be granted to it under this Agreement or any other Loan Document. In furtherance of the foregoing, to the maximum extent permitted by applicable law, each Obligor (i) authorizes Agent upon the occurrence and during the continuance of an Event of Default, to execute any such agreements, instruments or other documents in such Obligor’s name and to file such agreements, instruments or other documents in any appropriate filing office, all to establish and/or perfect the Agent’s interests in the Collateral, (ii) authorizes each Agent to file any financing statement required hereunder or under any other Loan Document, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Obligor prior to the date hereof. Notwithstanding anything else contained herein to the contrary, (w) the foregoing shall not apply to any Excluded Assets (as defined in the Guaranty and Collateral Agreement), (x) any such documents and deliverables shall be governed by laws of the State of New York or such other State of the United States as may be reasonably agreed by the Agent and the Borrowers based upon the type and location of the particular Collateral and for the avoidance of doubt, no foreign-law governed documents shall be required for any Collateral, including with respect to any Intellectual Property registered in any non-U.S. jurisdiction, and (y) no leasehold mortgages, landlord waivers, tenant estoppels, or collateral access letters shall be required to be entered into unless the same are entered into with respect to the Revolver Debt.

9.1.14 Post-Closing. Comply with the requirements on Exhibit F.

9.1.15 Post-Third Amendment. Comply with the requirements on Exhibit I.

9.2 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligations (other than contingent obligations against which no claim has been asserted) are outstanding, each Borrower shall not, and shall cause each Subsidiary not to:

9.2.1 Permitted Debt. Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Debt other than:

(a) the Obligations;

(b) Subordinated Debt;

(c) Purchase Money Debt of Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $4,000,000 at any time;

(d) Bank Product Debt incurred in the Ordinary Course of Business;

(e) Contingent Obligations (i) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (ii) arising from Hedging Agreements permitted hereunder; (iii) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (iv) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (v) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; or (vi) arising under the Loan Documents;

(f) the Revolver Debt, subject to the limitations set forth in the Intercreditor Agreement;

(g) Debt acquired or assumed in connection with Permitted Acquisitions in an amount not to exceed $3,000,000 in the aggregate at any time outstanding;

(h) Debt arising as a direct result of judgments, orders, awards or decrees against any Obligor, in each case not constituting an Event of Default; and

(i) Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien (other than Permitted Lien) and does not exceed $4,000,000 in the aggregate at any time.

9.2.2 Permitted Liens. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its Property, whether now owned or hereafter acquired, file or authorize the filing under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent;

(b) Liens securing Debt that is permitted under Section 9.2.1(c);

(c) Liens for Taxes not yet due or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of Borrowers or their Subsidiaries;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent’s Liens and are required or provided by law;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising by virtue of a judgment or judicial order against Borrowers or their Subsidiaries, or any Property of Borrowers or their Subsidiaries, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h) easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j) carriers’, warehousemen’s, landlord’s, mechanics, materialmen’s, repairmen’s or other like Liens arising in the Ordinary Course of Business that secure obligations that are not overdue for a period of more than 30 days or are being Properly Contested;

(k) Liens securing the Debt that is permitted under Section 9.2.1(f); provided that such Liens are at all times subject to the terms of the Intercreditor Agreement;

(l) Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods, but only to the extent such Liens secure amounts not yet due;

(m) existing Liens shown on Schedule 9.2.2 and replacement Liens on the property subject to such Liens, but only to the extent that the amount of debt secured thereby, and the property secured thereby, shall not be increased; and

(n) Liens in favor of Borrower in respect of its consignment interests encumbering its Consigned Inventory (as defined in the Revolver Loan Agreement).

9.2.3 Capital Expenditures. Make Capital Expenditures (other than Expansion Capital Expenditures) in excess of $3,300,000 in the aggregate during any Fiscal Year.

9.2.4 Distributions; Upstream Payments. Declare or make any Distributions, except Permitted Distributions when no Event of Default exists, or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Distribution to Borrower, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 8.1.14.

9.2.5 Restricted Investments. Make any Restricted Investment.

9.2.6 Disposition of Assets. Sell, lease, license, consign, transfer or otherwise dispose of any Property of an Obligor or a Subsidiary of an Obligor, whether now owned or hereafter acquired, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease, except:

(a) a sale of Inventory in the Ordinary Course of Business;

(b) as long as no Event of Default exists and all Net Proceeds are in cash and remitted to a Deposit Account of a Borrower subject to a Deposit Account Control Agreement, a disposition of Property of an Obligor that is (i) a disposition of Equipment; or (ii) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business;

(c) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens;

(d) a transfer of Property by another Obligor to a Borrower;

(e) the use of cash in the ordinary course of its business;

(f) the granting of Liens not prohibited under this Agreement; and

(g) the conveyance of Property (other than Accounts and Goods) not otherwise permitted above; provided that, the aggregate book value of all such Property so conveyed in any Fiscal Year of Parent under this clause (g) shall not exceed $2,000,000.

9.2.7 Loans. Make or commit or agree to make any loans or other advances of money to any Person, except:

(a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business;

(b) any loans or other advances to customers in the Ordinary Course of Business not to exceed $2,500,000 in the aggregate at any time; and

(c) the RDS Intercompany Loan.

9.2.8 Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(a) Subordinated Debt, except to the extent expressly permitted under any subordination agreement relating to such Debt (and a Senior Officer of a Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default);

(b) earnout payments owing pursuant to the Pental Acquisition Agreement, the Summit Acquisition Agreement or the Specified Acquisitions unless at the time of such payment, the Payment Conditions are satisfied (and a Senior Officer of a Borrower shall certify to Agent, not less than two Business Days prior to the date of payment, that all Payment Conditions have been satisfied; provided that, failure to provide such notice shall not result in an Event of Default); or

(c) subject to clause (a) above, any Borrowed Money (other than (x) the Obligations, the Revolver Debt, Debt that is permitted under Section 9.2.1(c) or (d) and so long as the Leverage Ratio is greater than 2.00:1.00 after giving pro forma effect to such payment, Debt that is permitted under Sections 9.2.1(g) and (i) or (y) the Permitted Refinancing of any Debt that is permitted under Sections 9.2.1(c), (g) and (i)) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as such due date is amended thereafter with the written consent of Agent).

9.2.9 Fundamental Changes. Change its name or conduct business under any fictitious name; change its tax (unless required by Applicable Law), charter or other organizational identification number; change its form or state of organization; wind-up, liquidate or dissolve, or merge, consolidate or amalgamate with any Person whether in a single transaction or in a series of related transactions, provided, however, that any wholly-owned Subsidiary of any Obligor (other than a Borrower) may be merged into such Obligor or another wholly-owned Subsidiary of such Obligor, or may consolidate or amalgamate with another wholly-owned Subsidiary of such Loan Obligor, so long as (A) no other provision of this Agreement would be violated thereby, (B) such Obligor gives the Agent at least 30 days’ prior written notice of such merger, consolidation or amalgamation accompanied by true, correct and complete copies of all material agreements, documents and instruments relating to such merger, consolidation or amalgamation, including, without limitation, the certificate or certificates of merger or amalgamation to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Lenders’ rights in any Collateral (other than Collateral merged out of existence), including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger, consolidation or amalgamation and (E) the surviving Subsidiary, if any, if not already an Obligor, is joined as an Obligor hereunder pursuant to a Joinder Agreement and is a party to the Guaranty and Collateral Agreement and the Equity Interests of such Subsidiary is the subject the Guaranty and Collateral Agreement, in each case, which is in full force and effect on the date of and immediately after giving effect to such merger, consolidation or amalgamation.

9.2.10 Subsidiaries. Permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

9.2.11 Organic Documents. Amend, modify or otherwise change any of its Organic Documents, except (a) with respect to Subsidiaries other than SPV, in connection with a transaction permitted under Section 9.2.9., (b) pursuant to the Select Interior Transaction or (c) in connection with a name change so long as the Agent shall receive (i) three (3) Business Day’s prior written notice of such amendment and (ii) a true and complete copy of the amendment filed by the appropriate official in its jurisdiction of formation within three (3) Business Days of such filing.

9.2.12 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

9.2.13 Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

9.2.14 Restrictive Agreements. Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date and listed on Schedule 8.1.14; (b) relating to secured Debt permitted hereunder, as long as the restrictions apply only to collateral for such Debt; or (c) constituting customary restrictions on assignment in leases and other contracts.

9.2.15 Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

9.2.16 Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

9.2.17 Affiliate Transactions. Enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except:

(a) transactions expressly permitted by the Loan Documents;

(b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ and managers’ fees and indemnities; and

(c) transactions with Affiliates in the Ordinary Course of Business (including those consummated prior to the Closing Date and shown on Schedule 9.2.17) so long as such transactions are upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate and that are disclosed to the Agent prior to the consummation thereof, if they involve one or more payments by the Parent or any of its Subsidiaries in excess of $500,000 for any single transaction or series of related transactions.

9.2.18 Plans. Become party to any Multiemployer Plan or Foreign Plan, other than (i) any in existence on the Closing Date or (ii) the non-satisfaction of the liabilities thereunder would not have a Material Adverse Effect.

9.2.19 Modifications of Debt. Amend, modify, supplement or otherwise change (or permit the amendment, modification or other change in any manner of) any provision of any of its Subordinated Debt or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Subordinated Debt if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Subordinated Debt, would change the subordination provision of such Subordinated Debt, or would otherwise be adverse to the Lenders or the issuer of such Subordinated Debt in any material respect.

9.2.20 Returns of Inventory; Affixed Equipment. Return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Event of Default or Overadvance (as defined in the Revolver Loan Agreement) exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any calendar month exceeds $500,000; and (d) any payment received by Borrowers for a return is promptly remitted to Agent for application to the Obligations. Borrowers shall not permit any commercially financed Equipment with a value in excess of $150,000 to become affixed to real Property unless any landlord or mortgagee delivers a Lien Waiver.

9.2.21 Acquisition, Sale and Maintenance of Inventory. Acquire or accept any Inventory on consignment or approval, and Borrowers shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.

9.2.22 Management Fee. Pay any management fee, consulting fee, or similar fee to the Sponsors, any of its equity holders, or any Affiliate thereof.

9.2.23 Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

9.3 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or any Lender shall have any Commitment hereunder, each Obligor shall not:

9.3.1 Fixed Charge Coverage Ratio. As of the last day of a Fiscal Quarter, permit the Fixed Charge Coverage Ratio of Ultimate Parent and its Subsidiaries for the trailing twelve month period then ending, to be less than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	1.70:1.00
June 30, 2017	1.45:1.00
September 30, 2017 through and including March 31, 2018	1.30:1.00
June 30, 2018	1.35:1.00
September 30, 2018 through and including December 31, 2018	1.40:1.00
March 31, 2019 through and including September 30, 2019	1.45:1.00
December 31, 2019 through and including September 30, 2020	1.50:1.00
December 31, 2020 and each Fiscal Quarter ending thereafter	1.60:1.00

9.3.2 Maximum Total Leverage. As of the last day of a Fiscal Quarter, permit the Leverage Ratio of Ultimate Parent and its Subsidiaries to be greater than the ratio set forth opposite such date:

Each Fiscal Quarter Ending	Ratio
March 31, 2017	4.75:1.00
June 30, 2017	5.40:1.00
September 30, 2017	5.60:1.00
December 31, 2017	5.45:1.00
March 31, 2018	5.30:1.00
June 30, 2018	4.65:1.00
September 30, 2018	4.55:1.00
December 31, 2018	4.45:1.00
March 31, 2019	4.40:1.00
June 30, 2019	3.85:1.00
September 30, 2019	3.80:1.00
December 31, 2019 through and including March 31, 2020	3.75:1.00
June 30, 2020 through and including March 31, 2021	3.25:1.00
June 30, 2021 and each Fiscal Quarter ending thereafter	3.00:1.00

9.3.3 Obligor’s Right to Cure. Notwithstanding anything to the contrary contained in Section 10.1, in the event of any Event of Default under Section 10.1(c) that results from a breach of Section 9.3.1 or Section 9.3.2, and until the expiration of the tenth (10th) Business Day after the earlier of (x) the date of delivery by the Borrowers of the financial statements required by Exhibit D (clause (b)) or (y) the date by which such financial statements are required to have been delivered (the “Equity Cure Period”), Ultimate Parent or Sponsors may, as applicable, pursuant to written notice to Agent prior to the receipt of such proceeds by Borrowers or Ultimate Parent, as applicable, issue equity interests in Borrowers or Ultimate Parent, as applicable, to its then existing equity investors in return for cash or otherwise receive a cash capital contribution from one or more of such Persons, and Borrowers or Ultimate Parent, as applicable, may apply the amount of the net proceeds therefrom to increase EBITDA with respect to such applicable Fiscal Quarter and in the calculation of EBITDA for any subsequent financial covenant tests including the Fiscal Quarter that includes the date of such contribution (the “Equity Cure Contributions”); provided that (i) any such proceeds received by Ultimate Parent are contributed by Ultimate Parent to Borrowers, (ii) 100% of the net proceeds of such Equity Cure Contribution are applied to prepay outstanding principal under the Loan in accordance with Section 5.2.2(d), provided that for purposes of determining the financial covenants for the fiscal quarter with respect to which the Equity Cure Contribution is being made, the amount of the Loan shall not be reduced by such prepayments but such debt reduction shall be taken into account for purposes of determining compliance with the financial covenants for any period in which such Equity Cure Contribution is included in the calculation of EBITDA starting with the fiscal quarter immediately following the fiscal quarter being cured, (iii) in each four Fiscal Quarter period, no more than two Equity Cure Contributions may be made and Equity Cure Contributions may not be made in consecutive Fiscal Quarters, (iv) not more than four Equity Cure Contributions may be made during the term of this Agreement, (v) the amount of any Equity Cure Contributions made pursuant to this Section 9.3.3 shall not exceed in any Fiscal Quarter the lesser of (x) the amount required to cause Borrowers to be in compliance with the applicable financial covenants as at the end of such Fiscal Quarter and (y) 2.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter and (vi) the aggregate amount of all Equity Cure Contributions during the term of this Agreement shall not exceed 7.5% of EBITDA for the trailing four Fiscal Quarter period ending on the last day of such Fiscal Quarter. If, after giving effect to the foregoing pro forma adjustment, Ultimate Parent is in compliance with the financial covenants set forth in Section 9.3.1 and 9.3.2, Ultimate Parent t shall be deemed to have satisfied the requirements of such Sections as of the relevant date of determination with the same effect as though there had been no failure to comply on such date, and the applicable breach or default of such Section 9.3.1 or 9.3.2 that had occurred shall be deemed cured for purposes of this Agreement. If (a) an Equity Cure Contribution is permitted for any Fiscal Quarter and (b) notice has been delivered to the Agent of an anticipated Equity Cure Contribution, then from the last day of the Fiscal Quarter related to such cure notice until the earlier to occur of the required date for receipt of the Equity Cure Contribution and the date on which the Agent is notified that the Equity Cure Contribution will not be made, no Default or Event of Default shall have occurred under the Loan Documents with respect to any default under Section 9.3 for which such cure notice was delivered. The parties hereby acknowledge that this Section may not be relied on for purposes of calculating any financial ratios other than as applicable to Sections 9.3.1 and 9.3.2. Notwithstanding the foregoing, for purposes of calculating Excess Cash Flow, EBITDA shall not include the amount of any Equity Cure Contributions.

10.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT

10.1 Events of Default. Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Borrowers (or any other Obligor, if applicable) fail to pay (i) any principal of any Loan when due (whether at stated maturity, on demand, upon acceleration or otherwise) or (ii) any interest, fee, indemnity or other amount payable under this Agreement or any other Loan Document within 2 Business Days after the date when due;

(b) Any representation or warranty of an Obligor made in any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when made or deemed made;

(c) Borrowers breach or fail to perform any covenant contained in Section 7.2, 7.3, 9.1.1, 9.1.2 (but only as to the covenants described in (a), (b) and (c) of Exhibit D), 9.1.7, 9.1.10, 9.1.11, 9.1.12, 9.1.13, 9.2, 9.3.1 or 9.3.2; provided that, solely with respect to a breach of Section 9.3.1 or 9.3.2, such breach continues after the expiration of the applicable Equity Cure Period;

(d) An Obligor breaches or fails to perform any other covenant contained in any Loan Documents, and such breach or failure is not cured within 30 days after a Senior Officer of such Obligor has knowledge thereof (less, in the case of Section 9.1.4, the number of days between the date such Senior Officer obtained knowledge of such failure and the date that notice thereof is given pursuant to Section 9.1.4) or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligor;

(e) A Guarantor repudiates, revokes or attempts to revoke its guaranty; an Obligor or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent and covering a material portion of the Collateral; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by, or any other action or inaction of, Agent and Lenders);

(f) Any breach, default or the occurrence and continuation of any “Event of Default” (or any comparable term) of an Obligor occurs under (i) one or more Hedging Agreements in an aggregate principal amount exceeding $1,000,000 (the “obligations” of any Obligor in respect of any Hedge Agreement at any time shall be the maximum aggregate amount (after giving effect to any netting agreements) that such Obligor would be required to pay if such Hedge Agreement were terminated at such time); (ii) the Revolver Loan Agreement or any other documentation evidencing or executed in connection with the Revolver Debt or (iii) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations or the Revolver Debt) in excess of $2,500,000, in each case, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

(g) Any judgment, order or award (or any settlement of any litigation or other proceeding that, if breached, could result in a judgment, order or award) for the payment of money is entered against an Obligor in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligors, $2,500,000 (net of insurance coverage therefor that has not been denied by the insurer), and (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement or (ii) there shall be a period of 10 consecutive days after entry thereof during which (A) a stay of enforcement thereof is not in effect or (B) the same is not vacated, discharged, stayed or bonded pending appeal;

(h) A loss, theft, damage or destruction occurs with respect to any Inventory if the amount not covered by insurance exceeds $2,500,000;

(i) Any Obligor is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligor suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligor’s business for more than 15 days; any material Collateral or Property of an Obligor is taken or impaired through condemnation; an Obligor agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligor is not Solvent;

(j) Any Obligor (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (j);

(k) any proceeding shall be instituted against any Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

(l) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligor to a Pension Plan, Multiemployer Plan or PBGC that could reasonably be expected to result in a Material Adverse Effect, or an Obligor or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure could reasonably be expected to result in a Material Adverse Effect; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan that could reasonably be expected to result in a Material Adverse Effect;

(m) An Obligor or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Obligor’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could cause or result in a Material Adverse Effect;

(n) A Change of Control occurs; or

(o) SPV breaches or fail to perform any covenant contained in Section 5.11 of the Guarantee and Collateral Agreement and such breach or failure is not cured within 10 Business Days after a Senior Officer of SPV has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by SPV.

10.2 Remedies upon Default. If an Event of Default described in Section 10.1(j) or (k) occurs, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable and all Commitments shall terminate, without any action by Agent or notice of any kind. In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction from Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b) terminate, reduce or condition any Commitment;

(c) require Obligors to Cash Collateralize their Obligations that are contingent or not yet due and payable; and

(d) exercise any and all rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Borrowers to assemble Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by Borrowers, Borrowers agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Borrowers agree that 10 days’ notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable. Agent may conduct sales on any Obligor’s premises, without charge, and any sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

10.3 License. For the sole purpose of enabling Agent to exercise its rights and remedies as to the Collateral under this Agreement and Applicable Law, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any Intellectual Property of Obligors, computer hardware and software, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. For clarity, this license is effective only while an Event of Default exists and is irrevocable until the termination of this Agreement. Each Obligor’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

10.4 Setoff. At any time during the continuance of an Event of Default, Agent, Lenders and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate to or for the credit or the account of an Obligor against its Obligations, whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of offset) that such Person may have.

10.5 Remedies Cumulative; No Waiver.

10.5.1 Cumulative Rights. All agreements, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation of each other. The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

10.5.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Obligor under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Loan during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein. Except as set forth in this Agreement, any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

11.	AGENT

11.1 Appointment, Authority and Duties of Agent.

11.1.1 Appointment and Authority. Each Secured Party appoints and designates Cerberus as Agent under all Loan Documents. Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents. Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.

11.1.2 Duties. The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only. Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction. The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

11.1.3 Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon and in accordance with, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

11.1.4 Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law. In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action. Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent. Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 13.1.1. In no event shall Agent be required to take any action that it determines in its Permitted Discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

11.2 Agreements Regarding Collateral and Borrower Materials.

11.2.1 Lien Releases; Care of Collateral. Secured Parties authorize Agent to release any Lien with respect to any Collateral: (a) upon Full Payment of the Obligations; (b) that is the subject of a disposition or Lien that any Borrower certifies in writing is a Permitted Asset Disposition or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 13.1, with the consent of Required Lenders. Secured Parties authorize Agent to subordinate its Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by an Obligor, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.2.2 Possession of Collateral. Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

11.2.3 Reports. Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Obligor or Collateral (“Report”). Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Borrowers’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants that have been advised of the confidential nature of the Borrower Materials), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

11.3 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

11.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from Borrowers or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations or assert any rights relating to any Collateral.

11.5 Ratable Sharing. If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.2, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.

11.6 Indemnification. EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES TO THE EXTENT NOT REIMBURSED BY OBLIGORS, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT). In Agent’s Permitted Discretion, it may reserve for any Claims made against an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties. If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

11.7 Limitation on Responsibilities of Agent. Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

11.8 Successor Agent and Co-Agents.

11.8.1 Resignation; Successor Agent. Agent may resign at any time by giving at least 30 days’ written notice thereof to Lenders and Borrowers. Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers. If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder. Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act. On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 11.6 and 13.3, and all rights and protections under this Section 11. Any successor to Cerberus by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Obligor.

11.8.2 Co-Collateral Agent. If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document. Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment. If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

11.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Loans hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

11.10 Remittance of Payments and Collections.

11.10.1 Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 12:00 p.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 12:00 p.m., then payment shall be made by 10:00 a.m. on the next Business Day. Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

11.10.2 Failure to Pay. If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for LIBOR Loans. In no event shall Borrowers be entitled to receive credit for any interest paid by a Secured Party to Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by Agent pursuant to Section 4.2.

11.10.3 Recovery of Payments. If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from an Obligor and such related payment is not received, then Agent may recover such amount from the Secured Party. If Agent determines that an amount received by it must be returned or paid to an Obligor or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party. If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

11.11 Individual Capacities. As a Lender, Cerberus shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Cerberus in its capacity as a Lender. In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

11.12 Titles. Each Lender, other than Cerberus, that is designated (on the cover page of this Agreement or otherwise) by Cerberus as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

11.13 No Third-Party Beneficiaries. This Section 11 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations. This Section 11 does not confer any rights or benefits upon any Obligor or any other Person. As between Obligors and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties

12. BENEFIT OF AGREEMENT; ASSIGNMENTS

12.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Loan Documents; (b) any assignment by a Lender must be made in compliance with Section 12.3 and (c) any participation by Lender must be in accordance with Section 12.2 (any other attempted transfer or assignment by any party hereto shall be null and void). Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 12.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

12.2 Participations.

12.2.1 Permitted Participants; Effect. Subject to Section 12.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents; provided that each Lender shall provide Borrowers with prior written notice of any participation and if the proposed Participant is a vulture fund or distressed debt purchaser the consent of Borrowers shall be required for such sale (which consent shall be deemed given if no objection is made by Borrowers within ten Business Days after receipt of notice of the proposed participation) unless an Event of Default has occurred and is continuing in which case the Borrowers’ consent shall not be required. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Loans and Commitments for all purposes, all amounts payable by Borrowers shall be determined as if it had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.7, 3.9, 5.8 and 5.9 (subject to the requirements and limitations therein, including the requirements under Section 5.9, it being understood that the documentation required under Section 5.9 shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.8 and 12.4 as if it were an assignee under Section 12.3; and (B) shall not be entitled to receive any greater payment under Section 3.7 or 5.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Loan or Commitment in which such Participant has an interest, postpones the Term Loan Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Loan or Commitment, or releases Borrowers, any Guarantor or substantially all Collateral.

12.2.3 Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register in which it enters the Participant’s name and address and the principal amounts of and stated interest on the Participant’s interest in the Commitments and Loans the “Participant Register”). Entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the Participant Register as the owner of the applicable participation for all purposes, notwithstanding any notice to the contrary. No Lender shall have an obligation to disclose any information in the Participant Register except to the extent necessary to establish that a Participant’s interest is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

12.2.4 Benefit of Setoff. Borrowers agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 11.5 as if such Participant were a Lender

12.3 Assignments.

12.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion), and in each case in integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Commitments retained by the transferor Lender is at least (i) so long as no Default or Event of Default shall have occurred and be continuing, $5,000,000 (unless otherwise mutually agreed by Agent and Borrowers in their discretion) or (ii) during the existence of an Event of Default, $1,000,000 (unless otherwise agreed by Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

12.3.2 Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit A-2 and a processing fee of $3,500 (unless otherwise agreed by Agent in its Permitted Discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 12.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent

12.3.3 Certain Assignees. No assignment or participation may be made to an Obligor, Affiliate of an Obligor, Defaulting Lender or natural person. So long as no Default or Event of Default has occurred and is continuing, no assignment or participation may be made to any Person that is a direct commercial competitor of the Obligors. Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

12.3.4 Register. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, any notes or other writings issued under the Loan Documents shall be registered as to both principal and any stated interest. Agent, acting solely for this purpose as a non-fiduciary agent of Borrowers, shall maintain at one of its offices (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register (the “Register”) for recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time. Entries in the Register shall be conclusive, absent manifest error, and the Borrowers, Agent and Lenders shall treat each Person recorded in the Register pursuant to the terms hereof as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by Borrowers or any Lender, at any reasonable time and from time to time upon reasonable notice.

12.4 Replacement of Certain Lenders. If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.9 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrowers may, upon 10 days’ notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s) willing to acquire such rights and obligations, pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

13. MISCELLANEOUS

13.1 Amendments and Waivers.

13.1.1 Amendments and Other Modifications. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligor party to such Loan Document; provided, however, that:

(a) without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) Intentionally Omitted.

(c) without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Term Loan Maturity Date applicable to such Lender’s Obligations; or (iv) amend this clause (c); and

(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.6.2, 7.1 (except to add Collateral) or 13.1.1; (ii) amend the definition of Pro Rata or Required Lenders; (iii) release all or substantially all Collateral; or (iv) except in connection with a merger, disposition or similar transaction expressly permitted hereby, release any Obligor from liability for any Obligations.

13.1.2 Limitations. The agreement of any Obligor shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves. Only the consent of the parties to any agreement relating to fees shall be required for modification of such agreement. Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

13.1.3 Payment for Consents. No Borrower will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

13.2 Power of Attorney. Borrowers hereby irrevocably constitute and appoint Agent (and all Persons designated by Agent) as Borrowers’ true and lawful attorney (and agent-in-fact) for the purposes provided in this Section. Agent, or Agent’s designee, may, without notice and in either its or any Borrower’s name, but at the cost and expense of Borrowers:

(a) Endorse any Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b) During the continuance of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (iv) receive, open and dispose of mail addressed to Borrowers, and notify postal authorities to deliver any such mail to an address designated by Lender; (v) use any Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (vi) use information contained in any data processing, electronic or information systems relating to Collateral; (vii) make and adjust claims under insurance policies; and (viii) do all other things necessary to carry out the intent and purpose of this Agreement.

13.3 Indemnity. BORROWERS SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY OBLIGOR OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee. This Section 13.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

13.4 Notices and Communications.

13.4.1 Notice Address. All notices and other communications by or to a party hereto shall be in writing and shall be given to Borrowers, at AGM’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 13.4. Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to Section 5.2.3 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.

13.4.2 Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters and distribution of Loan Documents. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

13.4.3 Platform. Borrower Materials shall be delivered by Borrowers pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by it (“Platform”). Borrowers shall notify Agent of each posting of reports or other information on the Platform. All information shall be deemed received by Agent only upon its receipt of such notice. Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and Obligors and Secured Parties acknowledge that “public” information is not segregated from material non-public information on the Platform. The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. Secured Parties acknowledge that Borrower Materials may include material non-public information of Obligors and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Obligor’s securities. No Agent Indemnitee shall have any liability to Borrowers, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the platform or over the internet.

13.4.4 Non-Conforming Communications. Agent and Lenders may rely upon any communications purportedly given by or on behalf of Borrowers even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Borrowers shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of Borrowers.

13.5 Performance of Borrowers’ Obligations. Agent may, in its discretion at any time and from time to time, at Borrowers’ expense, pay any amount or do any act required of Borrowers under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed by Borrowers, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to LIBOR Loans. Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

13.6 Credit Inquiries. Agent may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor or Subsidiary.

13.7 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

13.8 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

13.9 Counterparts; Execution. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

13.10 Entire Agreement. Time is of the essence with respect to all Loan Documents and Obligations. The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

13.11 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Obligor.

13.12 No Control; No Advisory or Fiduciary Responsibility. Nothing in any Loan Document and no action of Agent or any Lender pursuant to any Loan Document shall be deemed to constitute control of any Obligor by Agent or any Lender. In connection with all aspects of each transaction contemplated by any Loan Document, Borrowers acknowledge and agree that (a)(i) this credit facility and all related services by Agent, any Lender or any of the their Affiliates are arm’s-length commercial transactions between Borrowers and such Person; (ii) Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrowers, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrowers and their Affiliates, and have no obligation to disclose any of such interests to Borrowers or their Affiliates. To the fullest extent permitted by Applicable Law, Borrowers hereby waive and release any claims that they may have against Agent, Lender and their Affiliates with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

13.13 Confidentiality. Agent and each Lender agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any potential or actual transferee of any interest in a Loan Document or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to an Obligor or Obligor’s obligations; (g) with the consent of Borrowers; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender or any of their Affiliates on a nonconfidential basis from a source other than Borrowers. Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility, and may use Borrowers’ logos, trademarks or product photographs in advertising materials. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business. A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information. Agent and each Lender acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law

13.14 [Reserved].

13.15 GOVERNING LAW. UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

13.16 Consent to Forum.

13.16.1 Forum. BORROWERS HEREBY CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK COUNTY, NEW YORK AND THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. BORROWERS IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL CLAIMS, OBJECTIONS AND DEFENSES THAT THEY MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER

JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.4.1. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

13.16.2 Other Jurisdictions. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent or any Lender of any judgment or order obtained in any forum or jurisdiction.

13.16.3 Judicial Reference. If any action, litigation or proceeding relating to any Obligations or Loan Documents is filed in a court sitting in or applying the laws of California, the court shall, and is hereby directed to, make a general reference pursuant to Cal. Civ. Proc. Code §638 to a referee (who shall be an active or retired judge) to hear and determine all issues in such case (whether fact or law) and to report a statement of decision. Nothing in this Section shall limit the right of Agent or any other Secured Party to exercise self-help remedies, such as setoff, foreclosure or sale of any Collateral or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, during or after any judicial reference. The exercise of a remedy does not waive the right of any party to resort to judicial reference. At Agent’s option, foreclosure under a mortgage or deed of trust may be accomplished either by exercise of power of sale thereunder or by judicial foreclosure.

13.17 Waivers by Borrowers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which Agent hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Borrower may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that they are relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13.18 Patriot Act Notice. Agent and lenders hereby notify Borrowers that pursuant to the PATRIOT Act, Agent and Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the PATRIOT Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Borrowers’ management and owners, such as legal name, address, social security number and date of birth. Borrowers shall, promptly upon request, provide all documentation and other information as Agent or any Lender may request from time to time in order to comply with any obligations under “know your customer,” anti-money laundering or other requirements of Applicable Law.

13.19 Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement, to the extent the terms of this Agreement and the ASG Intercreditor Agreement conflict, the terms of the ASG Intercreditor Agreement shall control.

13.20 NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

BORROWERS:

ARCHITECTURAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:

c/o Trive Capital 2021 McKinney Avenue, Suite 1200 Dallas, TX 75201
Attn:
Telecopy:

PENTAL GRANITE & MARBLE, LLC

By:
Name:
Title:

Address:

[ ] [ ] [ ]
Attn:
Telecopy:

AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:
Name:
Title:

Address:

875 Third Avenue New York, NY 10022
	Attn:	Daniel Wolf
Telecopy:

LENDERS:

CERBERUS LEVERED LOAN OPPORTUNITIES FUND III, L.P.
By: Cerberus Levered Opportunities III GP, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.
By: Cerberus NJ Credit Opportunities GP, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS ASRS HOLDINGS LLC

By:
Name:
Title:

CERBERUS KRS LEVERED LOAN
OPPORTUNITIES FUND, L.P.
By: Cerberus KRS Levered Opportunities GP, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS PSERS LEVERED
LOAN OPPORTUNITIES FUND, L.P.
By: Cerberus PSERS Levered Opportunities GP, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS FSBA HOLDINGS LLC

By:
Name:
Title:

CERBERUS ND CREDIT HOLDINGS LLC

By:
Name:
Title:

CERBERUS OFFSHORE LEVERED III LP
By: COL III GP Inc.
Its: General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED LOAN OPPORTUNITIES FUND B, L.P.
By: Cerberus Redwood Levered Opportunities GP B, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS ICQ OFFSHORE LEVERED LP
By: Cerberus ICQ Offshore GP LLC
Its: General Partner

By:
Name:
Title:

CERBERUS ONSHORE LEVERED III LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XX L.P.
By: Cerberus LFGP XX, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED A LLC

By:
Name:
Title:

CERBERUS AUS LEVERED II LP
By: CAL II GP, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS REDWOOD LEVERED B LLC

By:
Name:
Title:

CERBERUS ICQ LEVERED LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XIX L.P.
By: Cerberus LFGP XIX, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS ICQ LEVERED LOAN
OPPORTUNITIES FUND, L.P. By: Cerberus ICQ Levered Opportunities GP, LLC
Its: General Partner

By:
Name:
Title:

CERBERUS FSBA LEVERED LLC

By:
Name:
Title:

CERBERUS SWC LEVERED II LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XVI LP By: Cerberus PSERS GP, LLC Its: General Partner

By:
Name:
Title:

CERBERUS LOAN FUNDING XVIII L.P. By: Cerberus LFGP XVIII, LLC Its: General Partner

By:
Name:
Title:

CERBERUS ASRS FUNDING LLC

By:
Name:
Title:

CERBERUS LOAN FUNDING XXI L.P. By: Cerberus LFGP XXI, LLC Its: General Partner

By:
Name:
Title:

EXHIBIT A-1

ASSIGNMENT AND ACCEPTANCE

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Financing Agreement, dated as of February        , 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), Cerberus Business Finance, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders. Terms are used herein as defined in the Loan Agreement.

                                                                      (“Assignor”) and                 (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor a principal amount of $            of Assignor’s outstanding Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, the outstanding balance of its Term Loans is $            ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents. [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall,

A-1-1

independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Agreement shall be governed by the laws of the State of New York. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

A-1-2

ABA No.

Account No.
Reference:

A-1-3

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of             .

(“Assignee”)

By
Name:
Title:

(“Assignor”)

By
Name:
Title:

A-1-4

EXHIBIT A-2

ASSIGNMENT NOTICE

ASSIGNMENT NOTICE

Reference is made to (1) the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), Cerberus Business Finance, LLC, as agent (“Agent”) for the financial institutions from time to time party to the Loan Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of             , 20            (“Assignment Agreement”), between             (“Assignor”) and             (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of $            of Assignor’s outstanding Term Loan (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and AGM, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment Agreement.

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

A-2-1

IN WITNESS WHEREOF, this Assignment Notice is executed as of             .

(“Assignee”)

By
Name:
Title:
(“Assignor”)

By
Name:
Title:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE: *

ARCHITECTURAL GRANITE & MARBLE, LLC,

as a Borrower

By

Name:

Title:

*	No signature required if Assignee is a Lender, Affiliate of a Lender or if an Event of Default exists.

CERBERUS BUSINESS FINANCE, LLC,

as Agent

By

Name:

Title:

A-2-2

EXHIBIT B

COMPLIANCE CERTIFICATE

In accordance with the terms of the Financing Agreement, dated as of February 28, 2017 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”; terms are used herein as defined in the Loan Agreement), by and among Architectural Granite & Marble, LLC, a Delaware limited liability company, (“AGM”), Pental Granite and Marble, LLC, a Washington limited liability company (“Pental” and together with AGM and each Subsidiary of AGM that executes a joinder agreement and becomes a “Borrower” thereunder, each a “Borrower” and collectively, the “Borrowers”), the financial institutions from time to time party thereto (“Lenders”) and Cerberus Business Finance, LLC, as agent (“Agent”) for and such Lenders, I hereby certify that:

1. I am the [President] [Chief Financial Officer] of Ultimate Parent;

2. The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3. No Default or any event which, upon the giving of notice or passing of time or both, would constitute such an Event of Default, has occurred.

4. Borrowers are in compliance with the financial covenants set forth in Sections 9.3.1 and 9.3.2 of the Loan Agreement, as demonstrated by the calculations contained in Schedule I, attached hereto and made a part hereof.

ARCHITECTURAL GRANITE & MARBLE, LLC, as Borrower

By:
Name:
Title:

B-1

SCHEDULE I TO COMPLIANCE CERTIFICATE

[Borrowers to provide detailed calculations of financial covenants]

B-2

EXHIBIT C

CONDITIONS PRECEDENT

(a) Each Loan Document shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.

(b) Except as set forth in Exhibit F, Agent shall have made all filings or recordations necessary to perfect its Liens in the Collateral.

(c) Agent shall have received results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(d) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of AGM certifying that, after giving effect to the making of the Term Loans and the transactions contemplated hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(e) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(f) Agent shall have received a written opinion of Haynes & Boone, LLP, as well any local counsel to Borrowers, in form and substance satisfactory to Agent.

(g) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(h) Agent shall have received evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request.

(j) Borrowers shall have paid on or before the Closing Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4.

(k) Agent shall have received a Borrowing Base Certificate as of January 31, 2017. Upon giving effect to the making of the Term Loan and the payment by Borrowers of all fees and expenses incurred in connection herewith, Availability shall be at least $4,000,000. The Borrowers shall deliver to the Agent a certificate of the chief financial officer of AGM certifying as to the matters set forth above and containing the calculation of Availability.

(l) Concurrently with the making of the Term Loan on the Closing Date, the Pental Acquisition shall have been consummated on terms and conditions acceptable to Agent and Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Pental Acquisition. AGM shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Pental Acquisition, this Agreement and the Revolver Loan Agreement and Agent shall have received such consents and waivers of such Persons as Agent shall deem necessary in its Permitted Discretion. The Pental Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Pental Acquisition Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(m) Concurrently with the making of the Term Loan, AGM shall have amended the Revolver Loan Agreement to provide for revolving loans of up to $40,000,000 of which no more than $25,000,000 will be outstanding on the Closing Date, and such agreement shall be in full force and effect and Agent shall have received a fully executed copy of the Revolver Debt Documents, each of which shall be certified by a duly authorized officer of AGM as being true, correct and complete.

(n) Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Term Loan Facility, together with (A) a termination and release agreement with respect to the Existing Term Loan Facility and all related documents, duly executed by the Obligors, the Existing Term Loan Agent and the Existing Term Loan Lenders, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Term Loan Agent and/or the Existing Term Loan Lenders at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Term Loan Agent and the Existing Term Loan Lenders and covering any portion of the Collateral;

(o) Concurrently with the making of the Term Loan, Agent shall have received evidence of the payment in full of all Debt under the Existing Pental Loan Facility, together with (A) a termination and release agreement with respect to the Existing Pental Loan Facility and all related documents, duly executed by the Obligors and the Existing Pental Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Pental Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Pental Lender and covering any portion of the Collateral;

(p) Agent shall have received a quality of earnings report prepared by Sprock Capital Advisory, LLC all of which shall be in form and substance satisfactory to Agent.

(q) Agent shall have received reasonably satisfactory evidence that AGM shall have received, directly or indirectly, no less than $10,000,000 of proceeds in the form of rollover equity from certain management investors of Pental to effect the consummation the Pental Acquisition Agreement. On or prior to the Closing Date, there shall have been delivered to the Agent true and correct copies of all documents evidencing the contribution described above, as in effect on the Closing Date, and all material terms and provisions of such documents as in effect on the Closing Date shall be in form and substance reasonably satisfactory to the Agent.

(r) Agent shall have received a certificate of a Senior Officer of the Parent (i) setting forth in reasonable detail the calculations required to establish compliance, on a pro forma basis after giving effect to the Loans, with each of the financial covenants contained in Section 9.3.1 and 9.3.2 (as if the covenants applicable to the quarter ending March 31, 2017 applied on the Closing Date), (ii) certifying that all tax returns required to be filed by any Obligor have been filed and all taxes upon the Loan Parties or their properties, assets, and income (including real property taxes and payroll taxes) have been paid, except to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof on the Financial Statements in accordance with GAAP and (iii) attaching a copy of the Financial Statements and the Projections described in Section 8.1.7(b) hereof and certifying as to the compliance in all material respects with the representations and warranties set forth in Section 8.1.7(a) and section 8.1.7(b).

(s) Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

EXHIBIT D

FINANCIAL REPORTING

As long as any Commitment or Obligations are outstanding, Borrowers shall, and shall cause each Subsidiary to furnish to Agent:

(a) as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Parent and its Subsidiaries, consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year, and (B) the Projections, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion with respect to the financial statements, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Ultimate Parent and satisfactory to the Agent (which opinion shall be without (1) a “going concern” or like qualification or exception, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 9.3), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 9.3 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

(b) as soon as available, and in any event within 30 days (or, with respect to the first 4 months after the Closing Date, 45 days) after the end of each fiscal month of the Ultimate Parent and its Subsidiaries commencing with the first fiscal month of the Ultimate Parent and its Subsidiaries ending after the Closing Date, internally prepared (x) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows as at the end of such fiscal month (y) statements of profit and loss of AGM and Pental, and (z) for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by a Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as at the end of such fiscal month and the results of operations, retained earnings and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such fiscal month and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

D-1

(c) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Ultimate Parent t and its Subsidiaries commencing with the first fiscal quarter of the Ultimate Parent and its Subsidiaries ending after the Closing Date, (w) consolidated statements of operations and consolidated balance sheets and retained earnings and statements of cash flows of the Ultimate Parent and its Subsidiaries as at the end of such quarter, (x) statements of profit and loss of AGM and Pental, (y) statements of profit and loss of Lark, (z) and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in (A) the financial statements for the immediately preceding Fiscal Year and (B) the Projections, all in reasonable detail and certified by Senior Officer of the Ultimate Parent as fairly presenting, in all material respects, the financial position of the Ultimate Parent and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Ultimate Parent and its Subsidiaries, on a consolidated basis, for such quarter and for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Ultimate Parent and its Subsidiaries furnished to the Agent and the Lenders, subject to the absence of footnotes and normal year-end adjustments;

(d) concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by a Senior Officer of Ultimate Parent;

(e) as soon as available and in any event not later than 30 days after the end of each Fiscal Year, a certificate of an Senior Officer of the Ultimate Parent (A) attaching Projections for the Ultimate Parent and its Subsidiaries, supplementing and superseding the Projections previously required to be delivered pursuant to this Agreement, prepared on a monthly basis and otherwise in form and substance reasonably satisfactory to the Agent, for the immediately succeeding Fiscal Year for the Ultimate Parent and its Subsidiaries and (B) certifying that the representations and warranties set forth in Section 8.1.7 are true and correct with respect to the Projections; and

(f) concurrent with the delivery thereof to the Revolver Agent, a copy of each Borrowing Base Certificate, borrowing base report or similar collateral valuation report so delivered in accordance with the Revolver Loan Agreement.

D-2

EXHIBIT E

NOTICE REQUIREMENTS

(a) promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(b) promptly upon knowledge of any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws) that could reasonably be expected to have a Material Adverse Effect;

(c) promptly after the date on which an Obligor commences any proceeding alleging any Commercial Tort Claim alleging damages in excess of $1,000,000, a brief description of such Commercial Tort Claim and grant of a security interest therein to the Collateral Agent in accordance with the Guaranty and Collateral Agreement;

(d) as soon as possible and in any event within 5 Business Days of the occurrence of any ERISA Event;

(e) promptly upon request such other reports and information (financial or otherwise) as Agent may reasonably request from time to time in connection with any Collateral or Borrowers’, any of their Subsidiaries’ or other Obligor’s financial condition or business (provided, however, such reports and information shall not include any board minutes or any board materials or management notes of Borrowers or any other Obligor);

(f) to the extent permitted by Applicable Law, promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any material investigation of any Obligor other than routine inquiries by such Governmental Authority;

(g) as soon as possible, and in any event within 5 Business Days after an Obligor receives knowledge of the occurrence of an Event of Default or the occurrence of any event or development that could reasonably be expected to have a Material Adverse Effect or other event or development having a Material Adverse Effect and the action which the affected Obligor proposes to take with respect thereto;

(h) promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Obligor, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect;

(i) as soon as possible and in any event within 5 Business Days after execution, receipt or delivery thereof, copies of any material default or termination notices that any Obligor executes or receives in connection with any Material Contract;

E-1

(j) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of any Obligor as the Agent may from time to time reasonably request; and

(k) promptly upon receipt thereof, copies of any default notices from Bank of America, N.A. in respect of Revolver Debt.

E-2

EXHIBIT F

POST CLOSING

(a)

Within 20 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver (i) a lender loss payable endorsement with respect to the Borrowers’ property insurance, (ii) an additional insured endorsement with respect to the Borrowers’ liability insurance and (iii) an endorsement providing for thirty (30) days’ notice of cancellation of all insurance policies, in each case, duly endorsed to Agent and in form and substance reasonably satisfactory to Agent.

(b)

Within 30 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a fully executed Collateral Assignment of Business Interruption Insurance Proceeds, duly executed by each of the parties named therein.

(c)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver evidence, in form and substance reasonably satisfactory to Agent that Borrowers have duly perfected its consignment interest in all Consigned Inventory (as defined in the Revolver Loan Agreement) held by each of the following consignees: (i) Global Granite, Inc. and (ii) GDS Countertops Inc.; provided, failure to delivery such evidence shall not result in an Event of Default.

(d)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, the applicable Obligor and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

(e)

Within 60 days following the Closing Date (or such later date as the Agent may agree to at its sole option), use commercially reasonable efforts to deliver fully executed Lien Waivers for the following locations:

Obligor	Address	Landlord
AG&M	4200 Kenilwood Drive, Nashville, Davidson County, Tennessee 37204	Chaucer Investments, LLC

AG&M	8861 San Fernando Road, Sun Valley, Los Angeles County, California 91352	8861 San Fernando, Inc.

AG&M	4850 East La Palma Ave., Anaheim, Orange County, California 92801	Ajax LaPalma Investors, LLC

AG&M	5032 Sirona Dr #100, Charlotte, Mecklenburg County, North Carolina 28273	Liberty Property Limited Partnership

Pental Granite and Marble	725 Fidalgo Street and 770 S. Michigan Street, Seattle, Washington, King County 98108	CSDV, Limited Partnership

F-1

Pental Granite and Marble	549 B South Dawson Street, Seattle, Washington	CSHV NWCP Seattle, LLC

Pental Granite and Marble	3551 NW Yeon, Portland, Multnomah County, Oregon, 97210	CSHV NWCP Portland, LLC

Pental Granite and Marble	3600-D Industry Drive East, Fife, Pierce County, Washington 98424	Prologis Targeted U.S. Logistics Fund, L.P.

Pental Granite and Marble	3900A Industry Drive East, Fife, Pierce County, Washington 98424	AMB Partners II, L.P.

Pental Granite and Marble	7050 Valjean Avenue, Van Nuys, Los Angeles County, California 91406	BPR Investment

Pental Granite and Marble	10000 – 10300 East 40th Avenue, Denver, Denver County, Colorado 80038	United Properties of Colorado LLC

Pental Granite and Marble	4700 South Highland Drive, S uite A, Unit #046, Salt Lake City, Utah	SLC Storage LLC

Pental Granite and Marble	2211 N. Harvard Road, Unit 57, Liberty Lake, Washington	Storage Solutions Liberty Lake, LLC

Pental Granite and Marble	405 N. Gilbert Road, Unit 729, Gilbert Arizona	Gilbert/Heather Self-Storage Investors, LLC d.b.a. Gilbert Road Self Storage

Pental Granite and Marble	6218 W. Sahara Ave., Unit D92, Las Vegas, Nevada	Central Self Storage—Sahara

Pental Granite and Marble	6401 Oak Canyon, Space D1003, Irving, California	Extra Space Management, Inc.

F-2

EXHIBIT H

ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a) Borrowers shall have paid on or before the applicable Additional Term Loan Funding Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(b) the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that the proceeds of such Additional Term Loan are being used for a Specified Transaction and attaching thereto a detailed sources and uses statement in form and substance reasonably satisfactory to the Agent;

(c) certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, after giving effect to the making of the Additional Term Loan and the transactions contemplated hereunder, (i) Borrowers are Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has complied with all agreements and conditions to be satisfied by it under the Loan Documents;

(d) the receipt by the Agent of a certificate delivered by an Authorized Officer of the Borrower certifying to the Agents and the Lenders that such Specific Transaction (other than the RDS Intercompany Loan) shall satisfy clauses (i), (ii), (iii), (iv) and (vii) of the definition of Permitted Acquisition;

(e) solely with respect to the RDS Intercompany Loan, the receipt by Agent of the following documents:

(i) the RDS Note (no provision of which shall have been amended or otherwise modified or waived in a manner that is adverse to the Lenders’ interests without the prior written consent of the Agent) as in effect on the Second Amendment Effective Date, certified as a true and correct copy thereof by an Authorized Officer of AGM stating that such agreement remains in full force and effect and that none of the Obligors has breached or defaulted in any of its obligations under such agreements;

(ii) a Pledge Amendment, substantially in the form of Annex III to the Guarantee and Collateral Agreement, duly executed by AGM, together with the original RDS Note required to be pledged thereunder and an allonge in respect thereto; and

(iii) appropriate financing statements on Form UCC-1, naming L.A.R.K. Industries, Inc. as debtor, AGM as assignor and the Agent, on behalf of the Secured Parties, as secured party/total assignee, duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Guarantee and Collateral Agreement.

(f) solely with respect to the IRG Acquisition:

(i) a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the IRG Acqusition, the IRG Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the IRG Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the IRG Acquisition Assets. IRG shall have received all consents necessary to permit the effectuation of the transactions contemplated by the IRG Acquisition. The IRG Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the IRG Acquisition Documents, each of which shall be certified by a duly authorized officer of IRG as being true, correct and complete; and

(ii) Agent shall have received evidence of the payment in full of all Debt under the Existing IRG Facility, together with (A) a termination and release agreement with respect to the Existing IRG Facility and all related documents, duly executed by the Obligors and the Existing IRG Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing IRG Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing IRG Lender and covering any portion of the Collateral;

(g) solely with respect to the Tutto Marmo Acquisition:

(i) a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Tutto Marmo Acquisition, the Tutto Marmo Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Tutto Marmo Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Tutto Marmo Acquisitions Assets. Tutto Marmo shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Tutto Marmo Acquisition. The Tutto Marmo Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Tutto Marmo Acquisition Documents, each of which shall be certified by a duly authorized officer of Tutto Marmo as being true, correct and complete; and

(ii) Agent shall have received evidence of the payment in full of all Debt under the Existing Tutto Marmo Facility, together with (A) a termination and release agreement with respect to the Existing Tutto Marmo Facility and all related documents, duly executed by the Obligors and the Existing Tutto Marmo Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Tutto Marmo Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Tutto Marmo Lender and covering any portion of the Collateral;

(h) solely with respect to the Bedrock Acquisition:

(i) a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Parent certifying that, concurrently with the making of the Additional Term Loan to fund the Bedrock Acquisition, the Bedrock Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Bedrock Acquisition and (y) AGM shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Bedrock Acquisitions Assets. Bedrock shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Bedrock Acquisition. The Bedrock Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Bedrock Acquisition Documents, each of which shall be certified by a duly authorized officer of Bedrock as being true, correct and complete; and

(ii) Agent shall have received evidence of the payment in full of all Debt under the Existing Bedrock Facility, together with (A) a termination and release agreement with respect to the Existing Bedrock Facility and all related documents, duly executed by the Obligors and the Existing Bedrock Lender, (B) a termination of security interest in intellectual property for each assignment for security recorded by the Existing Bedrock Lender at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of the Obligors, and (C) UCC-3 termination statements for all UCC-1 financing statements authorized to be filed by the Existing Bedrock Lender and covering any portion of the Collateral; and

(i) Agent shall have received such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Agent in form and substance, as Agent may reasonably request.

EXHIBIT I

POST ~~THIRD~~FOURTH AMENDMENT EFFECTIVE DATE OBLIGATIONS

(a)

Within 60 days following the ~~Third~~Fourth Amendment Effective (or such later date as the Agent may agree to at its sole option), deliver a Deposit Account Control Agreement with respect to each Deposit Account (other than any Excluded Account) listed on Schedule 9.1.9, among the Agent, the Revolver Agent, the applicable Obligor and the Depository Bank, each in form and substance reasonably satisfactory to the Agent.

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EXHIBIT J

SECOND ADDITIONAL TERM LOANS CONDITIONS PRECEDENT

(a) Agent shall have received results of Lien searches, listing all effective financing statements which name as debtor any Obligor and which are filed in the offices referred to in the Guaranty and Collateral Agreement, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent and Permitted Liens, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the and Permitted Liens, shall not show any such Liens;

(b) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents entered into in connection with the Summit Acquisition is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligor in writing.

(c) Agent shall have received a written opinion of Greenberg Traurig, LLP, as well any local counsel to Borrowers, in form and substance satisfactory to Agent.

(d) Agent shall have received copies of the charter documents of each Obligor, certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification.

(e) Agent shall have received evidence of the insurance coverage with respect to the business and operations of the Obligors as the Agent may reasonably request.

(f) Borrowers shall have paid on or before the Fourth Amendment Effective Date all fees and expenses to be paid to Agent and Lenders, including without limitation, all fees and expenses required to be paid pursuant to Sections 3.2 and 3.4;

(g) certificates, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, after giving effect to the making of the Second Additional Term Loan and the transactions contemplated hereunder, (i) Borrowers Obligors are, on a consolidated basis Solvent; (ii) no Default or Event of Default has occurred and is continuing; (iii) the representations and warranties set forth in Section 8 are true and correct in all material respects (without duplication of any materiality qualifier therein); (iv) no litigation, investigation or proceeding before or by any arbitrator

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or Governmental Authority shall be continuing or threatened against any Obligor which could, in the reasonable opinion of Lender, have a Material Adverse Effect on the Collateral, or any Obligor; and (v) each Borrower has materially complied with all agreements and conditions to be satisfied by it under the Loan Documents; and

(h) a certificate, in form and substance satisfactory to the Agent, from a knowledgeable Senior Officer of Ultimate Parent certifying that, concurrently with the making of the Second Additional Term Loan to fund the Summit Acquisition, the Summit Acquisition shall have been consummated on terms and conditions acceptable to Agent and (x) Agent shall be satisfied with the corporate, capital and ownership structures of the Obligors after giving effect to the Summit Acquisition and (y) a Subsidiary of Ultimate Parent shall become the owner, free and clear of all Liens (other than Permitted Liens), of all of the Summit Acquisitions Assets. Summit shall have received all consents necessary to permit the effectuation of the transactions contemplated by the Summit Acquisition. The Summit Acquisition Documents shall be in full force and effect and Agent shall have received fully executed copies of the Summit Acquisition Documents, each of which shall be certified by a duly authorized officer of Summit as being true, correct and complete.

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ANNEX B

SCHEDULE 2.1

to

Financing Agreement

COMMITMENTS OF LENDERS

Lender	Initial Term Loan Commitment[1]	Additional Term Loan Commitment[2]	Second Additional Term Loan Commitment	Total Term Loan Commitment[3]
Cerberus ASRS Funding LLC	$13,807,657.33	$3,187,246.20	—	$16,994,903.53s
Cerberus AUS Levered II LP	$607,493.74	—	—	$607,493.74
Cerberus AUS Levered III LLC	$971,989.97	—	—	$971,989.97
Cerberus ICQ Levered LLC	$2,793,292.29	—	—	$2,793,292.29
Cerberus ICQ Levered Loan Opportunities Fund, L.P.	$3,405,947.04	—	—	$3,405,947.04
Cerberus ICQ Offshore Levered LP	$1,084,351.57	$572,890.88	—	$1,657,242.45
Cerberus Loan Funding XIX, L.P	$2,883,047.76	—	—	$2,883,047.76
Cerberus Loan Funding XVI LP	$5,277,389.05	$1,413,506.80	—	$6,690,895.85
Cerberus Loan Funding XVIII L.P.	$12,632,142.86	—	—	$12,632,142.86
Cerberus Loan Funding XX LP	$1,235,052.22	$358,664.53	—	$1,593,716.75
Cerberus Loan Funding XXII L.P.	$3,948,653.80	$849,167.62	—	$3,948,653.80
Cerberus Loan Funding XXIII L.P.	$1,187,507.34	—	—	$1,187,507.34
Cerberus Offshore Levered III LP	$158,931.73	$3,776,996.34	—	$3,935,928.07
Cerberus Loan Funding XXI L.P.	$15,731,873.11	—	—	$15,731,873.11

[1]	The aggregate principal amount of the Initial Term Loan outstanding as of the Fourth Amendment Effective Date.
[2]	The aggregate principal amount of the Additional Term Loan outstanding as of the Fourth Amendment Effective Date.
[3]

The sum of (i) the aggregate principal amount of the Initial Term Loan outstanding as of the Fourth Amendment Effective Date, (ii) the aggregate principal amount of the Additional Term Loan outstanding as of the Fourth Amendment Effective Date, and (iii) the Second Additional Term Loan Commitment.

‘Cerberus Redwood Levered Loan Opportunities Fund B	$386,630.76	—	—	$386,630.76
Cerberus Redwood Levered A LLC	$1,524,134.50	$1,516,565.04	—
Cerberus Redwood Levered B LLC	$1,899,570.35	$2,277,287.87	—	$4,176,858.22
Cerberus SWC Levered II LLC	$4,151,834.56	$679,977.63	—	$4,831,812.19
Cerberus Cavaliers Levered Loan Opportunities Fund, LLC	—	$331,613.17	—	$331,613.17
Cerberus N-1 Funding LLC	—	$1,082,141.46	—	$1,082,141.46
Cerberus ND Levered LLC	—	$855,302.36	—	$855,302.36
Cerberus Onshore Levered III LLC	—	$2,848,640.11	—	$2,848,640.11
Cerberus Levered Loan Opportunities Fund III, L.P.	—	—	$1,693,862.10	$1,693,862.10
Cerberus NJ Credit Opportunities Fund, L.P.	—	—	$487,388.40	$487,388.40
Cerberus ASRS Holdings LLC	—	—	$2,507,840.80	$2,507,840.80
Cerberus KRS Levered Loan Opportunities Fund, L.P.	—	—	$250,636.32	$250,636.32
Cerberus PSERS Levered Loan Opportunities Fund, L.P.	—	—	$572,917.62	$572,917.62
Cerberus FSBA Holdings LLC	—	—	$455,453.95	$455,453.95
Cerberus ND Credit Holdings LLC	—	—	$295,540.53	$295,540.53
Cerberus StepStone Credit Holdings LLC	—	—	$747,397.15	$747,397.15
Reliance Standard Life Insurance Company	—	—	$988,963.13	$988,963.13

Total	$73,687,500.00	$19,750,000.00	$8,000,000.00	$101,437,500.00